GENERAL PURCHASE AGREEMENT

                                     BETWEEN

                                   AT&T CORP.

                                       AND

                            LUCENT TECHNOLOGIES INC.



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                           GENERAL PURCHASE AGREEMENT

                  THIS GENERAL PURCHASE AGREEMENT (this "General Agreement" or "Agreement"), dated as of February 1, 1996, is by and between Lucent Technologies Inc. and AT&T on behalf of itself and Ordering Companies.
Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                  WHEREAS, the Board of Directors of AT&T has determined that it is in the best interests of AT&T and its shareholders to separate AT&T's existing businesses into three independent businesses; and

                  WHEREAS, AT&T desires to purchase and license telecommunications equipment, systems and services and Supplier is in the business of engineering, furnishing and installing telecommunications systems and equipment, constructing telecommunications networks, providing premises equipment, and providing consulting and other services; and

                  WHEREAS, Lucent Technologies Inc. and AT&T wish to establish the fundamental terms and conditions pursuant to which AT&T shall order, and
Lucent Technologies Inc. shall provide, such telecommunications equipment, systems and services.

                  NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

                                     PART 1
                           COMMON TERMS AND CONDITIONS

                                    ARTICLE I
                                   DEFINITIONS

                  For the purposes of this Agreement, the following definitions shall apply:

                  1.1 ACCEPTANCE means Ordering Company's acknowledgment that Products and Services provided or installed by Supplier have met the Acceptance Test. It is agreed that both parties will respond to their obligations regarding completion of Acceptance in a prompt and expeditious manner. Unless Supplier receives written notification indicating otherwise from Ordering Company, Acceptance will be deemed to have occurred thirty (30) days after Supplier's notice of its completion, unless a longer Acceptance Test Period has been agreed to. Acceptance of a particular release of Software in the ITN or in the First Field Application shall constitute Acceptance of all copies of such Software to be provided Ordering Company, regardless of when each such copy of such Software is installed on its Designated Processor.


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                  1.2 ACCEPTANCE DATE means the date on which Supplier's Product or Software successfully completes the applicable Acceptance Test, or, unless Supplier receives written notice indicating otherwise from Ordering Company, thirty (30) days after Supplier's notice of completion, whichever occurs sooner.

                  1.3 ACCEPTANCE TEST means the test upon Supplier's Product or Software agreed upon by the parties, which may be performed by or on behalf of Ordering Company during the Acceptance Test Period to determine whether the Product or Software meets the applicable Specifications.

                  1.4 ACCEPTANCE TEST PERIOD means the period of time in days, agreed upon by the parties and specified in the applicable Order or Supplemental Agreement, during which the Acceptance Test shall be completed. In the absence of such agreement, the Acceptance Test Period shall conclude thirty (30) days from delivery of the Product or Licensed Materials to Ordering Company.

                  1.5 ACTION as used in Section 5A.1(a), AGREEMENT TO ARBITRATE, means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

                  1.6 ACTIVE LICENSED SOFTWARE PRODUCT means an Application Software Product that is actively embedded at Ordering Company sites and has been the subject of some Product sales activity with any Ordering Company in the previous three (3) years;

                  1.7 ADDITIONAL WORK means Work covered by a Change Order.

                  1.8 AFFILIATE of a party means a United States company or other entity which is under common control with, controls, or is controlled by, such party to this Agreement, as long as such control exists, where "control" is defined as ownership greater than fifty percent (50%) of the equity or beneficial interest of such entity or the right to elect or to appoint a majority of the board of directors or other governing body of such entity.

                  1.9 AGREEMENT means this Agreement and any Work Orders or
Change Orders issued pursuant thereto.

                  1.10 AGREEMENT DOCUMENTS, as referred to in Article 11 means this Agreement, any Special Conditions, Drawings, Specifications, Supplementary Specifications which have been or will be mutually agreed upon.

                  1.11 APPLICATION FOR PAYMENT means a proforma completed work summary with supporting documentation from Supplier to Ordering Company.


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                  1.12 APPLICABLE  DEADLINE has the meaning set
forth in Section
5A.3(b), DEMAND FOR ARBITRATION.

                  1.13 APPLICATION SOFTWARE means Software that operates on a generally available computer system and serves a function other than controlling the fundamental operation of the computer system on which it is loaded (i.e., does not serve as a computer operating system). Application Software excludes all Software that is utilized by the 5ESS(R) Switch.

                  1.14 AR means Assistance Request. Defect AR is an Ordering Company Assistance Request due to a failure of the Product to perform to Specifications and requires a design change to resolve. Service AR is an Ordering Company Assistance Request due to a non-defect system problem or to answer a technical question.

                  1.15 ARBITRATION ACT means the United States Arbitration Act, 9 U.S.C. Sections 1-14, as the same may be amended from time to time.

                  1.16  ARBITRATION  DEMAND  DATE has the  meaning  set forth in
Section 5A.3(a), DEMAND FOR ARBITRATION.

                  1.17  ARBITRATION  DEMAND  NOTICE has the
meaning set forth in
Section 5A.3(a), DEMAND FOR ARBITRATION.

                  1.18 ARM means Assistance Request Management.

                  1.19 AT&T means AT&T Corp., a New York
corporation.

                  1.20 AT&T EH&S PRACTICES as referenced in Article 11 means environmental, health and safety practices that AT&T promulgates for use in its own domestic operations and which it has provided to Supplier in the manner by which notices are provided.

                  1.21 BENEFICIAL OCCUPANCY means the utilization by Ordering Company of Work constructed by Supplier before Final Acceptance.

                  1.22 BILL OF MATERIALS means the list of major material items by quantity to be ordered for a Work Order, which is taken from the Drawings after the Work Order is engineered.

                  1.23 CALL RECEIPT means the process of ensuring that the Ordering Company Assistance Request is referred to the appropriate Supplier technical support group responsible for resolution. This task involves answering the telephone (or electronic inquiry), gathering pertinent Ordering Company and technical data, determining the destination of the request for analysis to ascertain if and how to bill Ordering Company for the Service being provided.


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                  1.24 CHANGE ORDER as referred to in Article 11 means a written
Order by Ordering Company on its Change Order Form requesting a change to the Work, as approved by Supplier, e.g., to approve variations in quantity or method of Work.

                  1.25 COMPLETION DATE means the date by which Supplier and Ordering Company agree in writing that the Work is to be completed.

                  1.26 COMPLETION SCHEDULE means the schedule for completion of the Work contained in a Work Order or another writing signed by the parties.

                  1.27 CONSULTATION SUPPORT means technical assistance delivered by telephone, electronic mail and/or telefax from Supplier's location via the Call Receipt function.

                  1.28 CONSTRUCTION DELAY is defined in Section
11.21, NOTICE OF
LABOR DISPUTES, below.

                  1.29 CPR, as used in Article 5A, means the Center for Public
Resources.

                  1.30 CUSTOM SOFTWARE as referred to in Article 9 means the Source Code, Object Code and Related Documentation developed by Supplier solely on behalf of Ordering Company and in which Ordering Company has an ownership interest (up to 100%) as specified in a Supplemental Agreement.

                  1.31  CUSTOMER   CONNECTIVITY   means  the  project  in  which
Supplier, pursuant to a Supplemental Agreement, is building a Network for AT&T in various states of the United States to provide local telephone service.

                  1.32 DEMOBILIZATION as referred to in Article 11 means compensation to Supplier for labor, equipment and load associated with ceasing an operation due to Construction Delay and moving to another site.

                  1.33 DESIGNATED PROCESSOR means the Product for which licenses to Use Licensed Materials are initially granted.

                  1.34 DIFFERING SITE CONDITIONS means (1) subsurface or latent physical conditions at the Site differing materially from those indicated in the Agreement Documents, or (2) unknown physical conditions at the Site, differing materially from those ordinarily encountered and generally recognized as inherent in Work of the character provided for in Article 11 or (3) conditions differing materially from those indicated in the Agreement Documents and found to be archaeologically, historically or culturally sensitive.

                  1.35 DISCONTINUED AVAILABILITY (DA) means a Supplier issued Discontinued Availability announcement, which is written notice to Ordering Company that Supplier will cease


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production of a specific  Product or  technology.  This notice will also specify the last date that Supplier will accept an equipment order (EO) from Ordering Company and a timeline for how long Supplier will continue maintenance support for the specific Product or technology.

                  1.36 DRAWINGS means the approved plans, profiles, working drawings, and supplemental drawings, or exact reproductions thereof, which show the location, character, dimensions, and details of the Work to be done, except for shop drawings provided by Supplier.

                  1.37 EFFECTIVE DATE means January 1, 1996.

                  1.38 ENGINEER as referred to in Article 10 means a designation reserved for a person or organization working for Ordering Company assigned and/or identified to perform engineering services, including but not limited to:
development of project requirements;  creation of product design;
preparation of
drawings, Specifications and bidding requirements; and provision of Services during the construction phase of the project.

                  1.39 ENHANCEMENTS as referred to in Article 9 means new releases of Software, Software improvements and Software upgrades.

                  1.40 EXPORT  means,  without  limitation,  physical  shipment;
transmittal by any means (including electronic); oral, written, or visual disclosure, either inside or outside the United States to a non-United States national.

                  1.41 FIELD ORDER as referred to in Article 11 means a verbal direction, confirmed by a Change Order, within the Scope of Work issued to Supplier which interprets the Agreement Documents, excluding Article 11, or authorizes minor variation in the Work from the requirements of the Agreement Documents which Supplier agrees does not increase the unit prices but may change the units that make up affected work.

                  1.42 FINAL ACCEPTANCE means a written Acceptance of the Work signed by an authorized Ordering Company representative issued when all the Work is acceptably completed and all items on the Punch List have been completed.
Punch List means the list of deficiencies to be corrected or completed as a result of the final inspection of the Work.

                  1.43 FIRMWARE means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such hardware.

                  1.44 FIRST FIELD APPLICATION shall mean the first installation of Software in AT&T's live network.

                  1.45 FIT means physical size or mounting arrangement (e.g., electrical or mechanical connections).


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                  1.46 FORCE MAJEURE  means fires,  strikes,  riots,  embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, shortages of or inability to secure materials and/or transportation facilities, non-regulatory acts or omissions of government carriers, suppliers or other third parties, or other causes beyond a party's control whether or not similar to the foregoing.

                         1.47 FORM means physical shape.

                  1.48 FUNCTION means product features.

                  1.49 GOVERNMENTAL AUTHORITY as used in Article 5A shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  1.50 HARDWARE DEPLOYMENT means the hardware fix, as the result of a Product change notice, which is deployed pursuant to an Order or Supplemental Agreement.

                  1.51 INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, Specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

                  1.52 INITIAL RESPONSE TIME means the time it takes for Ordering Company to reach a Subject Matter Expert once Ordering Company contacts Supplier Call Receipt group.

                  1.53 INSTALLATION COMPLETE DATE means the date on which a Product or Software or System is installed by Supplier at the desired location and, for Licensed Materials, is ready for Use by an Ordering Company.

                  1.54 INTELLECTUAL PROPERTY AGREEMENTS means the Patent License Agreement, Patent Assignments, Patent Defensive Protection Agreements, Patent Joint Ownership Agreement, Technology License Agreement, Technology Assignment and Joint Ownership Agreement, (in each case, as defined in the Separation and Distribution Agreement dated as of the date hereof by and among AT&T, NCR and Supplier (the "Separation and Distribution Agreement")).

                  1.55 LICENSED MATERIALS means the Object Code and Related Documentation wherein the parties may mutually agree to special terms and conditions, such as field use restrictions, restrictions on use by third parties and the like as specified in a Supplemental Agreement. In addition, Licensed Materials may include Source Code but only if so specified in a Supplemental Agreement.


                  1.56 LUCENT TECHNOLOGIES means Lucent
Technologies Inc., a
Delaware Corporation.


                  1.57 LUMP SUM PRICE means a price other than a Unit Price agreed upon in writing by the parties for a specific item of Work prior to scheduling of the item of Work.


                  1.58 MAJOR HOLIDAYS (or Company-designated day of observance)

                           New Years Day
                           President's Day (Massachusetts)
                           Patriot's Day (Massachusetts)
                           Memorial Day
                           Independence Day
                           Labor Day
                           Columbus Day (Massachusetts)
                           Thanksgiving Day
                           Day Following Thanksgiving
                           Christmas Eve (Massachusetts)
                           Christmas Day


                  1.59 MAKE READY COORDINATION as referred to in Article 10 means additional assistance offered by Supplier for compensation at agreed upon rates.


                  1.60 MATURE SOFTWARE PRODUCT means an Application Software Product that has not been the subject of any Product sales activity with any Ordering Company within three (3) years.


                  1.61  MANAGEMENT  NOTIFICATION  means  the
internal  Supplier
process that sets the minimum standards by which Supplier management will become aware of a problem. The intent of escalating a problem is
(a) to  bring
additional resources together to resolve it, (b) to apprise management of the situation, or (c) to acknowledge notification by contacting
Ordering Company.


                  1.62 METHOD OF PROCEDURE (MOP) means a detailed, documented methodology, as referenced in AT&T Practice 790-100-421AC, developed by the OSWF (defined in 1.68), and its support departments, listing the Work to be performed and the procedures to be followed for any construction, Software Product Update, or maintenance activity near an AT&T plant.

                  1.63 MODIFICATIONS as referred to in Article 9 means Ordering Company additions to, deletions from or merges of Software with one or more programs owned or licensed by Ordering Company that results in an updated or otherwise modified software.


                  1.64 NCR means NCR Corporation (formerly named AT&T Global Information Solutions Company), a Maryland corporation.



                  1.65 NEW SOFTWARE PRODUCT as referred to in Article 10 means an Application Software Product initially licensed to Ordering Company after execution of this Agreement.


                  1.66 OBJECT CODE means the fully compiled or assembled series of instructions, written in machine language, ready to be loaded into the computer, that guides the operation of the computer.

                  1.67 ON-SITE ASSISTANCE means technical assistance provided by a Supplier's engineer at Ordering Company's site at Ordering Company's request, and as agreed to by Supplier.

                  1.68 ON-SITE WORK FORCE (OSWF) means local Ordering Company personnel responsible for the operation, maintenance, and protection of operating plant.

                  1.69 ORDER means any written or electronic request, other than a Supplemental Agreement, that is presented to Supplier by an Ordering Company in accordance with the terms of this Agreement to purchase Products or Services or to license Licensed Materials from Supplier.

                  1.70 ORDERING COMPANY means any one of (a) AT&T, (b) an Affiliate, of AT&T (c) a United States entity at least twenty-five percent (25%) of the ownership interest of which is owned directly or indirectly by AT&T; or
(d) a non-United States entity at least twenty five percent (25%) of the ownership interest of which is owned directly or indirectly by AT&T and in which the other party (or parties) in the non-United States entity is not a telecommunications services provider(s). An Ordering Company must be designated in writing by AT&T. Orders or Supplemental Agreements will be contractual relationships between Ordering Company and Supplier and only Ordering Company and Supplier shall have the respective rights and duties of buyer and seller thereunder.

                  1.71 ORDERING COMPANY'S INFORMATION means certain material and technical and business information, owned or controlled by Ordering Company or any of its Affiliates, relating to the operation of Ordering Company's business operations. The term also means and includes any associated information developed prior to the effective date of this Agreement by the AT&T business units and other organizations which compose Ordering Company, regardless of whether such information was originally disclosed to Supplier in written or other tangible form.


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                  1.72 ORDERING COMPANY NOTIFICATION  BULLETINS mean the written notices transmitted to Ordering Company that alert Ordering Company of potential Product conditions or configurations which could have a negative affect on Ordering Company operations.

                  1.73 ORDERING COMPANY REPRESENTATIVE means the person representing Ordering Company responsible for overall coordination and management of the project activities as designated in the Agreement. The Ordering Company Representative is an employee of Ordering Company.

                  1.74 OTHERS means an entity other than Supplier that has been contracted by Ordering Company to perform a portion of Work on a project.

                  1.75 PERFORMANCE METRICS as referred to in Article 10 means Supplier's performance objectives regarding the manner in which it Responds, Restores, and Resolves Ordering Company's request for Ordering Company Technical Support called in through Supplier's Call Receipt function. Ordering Company requests that do not go through Supplier's Call Receipt function are excluded from the Performance Metrics.

                  1.76 PRICE means the price for the Work to be performed by Supplier as set forth in the Work Order, Change Order, Supplemental Agreement or other document(s) signed by the parties.

                  1.77 PROBLEM MANAGEMENT means the procedures and actions performed or required to be performed by Supplier upon written or oral request of Ordering Company to investigate and manage the resolution of a reported condition in a manner that provides Ordering Company with a single interface.

                  1.78 PROBLEM RESOLUTION means the analysis of the technical data to determine, at minimum, a short term resolution. Depending upon the analysis results, the response to Ordering Company may be in the form of technical advice, a procedure performed by Supplier support personnel, or a software product update. Technical questions or inquiries regarding the operation or use of the Product are also handled under this task.

                  1.79 PRODUCT means systems, equipment and parts thereof, but the term does not mean Software whether or not such Software is part of Firmware.

                  1.80 PROPOSAL means the proposal or bid prepared by Supplier, making reference to this Agreement.

                  1.81 RELATED DOCUMENTATION as referred to in Article 9 and in this Article 1 means materials useful in connection with Software, such as, but not limited to, flow charts, logic


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diagrams, program descriptions, and Specifications. No Source Code versions of
Software are included in Related Documentation.

                  1.82 REMOBILIZATION as referred to in Article 11 means compensation to Supplier for labor, equipment and load associated with returning to an operation that was demobilized. See "Demobilization".

                  1.83 RESOLVE means that a permanent solution to the problem has been provided. For service ARs, Resolution means that the question has been answered to Ordering Company's satisfaction. For defect ARs, Resolution means either that a final correction to the defect has been released to Ordering Company or that Supplier has notified Ordering Company that the defect will not be repaired.

                  1.84 RESOLVE TIME means elapsed time between the time Ordering Company contacts Supplier through Supplier's Call Receipt function and the time Ordering Company is supplied a permanent solution.

                  1.85 RESPOND means an engineer has contacted
Ordering Company
regarding a particular Assistance Request.

                  1.86 RESTORE means that the Product or major feature of the Product is temporarily operative, but a permanent resolution has not yet been provided. Restore may mean that a software patch has been provided to temporarily correct the problem, or a workaround has been implemented.

                  1.87 SCOPE OF WORK means the agreed upon scope of work set forth in an executed Supplemental Agreement (e.g., for Customer Connectivity) or Work Order. The Scope of Work may include: field and building surveys, route planning, Make Ready Coordination, design engineering, material logistics, civil construction, placing, splicing, Acceptance Testing, work print, as built and OSP records generation, and project management.

                  1.88  SERVICE  means the  services  provided by Supplier  with respect to or independent from Supplier's Products and Software and the operation of Ordering Company's business including, but not limited to, any type of: (1) professional services including architecture planning or design, consulting, program management, system integration and testing/verification; (2) network engineering services including preparation of equipment Specifications, preparation and updating of office records, and data creation/data management services; (3) installation and equipment removal; (4) outside plant engineering/construction services and cable mining; (5) maintenance, repair, exchange/replacement, customer technical support, help desk, and diagnostic services; (6) software development; (7) initial site/new start, migration, trials, provisioning, retrofitting and update/upgrade services; (8) training in any form; (9) logistics (transportation, warehousing staging, etc.); and (10) such other services as Supplier may offer and Ordering Company may purchase from time to time.


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                  1.89  SERVICE  PERFORMANCE  REPORTS  (SPR) means  reports that validate the agreed to Respond, Restore, and Resolve Ordering Company's request for Ordering Company Technical Support.

                  1.90 SERVICE RESTORATION TIME means the elapsed time between the time Ordering Company contacts Supplier through Supplier's Call Receipt function and the time the system is restored to service.

                  1.91 SEVERITY LEVEL means the condition of the system when Ordering Company makes an Assistance Request.

                  1.92 SEVERITY LEVEL ONE means the condition which exists when the system is inoperative and Ordering Company's inability to use the Product has a critical effect on Ordering Company's operations. The condition is generally characterized by complete system failure and requires immediate resolution or correction.

                  1.93 SEVERITY LEVEL TWO means the condition which exists when the system is partially inoperative, but the system is still usable by Ordering Company. The inoperative portion of the Product severely restricts Ordering Company's operations but has a less critical effect than a Severity Level One condition.

                  1.94 SEVERITY LEVEL THREE means the condition which exists when the system is usable by Ordering Company, but with limited functions. The condition is not critical to overall Ordering Company operations and does not severely restrict such operations.

                  1.95 SEVERITY LEVEL FOUR means the condition which exists when the system is usable and a means of circumventing the condition has been found. This condition does not materially affect Ordering Company's operations.

                  1.96 SITE means all Work areas where any Work is required to be performed as set forth in the Agreement Documents, excluding permanent locations of Supplier and its suppliers and subcontractors.

                  1.97 SOFTWARE means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a central processing unit; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium.

                  1.98 SOFTWARE PRODUCT means the Software that Ordering Company has been granted a license to use by Supplier.


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                  1.99 SOFTWARE  PRODUCT  DEFECT means an error  condition  that causes the Software Product to fail to operate in compliance with Supplier's documented Specifications available at time of Licensed Software
Product sale.

                  1.100 SOFTWARE PRODUCT UPDATES means changes to the original licensed Software Product and third party Software to correct defects or provide accommodations not originally included in Supplier's documented Specifications available at the time of the Software sale. Software Product Updates include both corrections and accommodations requested by customers as well as corrections and accommodations requested by other Ordering Companies. Software Product Updates may be distributed through point issue releases on magnetic media or Broadcast Warning Messages (BWM's), Software Updates (SU's), or other on-line delivery mechanism.

                  1.101 SOURCE CODE means any version of Software incorporating high-level or assembly language that generally is not directly executable by a processor.

                  1.102 SPECIAL CONDITIONS means detailed provisions in the Specifications referred to under Section 11.23, Application for Payment; Terms of Payment, pursuant to which Supplier can petition AT&T for additional compensation.

                  1.103 SPECIFICATIONS means the technical specifications for particular Products, Software and Services of Supplier or its vendor furnished hereunder.

                  1.104 SPECIFICATIONS OR STANDARDS as referred to in Article 11 means the Specifications for outside plant construction as agreed upon by the parties for each project, Work Order, or Supplemental Agreement. (For Customer Connectivity, the August 1992 Lightguide Cable Systems Outside Plant Standards Handbook and the Specifications set forth in AT&T's standard construction Specifications, each as amended and agreed by parties.) All projects, Work Orders and Supplemental Agreements are subject in addition to the work practices set forth in Section 11.18, ARCHAEOLOGICAL SITES; ENVIRONMENTAL PROTECTION.

                  1.105 START DATE means the date on which Supplier and AT&T agree in a Work Order or in some other writing that the Work is due to begin.

                  1.106 SUBCONTRACTOR means a person or
organization who has a
direct contract with Supplier.

                  1.107  SUPPLEMENTAL   AGREEMENT  means  a  contemporaneous  or
subsequent purchase agreement between an Ordering Company and Supplier which incorporates all of the terms of this Agreement.

                  1.108 SUPPLEMENTARY SPECIFICATIONS means mutually agreed upon Specifications which, by modifying or supplementing the Specifications, describe conditions unique to a particular project.

                  1.109 SUPPLIER means Lucent Technologies Inc.

                  1.110 SUPPLIER'S INFORMATION means certain material and technical or business information, owned or controlled by Supplier or any of its Affiliates, relating to the operation of Products or Software, materials used in the provision or manufacture of Products and Software, or relating to Supplier's Services. The term also means and includes any part, component and associated information developed prior to the effective date of this Agreement by the business units and other organizations which compose Supplier, regardless of whether such information was originally disclosed to AT&T or an Ordering Company in written or other tangible form.

                  1.111 SUPPLIER'S MANUFACTURED PRODUCT means a Product manufactured by Supplier or manufactured by an original equipment manufacturer to Supplier's Specifications. Supplier's Manufactured Product includes Vendor Items that are embedded in Products manufactured by Supplier.

                  1.112 SUPPORT SERVICES means Supplier's assistance at Supplier's location analyzing the applicable Software or Hardware/Firmware problem (as defined in the Order), remedying defects, and handling service calls reported by Ordering Company through the Call Receipt function. Support Services may be purchased by Ordering Company pursuant to the provisions set forth in this Agreement.

                  1.113 SYSTEM means the integrated Products and Software as described in associated Specifications.

                  1.114 UNIT ADJUSTING PRICE means a Price in the Work Order, Change Order or Supplemental Agreement that compensates Supplier on a unit basis for deviations from the defined scope of Work. The number of adjusting units will subsequently be determined from the engineered Drawings or actual occurrences as accepted by the Engineer.

                  1.115  UNIT  PRICE   means  a  Price  in  the  Work  Order  or
Supplemental Agreement for a defined scope of Work on a unit basis. The number of units will subsequently be determined from the engineered Drawings

                  1.116 UNITED STATES means the fifty (50) states, District of Columbia, Puerto Rico and the United States territories.

                  1.117 USE with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a processor for execution of the instructions and tables contained in such Licensed Materials.

                  1.118 VENDOR ITEM means a Product or partial assembly of products furnished by Supplier, but not manufactured by Supplier but supplied pursuant to its procurement specifications. An item ceases to be a Vendor Item when it becomes embedded in a Supplier's Manufactured Product.

                  1.119 WARRANTY PERIOD means the period of time listed in the respective Warranty clauses herein for Products, Licensed Materials or Services which, unless otherwise stated, commences for Products and Licensed Materials on the earlier of the date of shipment, or, if installed by Supplier, on the Acceptance Date, and for Services, commences on the Acceptance Date of the Service.


1.120 WORK is defined in Section 11.2, WORK; SUPPLIER; MATERIALS; PERMITS; RAILROADS; SECURITY, below.

                  1.121 WORK ORDER means the specific Outside Plant Services requested by Ordering Company pursuant to this Agreement. Work Order shall contain the information set forth in Section 11.5, WORK ORDERS;
CHANGES, below.

                                   ARTICLE IA
                               NATURE OF AGREEMENT

                  1A.1 PURPOSE AND SCOPE OF THIS AGREEMENT. The purpose of this Agreement is to permit Supplier to provide and Ordering Company to receive Supplier's Products, Licensed Materials, and Services. This Agreement shall govern all transactions pursuant to which Supplier provides Products, Licensed Materials and Services to AT&T and Ordering Companies. AT&T and Supplier will develop a template no later than June 30, 1996 for use when AT&T or Ordering Company is ordering Products, Licensed Materials and Services from Supplier pursuant to this Agreement for use outside the United States. This template will be used as the starting point for Supplemental Agreements to address such purchases and will address the additional country and customer-specific terms and requirements with the particular transaction. This Agreement shall govern Supplier's sale and licensing to Ordering Companies of Supplier's Products, Licensed Materials and Services for Ordering Companies' internal business uses only, and does not permit AT&T to resell or sublicense any Products, Licensed Materials or Services provided hereunder as a distributor of same. However, this Agreement, including any restrictions on use, resale and transfer is not intended to prohibit Ordering Company from reselling or transferring Products and Licensed Materials no longer needed for the operation of its business, provided, that, in the case of Software, such transfers are made in accordance with the provisions of Article 9. All terms and conditions governing resale or sublicensing of Supplier's Products, Licensed Materials and Services as a distributor shall be addressed in a separate agreement.

This Agreement is organized in the following manner: Part 1 sets forth the common terms and conditions that apply to all sales and licenses executed pursuant to this Agreement, unless otherwise stated in Part 2. Part 2 sets forth the additional terms and conditions which govern Supplier's provision of network infrastructure Products, Licensed Materials and Services, other than such items currently provided by Supplier's Business Communications Systems business unit, previously known as "GBCS," ("BCS"). Part 3 sets forth the additional terms and conditions which govern Supplier's provision of Products, Licensed Materials and Services provided by BCS.

                  1A.2 STATEMENT OF ASPIRATIONS. In an effort to ensure that the parties remain fully focused upon their shared objectives and aspirations, the parties agree that the following principles shall govern their work together during the term of this Agreement:


                (a) Both parties want Lucent Technologies Inc. to provide AT&T with Products, Licensed Materials and Services that confer significant offer differentiation, premium value and operating cost reduction consistent with
AT&T's brand equity, and shall work together so that Lucent
Technologies Inc.
may assist AT&T in this manner;



                  (b) The parties recognize that Supplier's pricing of Products, Licensed Materials and Services must balance two fundamental requirements:
AT&T's requirement for the lowest possible operating costs and Supplier's requirement for adequate return on and recovery of investment;

                  (c) The parties shall at all times take care to conduct themselves with the highest integrity, to respect all individuals, and to obtain the maximum benefits of a shared end user customer focus, effective teamwork and the parties' innovativeness; and

                  (d) The  parties  desire to  maintain a
relationship  that is
warm, open and mutually profitable.

                  1A.3 VOLUME COMMITMENT. (a) AT&T commits that the aggregate amount paid by Ordering Companies (including AT&T Wireless Services Inc.) to Supplier during the calendar years 1996, 1997, and 1998 for Products, Licensed Materials, and Services, pursuant to this Agreement, any Supplemental Agreement, any other agreement or otherwise, between an Ordering Company and Supplier for Supplier's provision of Products, Licensed Materials or Services to an Ordering Company, will total at least three billion dollars ($3,000,000,000). If that commitment is not fulfilled by December 31, 1998, Supplier shall, in January 1999, bill AT&T a carrying charge equal to the shortfall at December 31, 1998, multiplied by the Prime Rate (as defined in the Separation and Distribution Agreement) plus two percent (2%). Thereafter, Supplier shall, each month, bill AT&T a carrying charge equal to the shortfall, if any, at the end of the preceding month, multiplied by 1/12 multiplied by the Prime Rate plus two percent (2%). Such billing shall continue until the three billion dollar ($3,000,000,000) commitment is fulfilled. AT&T will pay these bills as set forth in Section 3.2, INVOICES AND TERMS OF PAYMENT. The remedy in this Section 1A.3, VOLUME COMMITMENT, is

Supplier's exclusive remedy for AT&T's failure to fulfill the three billion dollar ($3,000,000,000) volume commitment.

                  (b) AT&T expects, but does not commit, that Products, Licensed Materials and Services in the amount of one billion three hundred million dollars ($1,300,000,000), out of the three billion dollar($3,000,000) total volume commitment, will be ordered in 1996. Therefore, the shortfall billing and payment arrangement set forth in subparagraph (a) above does not apply to failure to meet this expectation by the end of 1996.

                  (c) Prior to the Closing Date (as defined in the Separation and Distribution Agreement), AT&T shall deliver to Supplier as advance payment for purchases of Products, Services, Software, or Licensed Materials an amount equal to five hundred million dollars ($500,000,000). Commencing on January 1, 1997, Supplier shall apply a portion of such amount as a credit against any undisputed invoiced amounts due and payable to Supplier from AT&T or, if AT&T shall so specify at any time, from any other Ordering Company, on or after January 1, 1997, in full satisfaction of all obligations of AT&T or any such Ordering Company then due in connection therewith. Supplier shall continue to so apply such advance payment as a credit against such undisputed invoices until fully applied.

                 1A.4 GOVERNING TERMS. (a) Current Order Performance: On the Effective Date of this Agreement, Supplier shall be in the process of performing several Ordering Company orders, some of which have not been the subject of written Orders and purchase agreements. In addition, Supplier shall be following many existing engineering, installation and maintenance practices and procedures that have been developed mutually by Supplier and Ordering Company but have not been completely documented. The parties intend that Supplier shall continue to provide the same Products, Services and Licensed Materials which Supplier is providing or has agreed to provide each Ordering Company (hereinafter "Pending Orders") subject to the availability of third party components and provided that Ordering Company shall retroactively compensate Supplier for any Products, Licensed Materials and Services provided by Supplier without compensation at the prices and rates set forth in any mutual agreements entered into. Such retroactive compensation shall begin no earlier than the Effective Date and shall be capped at twenty million dollars ($20,000,000) per month. Supplier shall not be liable for any injury to Ordering Company that results from Supplier's employees and/or contractors failure to be aware of practices and procedures that had not, at the time of Supplier's actions, been reduced to writing. Supplier and Ordering Company recognize that the existing practices and procedures will need to be reevaluated in light of the restructure of AT&T. As part of this reevaluation,

Supplier and Ordering Company may decide to continue existing practices and procedures or one party may notify the other that it wishes to change or eliminate certain practices or procedures.


The parties agree to use their best efforts to identify any other Products, Licensed Materials and Services provided by Supplier to Ordering Company that require commercialization and to formalize such undocumented arrangements in a commercially reasonable manner that is consistent with the terms and conditions contained herein no later than March 31, 1996. The parties acknowledge that such formalization and modification of those arrangements may result in changes in the terms and conditions pursuant to which such items are provided. All agreements will be reduced to writing which will govern transactions between Supplier and all Ordering Companies, unless otherwise agreed to. If the parties are unable to negotiate a satisfactory resolution, the dispute resolution provisions of Article 5A herein shall apply. Services not currently performed by Supplier are not covered under this Section 1A.4, GOVERNING TERMS, and will be covered under separate Supplemental Agreements.

With respect to Pending Orders, this Agreement is incorporated by reference, however, in the event of conflict between the terms and conditions of this Agreement and the terms and conditions of Pending Orders, the terms and conditions of Pending Orders shall prevail over the terms and conditions of this Agreement until such time that the Pending Orders are formalized, terminated or expired.

                  (b) Future Procurements: All future Orders and Supplemental Agreements pursuant to which Supplier provides Products, Licensed Materials and Services to AT&T Company shall be deemed to incorporate and be subject to the terms and conditions of this Agreement, regardless of whether any such Order or Supplemental Agreement expressly incorporates this Agreement by reference, unless such Order or Supplemental Agreement expressly provides that it is not subject to this Agreement. To the extent that any exhibit to this Agreement or any document other than a Supplemental Agreement conflicts with the body of this Agreement, the body of this Agreement shall prevail over such exhibit or other document. To the extent that a Supplemental Agreement conflicts with this General Purchase Agreement, the Supplemental Agreement shall prevail over the body of this Agreement. To the extent that the Supplemental General Purchase Agreement, No. LC3757D, conflicts with either or both of this Agreement and a Supplemental Agreement, the Supplemental General Purchase Agreement shall prevail over those other agreements.

                 1A.5 TERM OF AGREEMENT. This Agreement shall become effective on the Effective Date and shall continue in effect for a period of five (5) years. The term of this Agreement shall thereafter be automatically extended for additional one (1) year periods unless either party provides the other party one
(1) year's prior written notice of its desire to permit this Agreement to expire without further extension of its term, in which event this Agreement shall expire on the day before this Agreement would otherwise be automatically extended. The amendment or termination of this Agreement shall not affect the obligations of an Ordering Company or Supplier under any then existing Order or Supplemental Agreement issued under this Agreement.

                  1A.6 TRANSITION PERIOD. Although all terms of this Agreement are effective on the Effective Date, the parties recognize that complete implementation of certain terms depends upon the development and deployment of necessary practices and systems. Those terms include, but are not limited to:

                  -  Section  2.1 -  Orders  -  Section  2.2 -
Order  Acceptance
                  Section  2.6 - Order  Cancellation  and  Holds
-  Section  3.1
                  Pricing - Section 3.2 - Invoices and Terms of
Payment  Section
                  5.1 -  Ordering  Companies  Remedies  - Section
5.2  Supplier
                  Performance  - Section 6.21 - Record  Retention
- Section 8.16
                  Planning Information for Orders for
                         Commercially Available Products

Both parties agree to use their reasonable best efforts to develop and deploy those practices and systems underlying these and other terms as promptly as possible, but not later than March 29, 1997. The inability of either party to comply with any of these terms as a result of not having developed and deployed such practices and systems prior to March 29, 1997, will not be construed a breach of contract, provided, however, that if such Supplier's delay in developing and deploying necessary practices and systems delays affording Ordering Company the benefits of the Pricing Agreement, Supplier shall afford those benefits to Ordering Company, as promptly as possible, retroactive to the Effective Date.

                  1A.7 PURCHASES BY AT&T'S AFFILIATES. This
Agreement shall
govern purchases from Supplier by AT&T, its Affiliates and Ordering Companies, but shall not govern purchases by other entities.

                  1A.8 ADDITIONAL TECHNOLOGY RIGHTS. Supplemental Agreements may provide, on a case-by-case basis, for Ordering Company's ownership (up to and including 100% ownership) of specified intellectual property rights in technology newly developed by Supplier solely on behalf of Ordering Company. In the event technology is licensed by Supplier to Ordering Company, Supplier may agree to grant Ordering Company (a) the right to make, have made, use, sell, modify, offer for sale or import specified Products and provide specified Services and (b) the title and intellectual property rights to certain modifications and resulting derivative works made by Ordering Company.

                                   ARTICLE II
                              ORDERING AND DELIVERY

                  2.1 ORDERS. (a) All Orders, including electronic Orders, shall contain the information necessary for Supplier to fill the Order.
Such
information shall include, but not be limited to:

                  (i) Ordering Company's requested ship date or
                            requested complete date;

                           (ii) The date of the Order;

                           (iii) A reference to this  Agreement,
including  its
         contract number and any applicable firm price quote, Supplemental
         Agreement, or other Supplier pricing information;

                  (iv) The Price of the item being purchased or
              licensed or the means by which the Price is derived;

                           (v)  A  complete  list  of  the
Products,   Licensed
         Materials and Services requested, specifying, as applicable, quantity,
         Supplier's model number, the type and periods of any maintenance or consulting Service ordered (including Service Start Date, a description of the Services to be provided and, if applicable, the items to be maintained), Supplier's Specification number (by issue or generic number), Telephone Equipment Order ("TEO") or other agreed upon
         Specification or other Supplier identification;

                           (vi) The  address or  location  to
which  Products or
         Licensed Materials are to be delivered or the location where Services are to be performed including a description, the serial number (if available)  and the  location  of any  Designated
Processor  for which
         Licensed Materials are being furnished; and

                           (vii) The address to which Supplier's
invoice is to
         be sent electronically.

                  (b) Unless otherwise agreed in writing, the planning intervals for engineering, delivery and installation for commercially available Products to be provided by Supplier shall be as set forth in Exhibit 2-1, which will be updated quarterly by mutual agreement of the parties. These intervals are for planning purposes only; Supplier's scheduled delivery and performance dates set forth in (i) an accepted Order for Products; or (ii) for Licensed Material, or an accepted Order or the appropriate Supplemental Agreement are firm commitments and shall govern the parties' performance. Unless agreed otherwise in writing, no provision, term or condition, or data on any Order or contained in any document attached to or referenced in any Order, Supplemental

Agreement, or any other subordinate document (such as a shipping release) shall be binding, except data necessary for Supplier to fill the Order. Electronic Orders shall be binding on Ordering Company notwithstanding the absence of a signature. All schedules and requested dates are subject to Supplier's concurrence.

                  (c) For construction Services, Ordering Company shall place Orders at an agreed upon time period prior to the applicable construction start date. In the event that Ordering Company is not ready to receive shipment on the scheduled delivery date, Ordering Company shall reimburse Supplier for any reasonable warehousing, handling, hoisting and idle time costs sustained during the delay period.

                  2.2 ORDER ACCEPTANCE. All Orders are subject to acceptance by Supplier. Supplier shall have twenty-one (21) business days in 1996 and thereafter ten (10) business days after the receipt of the Order in which to notify Ordering Company of those aspects of Ordering Company's Order which Supplier is unable to accept and to provide Ordering Company Supplier's firm schedule Completion Date for the Order. Failure to provide such notice within that period shall be deemed acceptance of Order. Ordering Company or Supplier may modify the terms or content of any Order if such changes are mutually agreed to and documented in writing.

                  2.3 CHANGES IN ORDERING COMPANY'S ORDERS. Should Ordering Company wish to obtain information sufficient to permit it to assess whether to submit an Order adding, deducting or deviating from a prior Order (hereinafter a "Change Information Request"), it shall request such information from Supplier in writing. As promptly as reasonably possible after its receipt of a Change Information Request, Supplier shall submit a proposal to Ordering Company which includes any increases or decreases in Supplier's Price or changes in the delivery or work schedule for the existing and new Orders necessitated by the change. Unless Supplier receives an Order to implement such change from Ordering Company within twenty-one (21) calendar days of Ordering Company's receipt of Supplier's proposal, Ordering Company shall be deemed not to have authorized the change and Supplier shall remain obligated to perform all previously ordered work in accordance with (a) the governing Order (for Products) or (b) for Licensed Material, the governing Order or appropriate Supplemental Agreement. Changes by Ordering Company to an accepted Order shall be treated as a separate Order only if such change materially affects Supplier's ability to meet its obligations under the original Order, in which case any Price (or discount, if applicable), shipment date or Services Completion Date provided by Supplier with respect to such original Order shall be subject to change.

                  2.4 CHANGES IN PRODUCTS BY SUPPLIER. Any change that Supplier proposes to the Product furnished hereunder and the documentation related thereto would be subject to the Change Notice Process attached hereto as Exhibit 2-2.

                  2.5 ORDER CANCELLATION AND HOLDS.

                  (a) CANCELLATION FOR CONVENIENCE.

                           (i)  Ordering  Company may,  upon
written  notice to
         Supplier, cancel an Order, provided that Ordering Company shall pay the applicable  fees, if any, set forth in Paragraphs  (ii),
(iii) and (iv)
         below.

                           (ii)  For  those  Products  and
Licensed   Materials
         canceled prior to shipment that are considered stock items, Ordering
         Company agrees that it shall pay Supplier an Order cancellation fee equal to fifteen percent (15%) of the Price or license fee for such items.

                           (iii)  For  those  Products  and
Licensed  Materials
         considered to be customized or non-stock items (1) not
manufactured or
         (2) manufactured but not yet accepted, Ordering Company
shall pay a fee
         based  upon  Supplier's   incurred   expenses  (after
adjustment  for
         recoveries and/or salvage value, if any), including, but
not limited to
         de-installation,    transportation    and   associated
general   and
         administrative expenses, plus a reasonable profit in the event that the customized or non-stock items are not ultimately sold or licensed to another party within ninety (90) days of cancellation, provided that
         Supplier has made a reasonable attempt to sell or license such items.

                           (iv) If an Order for Services is
canceled in whole or
         in part after execution of such Order and prior to the scheduled completion of such Services, Ordering Company agrees to pay Supplier the fees due for Services provided (which fees, depending upon the specific terms of the agreement, may be based on the applicable periodic rates or equal to the percentage of the contracted project or period that Supplier has completed multiplied by the total fee, excluding expenses, for such project or period) and all expenses of any type incurred for performing the Services prior to the date of cancellation and any expenses Supplier may incur for terminating the
         Services, including but not limited to:

                                    (A) the cost of materials
(less salvage
         value, if any) which have been delivered to the work site prior to the date of termination but which have not yet been incorporated into or been consumed in performing the Services; plus

                                    (B) the cost of undelivered
materials (less
         salvage value, if any) planned for use in performance of this Agreement for which irrevocable Work Orders have been placed by Supplier prior to the effective date of cancellation; plus

                                    (C) the cost of any other
capital
         expenditure that has been incurred in order to perform the terminated project and that cannot be re-applied by Supplier to provide other
         Services; plus

                                    (D) the cost to Supplier of
terminating and
         settling any subcontracts.

                           (v) For purposes of this  subparagraph
(a), "salvage
         value"  shall  include  the  proceeds  of the sale of
the  material  to
         another  Ordering  Company and the costs Supplier avoids
as a result of
         its reapplying  materials to meet other needs of Ordering
Company,  the
         needs of other  customers or its own internal  needs
within ninety (90)
         days of Order  cancellation.  Supplier shall make
reasonable efforts to
         maximize   salvage   value.   Upon  written   request,
Supplier  will
         substantiate such avoided costs.

                  (b) HOLDS. Ordering Company may issue "holds" on Orders or suspend performance under this Agreement, in whole or in part, upon written notice to Supplier and shall compensate Supplier for any incremental expense (including, but not limited to, warehousing, loss, damage and inventory carrying costs) incurred. A hold automatically converts to an Order cancellation after thirty (30) days.

                  (c) CANCELLATION FOR CAUSE. In the event Supplier shall be in material breach or default of any of the terms, conditions, or covenants of any Order or Supplemental Agreement and if such breach or default shall continue for a period of forty-five (45) days in 1996 and thereafter thirty (30) days after Supplier's receipt of notice thereof by Ordering Company, then, in addition to the remedies specified in Section 5.1, ORDERING COMPANIES' REMEDIES, Ordering Company shall have the right to cancel such Order or Supplemental Agreement, except to the extent that Products, Licensed Materials or Services have previously been provided pursuant to such Order or Supplemental Agreement.

                  (d) SURVIVAL. The obligations of this Section
2.5 shall
survive termination of this Agreement.

                  2.6 SHIPPING, PACKING AND DELIVERY. (a) Supplier shall, at no additional charge, pack Products in accordance with its standard practices for shipments to Ordering Company's locations. Unless instructed otherwise by Ordering Company, Supplier shall (i) ship Orders as available, but not before the customer requested ship date, (ii) ship to the destination designated in the Order, (iii) mark all subordinate documents with the Order number, (iv) enclose a packing memorandum with each shipment, and when more than one package is shipped, identify the package containing the memorandum, and (v) mark Ordering Company's Order number on all packages and shipping papers.

                  (b) Where, in order to meet Ordering Company's requests, Supplier packs Products in other than its normal manner, Ordering Company shall pay Supplier's additional charges for such packing. Absent written agreement otherwise, Supplier will deliver Products and Licensed Materials to Ordering Company FOB (free on board) the manufacturing, warehouse or Software distribution facility of Supplier or its vendor.

                  (c) Unless otherwise directed by Ordering Company, Supplier shall (i) ship equipment from its nearest facility or that of its vendor capable of filling the Order, (ii) use the lowest available rate from Ordering Company's pre-selected designated carrier (rail, truck or freight forwarder), and (iii) prepay transportation charges at cost as a separate item on Ordering Company's invoice when the cost of transportation is to be borne by Ordering Company. Ordering Company shall promptly pay to Supplier any prepaid transportation charges. Supplier will provide to Ordering Company a transportation factor card to be used for estimating transportation rates. Shipping and routing instructions may be furnished or altered by Ordering Company in writing, subject to additional charges, if applicable.

                  (d) Supplier agrees not to deliver Products prior to five (5) business days before the agreed upon delivery date without Ordering Company's prior written authorization.

                  2.7 TITLE AND RISK OF LOSS. Title to and risk of loss to Products and risk of loss of Licensed Materials shall pass to Ordering Company upon delivery to Ordering Company. For purposes of this clause, "delivery" shall mean the point at which Supplier or Supplier's supplier or agent turns over possession of the Product or Licensed Materials to Ordering Company, Ordering Company's employee, Ordering Company's pre-selected designated carrier, Ordering Company's warehouse, or other Ordering Company's agent and not necessarily the final destination shown on the Order. Ordering Company shall notify Supplier promptly of any claim with respect to loss which occurs while Supplier has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim.

                                   ARTICLE III
                               PRICES AND PAYMENT

                  3.1 PRICES. (a) To the extent Ordering Company's Order is subject to a firm price quotation made by Supplier, prices, fees, and charges ("Prices") shall be as set forth in Supplier's firm price quotation or as specified in the governing Supplemental Agreement. In all other cases, Prices shall be as set forth in the Product Information Catalog Extraction System ("PRICES") which provides toll free access to Supplier's complete Product listing or in ELIB (electronic library information bulletin) or its successor and will be provided in electronic media. For firm price quotations, Prices shall be valid for thirty (30) days from the date of the quotation. Prices shall be applied based upon the date Supplier receives Ordering Company's Order. Both parties will work together in the first quarter of 1996 to develop a plan for the migration to PRICES.

                  (b) The  database for pricing of all  Standard
Service  Units
("SSU's") Products and Services is Service Unit Dictionary System
("SUDS").

                  (c) Where Supplier is not performing installation, all expenses after shipment from Supplier's manufacturing or software distribution facility shall be paid by Ordering Company. If Supplier pays any of such expenses, they shall be borne by Ordering Company plus a fifteen percent (15%) administration fee. Supplier will not incur such expenses unless it is requested to do so in writing by Ordering Company (which request shall constitute Ordering Company's agreement to pay Supplier for such expenses).

                  (d) Notwithstanding the foregoing, if Supplier is delayed from completion of an Order due to any change requested by Ordering Company or as a result of delay by Ordering Company in furnishing information or in performing its obligations (including site preparation), Supplier's prices are subject to change to the extent that Supplier incurs costs for such delay.

                  (e) Unless expressly stated in writing, Supplier's prices are exclusive of charges for transportation and other related Services, and any sales or other tax or duty which Supplier may be required to collect or pay upon the ordered transaction. Supplier shall include these items as separate items in its invoiced prices to Ordering Company. Ordering Company shall be responsible for prepaid transportation paid by Supplier. Billable premium transportation will be used only with Ordering Company's concurrence.

                  (f)  Supplier may amend its pricing  schedules  once every six
(6) months by providing sixty (60) days' prior written notice. Unless the parties agree otherwise in writing, Supplier's unaccepted firm price quotations may be amended on ten (10) days' written notice. Such changes in Supplier's pricing shall apply only to Orders received on or after the effective date of such price changes.

                  (g) In addition to the applicable Price, reasonable expenses for travel and living of Supplier's personnel while on travel assignments outside the local area, approved by Ordering Company, shall be reimbursable. Such approval may be written or oral and on an individual case basis or for a category of such assignments. If oral approval is given, it shall be followed with a written approval in ten (10) days. Supplier shall submit invoices for reimbursable travel and living expenses promptly upon completion of the travel events. Supplier shall list the travel and living charges as separate items on each invoice. Supplier shall retain all records in accordance with IRS standards of such charges for a period of not less than one (1) calendar year after the expiration of the travel assignment. Upon reasonable request in the event of a question, Supplier shall make such records available for inspection by Ordering Company.

                  3.2 INVOICES AND TERMS OF PAYMENT.

                  (a) FOR CALENDAR YEAR 1996. Invoices and terms of payment shall be mutually agreed to by both parties no later than March 1, 1996. The intent is that both parties will plan a movement toward the terms of Section 3.2(b), INVOICES AND TERMS OF PAYMENT, and away from the current practice, NS/NSD Payment and Invoicing Policy dated January 30, 1995. The principles for 1996 which the parties will strive to meet will include (i) the provision of a single bill per order on last shipment; (ii) such bill shall not be submitted manually; (iii) billing upon shipment for Products, Licensed Materials
(including transportation charges and taxes, if applicable) and Engineering, except engineering Services associated with outside plant construction; (iv) billing for Installation upon Installation Complete Date; and (v) implementation on or before April 1, 1996.

                  (b) AFTER 1996.

                   (i) Products, Licensed Materials (including transportation charges and taxes, if applicable), and Engineering Services, except engineering Services associated with outside plant construction, shall be billed by Supplier when last shipment on an Order is made, or as soon thereafter as practical;

                           (ii) Installation shall be billed upon
Acceptance;

                           (iii) Engineering Services associated
with outside
plant construction shall be billed as performed or, at Supplier's discretion, on a monthly basis;

                           (iv) Consulting, design, outside plant
construction,
system integration and program management Services shall be billed, as mutually agreed to by the parties (1) on a progress basis based on the percentage of job completed up to eighty-five percent of the charge or, (2) on a monthly basis. Final billing for such Services will be invoiced when such Service is completed;

                           (v) Unless otherwise agreed to,
Maintenance Services
shall be billed monthly, in advance. Supplier will work with Ordering Company to minimize the number of bills Ordering Company receives each month for such Services. If Ordering Company requests quarterly or annual invoicing, such invoicing shall be rendered in advance of such Services;

                  (vi) Payment for generally available Licensed
Material is payable in full upon delivery to First Field
Application; and

                           (vii) Software and/or other technology
development
for small projects (i.e. less than or equal to fifteen million dollars ($15,000,000) and less than or equal to twelve (12) months) shall be billed as follows: ten percent (10%) at commitment (i.e., signing of contract), forty percent (40%) upon delivery of the Software to the Integrated Test Network (if the Software will not be tested in the ITN, this forty percent (40%) payment shall be due upon delivery to the First Field Application), and fifty percent (50%) when Software is ready for deployment, or thirty (30) days after Acceptance of the Software in the First Field Application, whichever occurs sooner. Billing for Software and/or other technology development for projects other than small projects as defined in the preceding sentence, shall be determined on a case by case basis. The parties will conform the Supplemental Agreements to this Section 3.4(b)(vii) by March 31, 1996.

                  (c) Ordering Company shall pay such invoiced amounts, less any items known then to be disputed items, within thirty (30) days of the date of Supplier's invoice. Ordering Company shall notify Supplier of any disputed invoice within eighteen (18) months from the date of the invoice. Such notice of dispute shall not excuse Ordering Company from timely payment of the undisputed portion(s) of any invoice containing a disputed portion. Supplier may apply any credit which remains outstanding in favor of Ordering Company to the oldest undisputed invoice which remains in Ordering Company's account, unless directed otherwise by Ordering Company.

                  (d) Unless otherwise agreed, payment of all amounts contained in this Agreement shall be made in United States dollars and invoices shall be rendered in the same currency. Unless otherwise agreed to by Supplier and Ordering Company, payments shall be made by electronic transfer to the account and address indicated by Supplier and shall reference the invoice(s) to which they relate.

                  (e) AT&T guarantees payment in United States dollars of the obligations of Ordering Companies that are not Affiliates of AT&T on any Orders placed pursuant to this Agreement. Payment shall be made by AT&T within thirty
(30) days after receipt of invoice of a guaranteed payment. Such invoice will only be issued to AT&T after Supplier has made reasonable efforts to obtain payment from Ordering Company. Ordering Companies that are Affiliates of AT&T shall bear sole responsibility for the performance of their obligations hereunder.

                  3.3 TAXES. (a) Ordering Company shall bear all taxes, levies, duties and other similar charges (and any related interest and penalties), however designated, (herein referred to as "Tax") imposed as a result of the existence or operation of this Agreement, Order or any Supplemental Agreement, including but not limited to any tax which Ordering Company is required to withhold, collect or deduct from payments to Supplier, except (i) any tax imposed upon Supplier in a jurisdiction outside the United States if such tax is allowable as a credit against the United States income taxes of Supplier; and
(ii) any net income tax imposed upon Supplier by the United States or any governmental entity within the United States proper (the fifty (50) states and the District of Columbia including, but not limited to counties, municipalities and other localities). In order for the exception contained in (i) to apply, Ordering Company must furnish Supplier with such evidence as may be required by United States taxing authorities to establish that such Tax has been paid, if any, so Supplier may claim the credit.

                  (b) If Ordering Company is required to bear a tax pursuant to paragraph (a) above, Ordering Company shall pay to Supplier or the appropriate government entity or taxing authority, such Tax and other charges and any additional amounts as are necessary to ensure that the net amounts received by Supplier after all such payments or withholdings equal the amounts to which Supplier is otherwise entitled under this Agreement as if such Tax or other charges did not exist.

                  (c) If Ordering Company is exempt from any Tax, Ordering Company shall provide Supplier with all required documentation necessary to establish Ordering Company's exempt status. Ordering Company hereby agrees to indemnify Supplier from any Tax, including penalties and interest, resulting from Supplier's reliance on Ordering Company's claim of exempt status.

                  (d) If Ordering Company disputes in good faith the applicability of any Tax imposed as a result of the existence or operation of this Agreement, Ordering Company, at its own expense and in its own name, may contest the taxing jurisdiction of the disputed Tax. In the event the applicable law requires that such contest must be taken in the name of Supplier only, Supplier shall in good faith and with due diligence at Ordering Company's sole expense contest the imposition of such Tax provided that (i) Supplier will not be required to pursue such contest if the action will result in a lien against Supplier for which Ordering Company has not adequately indemnified Supplier or
(ii) will result in a penalty being assessed against Supplier for which Ordering Company has not adequately indemnified Supplier.


                                   ARTICLE IV
                          INTELLECTUAL PROPERTY RIGHTS

             4.1 USE OF INFORMATION. (a) All technical and business Information disclosed by one party to the other subsequent to the execution of this
Agreement in whatever form recorded which is marked "proprietary" or "confidential" or bears a legend or notice restricting its use, copying, or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in a writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party shall remain the property of the furnishing party. Similarly, all technical and business Information disclosed by one party to the other party prior to the execution of this Agreement and described at the time of disclosure by the furnishing party as being proprietary or confidential or known by the party receiving disclosure of such Information to be proprietary or confidential shall remain the property of the furnishing party (regardless of whether it is ever recorded in tangible form).

          (b) The furnishing party grants the receiving party the right to use such Information only as follows: Such Information (i) shall not be reproduced or copied, in whole or part, except for use as authorized in this Agreement; and
(ii) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Supplier shall use Ordering Company's Information only for the purpose of performing under this Agreement, and Ordering Company shall use Supplier's Information only (i) to order Products, Licensed Materials or Services; (ii) to evaluate Supplier's Products, Licensed Materials or Services; or (iii) to install, operate and maintain the particular Products or Licensed Materials for which such Information was originally furnished. Unless the furnishing party consents in writing, such Information, except for that part, if any, which was previously known to the receiving party free of any confidential obligation, or which becomes generally known to the public through acts not attributable to the receiving party, or which a receiving party receives from a third party without restriction, or which is independently developed by the receiving party, shall be held in confidence by the receiving party. The receiving party may disclose such Information to other persons, upon the furnishing party's prior written authorization, but solely to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided that such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party. The contents of this Agreement are confidential and shall not be disclosed by either party to third parties, without the prior written agreement of both parties hereto, except to the extent required by applicable law, a court or regulatory agency of competent jurisdiction.

                  (c) Each party shall be liable to the other for damages resulting from violation of this Section 4.1. Those damages shall be unlimited as to nature and limited as to amount to thirty million dollars ($30,000,000) per occurrence.

                  4.2 INFRINGEMENT AND MISAPPROPRIATION. (a) In the event of any claim, action, proceeding or suit by a third party against Ordering Company alleging an infringement of any patent, copyright, trademark or misappropriation of a trade secret recognized in any jurisdiction where an Ordering Company may lawfully use or operate Products or Licensed Materials purchased hereunder, or if by reason of the use, in accordance with Supplier's Specifications, in any such jurisdiction of any Products or Licensed Materials furnished by Supplier to an Ordering Company under this Agreement, Supplier, at its expense, shall defend Ordering Company, subject to the conditions and exceptions stated in Paragraphs
(b), (c), (d), and (e) below. Supplier shall reimburse Ordering Company for all costs, expenses or attorneys' fees incurred at Supplier's written request or authorization, and shall indemnify Ordering Company against any liability assessed against Ordering Company by final judgment on account of such infringement or violation arising out of such use. In no event shall Supplier be liable for Ordering Company's consequential damages.

                  (b) If Ordering Company's use is enjoined or in Supplier's opinion is likely to be enjoined, Supplier shall, at its expense use its reasonable best efforts, to either (i) replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a substitute free of any infringement; (ii) modify it so that it will be free of the infringement; or
(iii) procure for Ordering Company a license or other right to use it. If none of the foregoing options is achievable through reasonable best efforts, Supplier shall remove the enjoined Product or Licensed Materials and refund or credit to Ordering Company any amounts paid to Supplier therefor less a reasonable charge for depreciation and any actual period of use by Ordering Company. In no event, however, shall Supplier's liability under this Section 4.2(b) exceed the amount(s) paid by Ordering Company to Supplier to purchase the Product or to obtain the right to use the Licensed Materials which are alleged to violate the rights described in Paragraph (a) above.

                  (c) Ordering Company shall give Supplier prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Supplier shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Ordering Company shall, upon Supplier's request and at Supplier's expense, furnish all information and assistance available to Ordering Company and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

                  (d) No undertaking of Supplier under this clause shall extend to any such alleged infringement or violation to the extent that it: (i) solely arises from adherence to design modifications, Specifications, drawings, or written instructions which Supplier is directed by Ordering Company to follow but only if such alleged infringement or misappropriation does not reside in material of Supplier's origin, design or selection; or (ii) arises from adherence to instructions to apply Ordering Company's trademark, trade name or other company identification; or (iii) resides in equipment or Software which is furnished by Ordering Company to Supplier for use under this Agreement; or (iv) arises from use of the Product or Licensed Materials provided by Supplier in combination with any item not furnished directly by Supplier; or (v) is based upon modification made by Ordering Company of any Product or Licensed Materials; or (vi) arises from use of any Product or Licensed Material in a manner for which it was not designed. In the foregoing cases numbered (i) through (vi), Ordering Company shall defend and save Supplier harmless, subject to the same terms and conditions and exceptions stated above, with respect to Supplier's rights and obligations under this clause.

                  (e) The liability of Supplier, AT&T and Ordering Company with respect to any and all claims, actions, proceedings or suits by third parties alleging infringement of patents, trademarks or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any Products or Licensed Materials furnished pursuant to this Agreement shall be limited to the specific undertakings contained in this Section 4.2.

                  4.3 NO PATENT LICENSES. Nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, except that which is essential to the use of the Products and/or Licensed Materials as provided by Supplier, and provided however that this Section 4.3 shall not limit or modify any of the rights and obligations of the Intellectual Property Agreements or the Supplemental General Purchase Agreement, No. LC3757D, both executed as of this date as Ancillary Agreements to the Separation and Distribution Agreement. Supplier shall retain all ownership rights in all intellectual property used or embodied in Supplier's Products, Licensed Materials and Service unless otherwise expressed herein, or in a Supplemental Agreement.

                  4.4 TRADEMARKS. (a) Subject to the provisions of the Brand License Agreement, executed as of this date as an Ancillary Agreement to the Separation and Distribution Agreement, each party shall have the right to use Products and Licensed Materials which bear the other party's trademarks, trade name, logos, trade devices, service marks, symbols, and codes, unless otherwise directed by that party to remove such indicia.

                  (b) Except as provided in Section s 4.4 (a) above, each party (including in the case of AT&T, each Ordering Company) shall not use in advertising or otherwise, any of the other party's trade name, logo, trademark, trade device, service mark, symbol, code or Specification, or any abbreviation, contraction, or simulation thereof, without the prior written consent of such party. Neither party shall claim any ownership therein, and any such usage shall inure to the benefit of the party which owns such trade name, logo, trademark, trade device, service mark, symbol, code or Specification.

                  4.5 PROPRIETARY NOTICE. Ordering Company shall reproduce and include any Supplier copyright or proprietary notice on all authorized copies of Licensed Materials. Ordering Company shall also mark all media containing such copies with a warning that the Licensed Materials are subject to restrictions contained in an agreement between Supplier and AT&T and that such Licensed Material are the property of Supplier.


                                    ARTICLE V
                                 RISK MANAGEMENT

5.1 ORDERING COMPANIES' REMEDIES.

         (a) An Ordering Company's exclusive remedies and the entire liability of Supplier, Supplier's Affiliates and their employees and agents, and their vendors for any claim, loss, damage or expense of Ordering Company or any other entity arising out of this Agreement or any Supplemental Agreement, or the use or performance of any Product, Licensed Materials, or Services, whether in an action for or arising out of breach of contract, warranty, tort, including negligence, or strict liability, shall be as follows:

                           (i) For infringement -- the remedy set
forth above in
Section 4.2, INFRINGEMENT AND MISAPPROPRIATION;

                           (ii) For breach of Section 4.1, USE OF
INFORMATION,
the remedy set forth above in Section 4.1 (c)

                 (iii) For the performance or nonperformance of Products, Software, and Services or claims that they do not conform to a warranty--the remedy shall include those set forth in the applicable "warranty" clause;

                           (iv) For third party claims against
Ordering Company
for personal injury and property damage for which Supplier is held liable -- the remedy afforded by the governing law;

                           (v) For tangible property damage to
Ordering Company
caused by Supplier's negligence -- the amount of the direct damages; and

                           (vi) For Supplier's failure to deliver
Products,
Licensed Materials or Services on Supplier's scheduled delivery date, if Supplier fails to deliver such Products, Licensed Materials or Services (aa) in 1996 within forty-five (45) days from receipt of written notice from Ordering Company to Supplier of its failure to deliver such Products, Licensed Materials or Services on Supplier's scheduled delivery date and (ab) thereafter thirty
(30) days from receipt of such notice, the following remedies shall apply:

                                    (A) Ordering Company may
cancel the Order
without incursion of cancellation fees; and,

                                    (B) Ordering Company may
request and
Supplier will reduce AT&T's volume purchase commitment by an amount equal to the value of the Order. In addition, if a worldwide supply shortage exists, Ordering Company may request and, upon such request, shall receive priority on allocation of such delivered Products, Licensed Materials or Services in a shortage condition based upon priority criteria agreed to between Supplier and its affected customers established for the particular shortage condition.

                  (b) Notwithstanding any other provision of this Agreement and except as provided in Section 5.1(a)(ii) above, ORDERING
COMPANIES'  REMEDIES,
Supplier, Supplier's Affiliates and their employees and agents, and their vendors shall not be liable for any consequential damages in the nature of lost profits, revenues or savings arising out of this Agreement, or the use or performance of any Product, Licensed Materials, or Services, whether in an action for or arising out of breach of contract, warranty, tort, including negligence, or strict liability.

                  (c) Other than damages pursuant to Section 5.1(a)(ii) above, ORDERING COMPANIES' REMEDIES, Supplier's total liability for incidental and/or consequential damages and damages resulting from network outages which must be reported by Ordering Company to the Federal Communications Commission in accordance with its rules ("Network Outage(s)") shall not exceed ten million dollars ($10,000,000) per occurrence with a total not to exceed of thirty million dollars ($30,000,000) in any one year. This Section 5.1(c) shall survive failure of an exclusive or limited remedy.

                  (d) Ordering Company shall give Supplier prompt written notice of any claim. Any action or proceeding against Supplier must be brought within thirty-six (36) months after the cause of action accrues.


                  (e) Supplier acknowledges that a Network Outage will cause damage to AT&T in an amount impossible to ascertain. Supplier agrees to pay AT&T, as liquidated damages and not as a penalty, the sum of one million dollars ($1,000,000) per occurrence in the event of a Network Outage caused solely by Supplier in connection with network infrastructure equipment and one hundred thousand dollars ($100,000) per occurrence in the event of a Network Outage caused solely by Supplier in connection with BCS Products, whether or not by breach of warranty and whether before, during or after any Warranty Period. With respect to a Network Outage caused solely by Supplier in connection with network infrastructure equipment, Supplier's total liability for damages for Network Outages, including the liquidated damages described herein shall be one million dollars ($1,000,000) per occurrence not to exceed the amount of three million dollars ($3,000,000) for any calendar year, and Supplier's total liability for damages for Network Outages for any three (3) year period of this Agreement, including the liquidated damages described herein, shall be five million dollars ($5,000,000); provided that AT&T is meeting its obligations specified in Section 1A.3, VOLUME COMMITMENT, and the

Pricing Agreement. With respect to Network Outages caused solely by Supplier in connection with BCS Products, Supplier's total liability under this section shall be one hundred thousand dollars ($100,000) per occurrence not to exceed the amount of three hundred thousand dollars ($300,000) for any calendar year ,and Supplier's total liability for damages for Network Outages for any three
(3) year period of this Agreement, including the liquidated damages described herein, shall be five hundred thousand dollars ($500,000); provided that AT&T is meeting its obligations specified in Section 1A.3, VOLUME COMMITMENT, and the Pricing Agreement. If, at any time during the term of this Agreement, AT&T fails to meet its obligations specified in Section 1A.3, VOLUME COMMITMENT, and the Pricing Agreement, it shall not be entitled to the remedy in this Section 5.1(e). Any damages paid by Supplier pursuant to this Subparagraph shall be considered incidental and consequential damages subject to the limitations on AT&T's right to recover same that are set forth in Section 5.1(c), ORDERING COMPANIES' REMEDIES. At AT&T's option, AT&T may take all or part of the payment as a credit against any invoice due or to become due to Supplier. The remedies available to AT&T under Section 5.1, ORDERING COMPANIES' REMEDIES, and the foregoing liquidated damages shall constitute AT&T's sole and exclusive remedy for Network Outages caused to any extent by Supplier during the term of this Agreement.

                  5.2 SUPPLIER PERFORMANCE. AT&T and Supplier will jointly develop requirements for an annual Supplier Merit Award by December 1st of each year for the following year. For 1996, the requirements are listed in Exhibit 5-1. The award program will provide that if Supplier meets or exceeds either award performance criteria for receipt of a Supplier Merit Award, AT&T shall:

                           (a) increase its minimum volume
purchase commitment
for the  following  year (if the volume  purchase  commitment  in Section  1A.3,
VOLUME COMMITMENT, is in effect), by twenty million dollars ($20,000,000) for achieving the on-time delivery criteria and ten million dollars
($10,000,000)
for achieving the FCC reportable incidents criteria or

                           (b) if a volume purchase commitment is
not in effect,
increase its purchase or license of Supplier's Products, Licensed Materials and Services for the following year by twenty million dollars ($20,000,000) for achieving the on-time delivery criteria and ten million dollars
($10,000,000)
for achieving the FCC reportable incidents criteria. A public relations program will be jointly developed and executed in support of this award program.

                  5.3 INSURANCE. Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (a) Workers' Compensation insurance as prescribed by the law of the state or nation in which the work is performed, (b) employer's liability insurance with limits of at least three hundred thousand dollars ($300,000) for each occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least one million dollars ($1,000,000) combined single limit for bodily injury and property damage for each occurrence, (d) Comprehensive General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least one million dollars ($1,000,000) combined single limit for personal injury and property damage for each occurrence; and (e) if the furnishing to Ordering Company (by sale or otherwise) of Products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of five million dollars ($5,000,000) for each occurrence. If specifically requested by Ordering Company, Supplier's subcontractors shall furnish, prior to the start of work, certificates or adequate proof of the foregoing insurance, including copies of the endorsements and insurance policies. Supplier's obligations to maintain insurance may be satisfied by providing proof of self-insurance in a form satisfactory to Company.

                                   ARTICLE VA
                         ARBITRATION; DISPUTE RESOLUTION

                  5A.1 AGREEMENT TO ARBITRATE. The procedures for discussion, negotiation and arbitration set forth in this Article 5A shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or related to, or arise under or in connection with this Agreement or any Supplemental Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto, between the parties. Each party agrees that the procedures set forth in this
Article 5A shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority except as expressly provided in Section 5A.7(b), CERTAIN ADDITIONAL MATTERS, and 5A.8, LIMITED COURT ACTIONS, below and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself irrevocably waives any right to any trial by jury with respect to any such claim, controversy, or dispute.

                  5A.2 ESCALATION. (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within thirty (30) days of the Escalation Notice.

                  (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 5A.3, DEMAND FOR ARBITRATION.


                 5A.3. DEMAND FOR ARBITRATION. (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) forty five (45) days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may, unless the applicable deadline has occurred, make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given in the manner set forth in Section 6.3, NOTICES. In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the applicable deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiation, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 5A.2, ESCALATION, is prerequisite to a demand for arbitration under this Section 5A.3. In the event that any party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

                  (b) Any Arbitration Demand Notice may be given until one year and forty five (45) days after the later of the occurrence of the act or event in the exercise of reasonable due diligence giving rise to the underlying claim or the date on which such act or event was, or should have been, discovered by the party asserting the claim (as applicable, and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties, such dispute, controversy or claim will be barred. Subject to
Section 5A.7 (d), CERTAIN ADDITIONAL MATTERS, and 5A.8, LIMITED COURT ACTIONS, upon delivery of an Arbitration Demand Notice pursuant to Section 5A.3 (b) , DEMAND FOR ARBITRATION, prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article 5A.

                  5A.4. ARBITRATORS. (a) Within fifteen (15) days after a valid
Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

                  (b) In the event that such parties are not able to jointly select a sole arbitrator within such fifteen (15) day period, such parties shall each appoint an arbitrator (who need not be disinterested as to the parties or the matter) within thirty (30) days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

                  (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above and, instead, two (2) or three (3) arbitrators are selected pursuant to paragraph (b) above, the two or three arbitrators will, within thirty (30) days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within thirty (30) days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to CPR, New York, New York, to select the sole arbitrator, which selection shall be made by such organization within thirty (30) days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to any of the parties and the matter and shall be reasonably competent in the applicable subject matter.

                  (d) The sole  arbitrator  selected  pursuant to paragraph (a),
(b) or (c) above will set a time for the hearing of the matter which will commence no later than ninety (90) days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above, and which hearing will be no longer than thirty (30) days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than ninety (90) days). The final decision of such arbitrator will be rendered in writing to the parties not later than sixty (60) days after the last hearing date, unless otherwise agreed by the parties in writing.

                  (e) The place of any arbitration hereunder will be New Jersey, unless otherwise agreed by the parties.

                  5A.5 HEARINGS. Within the time period specified in Section 5A.4 (d), ARBITRATORS, the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes (except that the fee schedule of the CPR will not apply). Except as expressly set forth in Section 5A.8(b), LIMITED COURT ACTIONS, the decision of the arbitrator will be final and binding on the parties, and judgment therein may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate Plus two percent (2%) per annum. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.


                  5A.6  DISCOVERY  AND  CERTAIN  OTHER  MATTERS.  (a) Any  party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 5A.5, HEARINGS, to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except with the consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.
                  (b) Except where  contrary to the provisions set forth in this
Agreement or any Supplemental Agreement, the rules of the CPR for commercial arbitration will be applied to all matters of procedure, including discovery. The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or continuing the applicable provisions of this Agreement and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of the Agreement; it being understood, however, the arbitrator will have full authority to implement the provisions of this Agreement, and to fashion appropriate remedies for breaches of this Agreement (including, other than in the case of disputes, controversies or claims relating to, arising out of or resulting from Patents (as such term is defined in the Patent License Agreement), interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive damages. It is the intention of the parties that in rendering a decision, the arbitrator give effect to the applicable provisions of this agreement and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

                  (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

                  (d) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorneys fees and other costs, expenses, including the costs of witnesses selected by such party.

                  5A.7. CERTAIN ADDITIONAL MATTERS. (a) Any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of Patents) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

                  (b) Prior to the time at which an arbitrator is appointed pursuant to Section 5A.4(c), ARBITRATORS, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, nor grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

                  (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Section 6.2 and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

                  (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.


                  5A.8 LIMITED COURT ACTIONS. (a) Notwithstanding anything herein to the contrary, in the event that any party reasonably determines the amount of controversy in any dispute, controversy or claim (or any series of related disputes, controversies or claims) under this Agreement is, or is reasonably likely to be, in excess of one hundred million dollars ($100,000,000) and if such party desires to commence an Action in lieu of complying with the arbitration provisions of this Article, such party shall so state in its Arbitration Demand Notice or by notice given to the other parties within twenty
(20) days after receipt of an Arbitration Demand Notice with respect thereto. If the other parties to the arbitration do not agree that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of one hundred million dollars ($100,000,000), the arbitrator selected pursuant to
Section 5A.4, ARBITRATORS, hereof shall decide whether the amount in controversies or claims) is, or is reasonably likely to be, in excess of one hundred million dollars ($100,000,000). The arbitrator shall set a date that is no later than ten (10) days after the date of his appointment for submissions by the parties with respect to such issue. There shall not be any discovery in connection with such issue. The arbitrator shall render his decision on such issue within five (5) days of such date so set by the arbitrator. In the event that the arbitrator determines that the amount in controversy in such dispute, controversy or claim (or such series of related disputes, controversies or claims) is, or is reasonably likely to be, in excess of one hundred million dollars ($100,000,000), the provisions of Sections 5A.4(d), and (e), ARBITRATORS, 5A.5, HEARINGS, 5A.6, DISCOVERY AND CERTAIN OTHER MATTERS, 5A.7, CERTAIN ADDITIONAL MATTERS, and 5A.10, LAW GOVERNING ARBITRATION PROCEDURES, hereof shall not apply and on or before (but, except as expressly set forth in Section 5A.8(b), not after) the tenth (10th) business day after the date of such decision, any party to the arbitration may commence an Action with respect to such dispute, controversy or claim (or such series of related disputes, controversies or claims) in any court of competent jurisdiction. If the arbitrator does not so determine, the provisions of this Article (including with respect to time periods) shall apply as if no determinations were sought or made pursuant to this Section 5A.8.

                  (b) In the event that an arbitration award in excess of one hundred million dollars ($100,000,000.) is issued in any arbitration proceeding commenced hereunder, any party may, within sixty (60) days after the date of such award, submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto a court of competent jurisdiction, regardless of whether such party or any other party sought to commence an action in lieu of proceeding with arbitration in accordance with
Section 5A.8(a). In such event, the applicable court may, if it determines that it would be advisable in connection with the matter, allow the parties to seek additional discovery or to present additional evidence. Each party shall be entitled to present arguments to the court with respect to whether any such additional discovery or evidence shall be permitted and with respect to all other matters relating to the applicable dispute, controversy or claim (or series of related disputes, controversies or claims).

                  (c) No party shall raise as a defense the statute of limitations if the applicable Arbitration Demand Notice was delivered on or prior to the Applicable Deadline and, if applicable, the matter is submitted to a court of competent jurisdiction within the sixty (60) day period specified in
Section 5A.8(b).

                  5A.9. CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 5A with respect to all matters not subject to such dispute, controversy or claim.

                  5A.10. LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article 5A, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in
Section 6.19, GOVERNING LAW.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 EXPORT CONTROL. The parties acknowledge that Products, Licensed Materials and Information (including, but not limited to, Services and training) provided under this Agreement are subject to U.S. export laws and regulations, and any use or transfer of such Products and Information must be authorized under those regulations. AT&T agrees that it will not use, distribute, transfer, or transmit the Products, Licensed Materials or Information (even if incorporated into other products) in violation of U.S. export regulations. If requested by Supplier, AT&T shall sign written assurances and other export-related documents as may be required for Supplier to comply with U.S. export regulations. This Section does not grant AT&T any contractual right to Export Supplier's Products and Licensed Materials. Such right shall only be granted expressly in an applicable Supplemental Agreement.

                  6.2 PUBLICATION OF AGREEMENT. The parties shall treat the provisions of this Agreement and any Supplemental Agreement or any Order submitted hereunder as Information subject to the restrictions on use and disclosure set forth in Section 4.1, USE OF INFORMATION, except as reasonably necessary for performance hereunder (including enforcement of Supplier's obligations under the Pricing Agreement and AT&T's obligations under Exhibit 1 thereto) and except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure. The party required to disclose information concerning this Agreement, a Supplemental Agreement or Order to a third party in accordance with the previous sentence shall take all reasonable steps to secure a protective order or otherwise assure that the Agreement, Supplemental Agreement or Order will be withheld from the public record.

                  6.3 NOTICES. All notices under this Agreement shall be in writing (except where otherwise stated) by confirmed, facsimile, electronic mail or similar communication, or by certified or registered mail.
Within ten (10)
days following the Effective Date, the parties will exchange the names and addresses to whom the notices should be sent. A notice shall be deemed to have been given, if by electronic mail, facsimile or similar communication, on the date it is sent, and, if by certified or registered mail, on the date it is deposited postage prepaid. Communications may be made orally between the parties when the nature of the communication does not require written notice. In the event of a change of address, written notice of such change shall be given promptly to the other party.

                  6.4 ORDERING  COMPANY'S  RESPONSIBILITY.  (a) Ordering Company
shall, at no charge to Supplier, provide Supplier with notice of site conditions known to Ordering Company and such electrical and environmental conditions, technical information, data, technical support or assistance as may reasonably be required by Supplier to fulfill its obligations under this Agreement, any
Supplemental Agreement or Order. If Ordering Company fails to provide the required conditions, technical information, data, support or assistance, Supplier shall be discharged from its obligations to perform hereunder for that Order. Where Services are to be performed by Supplier in buildings owned or controlled by Ordering Company, Ordering Company shall be responsible for ensuring that the premises where the work is to be performed by Supplier are accessible to Supplier and ready and suitable for the Services to be performed in accordance with Supplier's reasonable site-preparation conditions communicated in advance to Ordering Company. Such conditions include, but are not limited to, (a) site readiness and (b) access to adequate storage space for tools and other small items necessary for the work, working space, personal facilities, heat, light, ventilation, telephone, electrical current, and outlets, all provided within a reasonable distance of the area where the work is to be performed, if available.

                  (b) Supplier's  representative shall have the right to inspect the site prior to Service Start Date. If Ordering Company or its other vendors or contractors fail to timely complete site readiness or if the work of Ordering Company or its other vendors or contractors interferes with Supplier's performance, the applicable Completion Date shall be extended as necessary to compensate for such delay or interference and additional charges shall be invoiced to recover the additional expenses incurred by Supplier as a result of such failure or interference. Moreover, should Ordering Company fail to comply with the reasonable site-preparation conditions after Supplier provides Ordering Company notice, Supplier may perform such work or furnish such items and charge Ordering Company for them in addition to the prices otherwise charged by Supplier for such Services.

                  6.5 SUPPLIER'S RESPONSIBILITY. (a) Supplier shall become acquainted with conditions governing the delivery, receipt and storage of materials at the site of the work so that Supplier will not interfere with Ordering Company's operations. For items other than those identified in Section 6.4, ORDERING COMPANY'S RESPONSIBILITY, above, storage space will not necessarily be provided adjacent to the site of the work. Therefore, Supplier shall be expected to select, uncrate, remove and transport materials from the storage areas provided. Except to the extent that Supplier's property located on Ordering Company's property is damaged or misappropriated by employees, contractors or representatives of Ordering Company, Ordering Company is not responsible for the safekeeping of such property. When Supplier's property located on Ordering Company's property is damaged or misappropriated by employees, contractors, or representatives of Ordering Company, Ordering Company shall be liable to Supplier for such damage or misappropriation. Supplier shall not stop, delay or interfere with Ordering Company's work schedule without the prior approval of Ordering Company. Supplier shall provide and maintain sufficient covering and take any other precautions necessary to protect Ordering Company's stock, equipment and other property from damage due to Supplier's performance of the work.

                  (b) Supplier recognizes that the continuity of Ordering Company's telecommunications services is of paramount importance to Ordering Company, and Supplier shall at all times exercise reasonable care to prevent damage to Company's plant and shall not use any equipment or methods which Ordering Company has informed Supplier, either in writing or through oral directives at the work site, might endanger or interfere with its service.

                  6.6 EACH PARTY'S RESPONSIBILITY. Each party shall be entirely responsible for all persons that it furnishes working in harmony with all others when working on the other party's premises or those of Ordering Company's customers. Services performed by either party or its other vendors or contractors shall not interfere with the other party's performance of services.

                  6.7 ASSURANCE OF SUPPLY. (a) AT&T and Supplier will jointly conduct regularly scheduled Life Cycle Management reviews for the purpose of sharing information concerning current and future Product and support requirements in order to permit both parties to make informed decisions concerning such matters. AT&T's priority is to assure the ongoing growth and service capabilities of the network are satisfied. In order to ensure the long term viability of the network, AT&T will have the option to request sustained manufacturing service for all Products and components that are used in the network.

                  (b)  Supplier  must  provide  written   notification  to  AT&T
eighteen (18) months in advance of Supplier's intended date of DA of any Product used in Ordering Company's network, or to substitute or replace such Product if Form, Fit or Function is affected. Supplier will provide nine (9) months written notice with regard to BCS Products not used in Order Company's network. If Supplier's vendor terminates production of a Product and/or component of a Product, Supplier will use reasonable efforts to provide the Products or components or secure sources for such Products or components; provided however, that Supplier reserves the right to provide a shorter notice in the event suppliers of a Product or critical component terminates production or maintenance of such items and no other sources for such items can be secured. Within six (6) months of notification of DA, AT&T will provide written notification to Supplier that it concurs with Supplier's decision or that it intends to negotiate the terms, conditions and prices under which availability shall be extended, provided that such Product and/or its components are available to Supplier. Unless otherwise agreed to, the framework for that agreement is that Supplier will be entitled to recover its costs of providing continued availability, plus a reasonable profit. Software DA is governed by
Section 9.20, NOTIFICATION OF DISCONTINUED AVAILABILITY OF SOFTWARE.

                  6.8 PUBLICITY. Each party shall submit to the other a proposed copy of all advertising wherein the name, trademark, code, Specification or service mark of the other party or its Affiliates is mentioned. Neither party shall publish or use such advertising without the other's prior written approval, which consent shall not be unreasonably withheld or delayed.

                  6.9 RIGHT OF ACCESS/PERMITS AND APPROVALS. Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable. No charge shall be made for such access. Reasonable prior notification shall be given when access is required. Ordering Company shall have the responsibility for obtaining all state, local and federal approvals and permits prior to the commencement of the work. Any limitation of or delay in providing timely access may result in a change of Supplier's schedule for performing its obligations hereunder and additional charges to recover additional expenses incurred by Supplier as a result of such limitations or delays.

                  6.10 FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by a Force Majeure; provided, however, that Ordering Company shall not be relieved by reason of such cause of its obligation to make payments to Supplier. If any Force Majeure condition occurs, the party delayed or unable to perform shall give prompt notice to the other party, stating the nature of the Force Majeure condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform (hereinafter the "Affected Party") may elect to: (a) suspend the applicable Supplemental Agreement or Order for the duration of the Force Majeure condition and (i) only to the extent reasonably necessary to maintain the normal operation of the Affected Party's business, buy, sell, obtain or furnish elsewhere the Product, Licensed Material or Services to be bought, sold, obtained or furnished thereunder (unless such sale or furnishing is prohibited under this Agreement, a Supplemental Agreement or an Order, in which event an Ordering Company experiencing a Force Majeure condition shall bear Supplier's reasonable costs (including inventory costs) incurred awaiting cessation of the Force Majeure condition) and, at the option of the Affected Party, deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the Force Majeure condition ceases, resume performance under the applicable Supplemental Agreement or Order with an option in the Affected Party to extend the period of such Supplemental Agreement or Order up to the length of time the Force Majeure condition endured and/or (b) when the delay or nonperformance continues for a period of at least thirty (30) days, terminate, at no charge and without any liability, the applicable Supplemental Agreement or Order or the part of it relating to Products or Licensed Material not already shipped, or Services not already performed. Unless written notice is given within forty-five
(45) days after the Affected Party is notified of the Force Majeure condition, option (a) shall be deemed selected. Nothing contained herein or elsewhere shall impose any obligation on either party to settle any labor difficulty.

                  6.11 INDEPENDENT CONTRACTOR. All work performed by Supplier, AT&T or an Ordering Company under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no persons furnished by the performing party shall be considered the employees or agents of the other. Each party is wholly responsible for withholding and payment of all federal, state, and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

                  6.12 RELEASES VOID. Neither party shall require releases or waivers of any personal rights from representatives or employees of the other in connection with visits to its premises, nor shall such parties plead such releases or waivers in any action or proceeding.

                  6.13 SURVIVAL OF OBLIGATIONS. The rights and obligations of the parties which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement, including, but not limited to
COMPLIANCE WITH LAW, TRADEMARKS, INFRINGEMENT AND
MISAPPROPRIATION, INSURANCE,
RELEASES VOID, USE OF INFORMATION, CONTINUING PRODUCT SUPPORT -
PARTS AND
SERVICE, PRODUCT WARRANTY, SOFTWARE WARRANTY, WARRANTY FOR
SERVICES OTHER THAN
MAINTENANCE, MAINTENANCE SERVICE WARRANTY and WARRANTY, shall survive such termination, cancellation or expiration.


                  6.14 GOVERNMENT CONTRACT PROVISIONS. Ordering Company shall identify in a request for proposed Supplemental Agreement if a Product, Licensed Material or Service to be provided by Supplier is intended for use under a government contract and if government contract flowdown provisions shall apply to such procurement, with identification of such flowdown provisions. In such a case, Supplier will advise AT&T if it will submit a proposal, bid or accept an Order on such basis and, if so, it will address its acceptance or compliance with the flowdown terms and conditions in its proposal, bid or Supplemental Agreement. Orders placed in accordance with such proposal, bid or Supplemental Agreement will be subject to the identified government contract provisions as negotiated. If an Order or Supplemental Agreement fails to specify the inclusion of government flowdown clauses or is issued by AT&T without the prior identification of government contract use or flowdown clauses as provided above, Supplier shall have the right to terminate such Order or Supplemental Agreement and collect from Ordering Company charges for expenses incurred until the effective date of such termination.

                  6.15 QUALITY SYSTEM AUDIT. (a) Supplier shall maintain a compliant quality system that is subject to third party quality system audit that shall include the following elements:

                  (i)      Management Responsibility
                  (ii)     Quality System Principles
                  (iii)    Quality in Marketing
                  (iv)     Quality in Specification/Design
                  (v)      Quality in Procurement
                  (vi)     Quality in Production
                  (vii)    Control of Production
                  (viii)   Product Verification
                  (ix)     Control of Measuring and Test Equipment
                  (x)      Non-conformity
                  (xi)     Corrective Action
                  (xii)    Handling and Post-production
                  (xiii)   Quality Documentation and Records
                  (xiv)    Use of Statistical Methods

                  (b) Such an audit shall assess the effectiveness and documentation of the various elements that comprise a functioning quality system. Supplier agrees that any deficiencies discovered in Supplier's quality system as a result of the audit(s) shall be remedied by Supplier at Supplier's expense.

                  6.16 ISO 9000. Supplier will undertake all reasonable actions to become ISO 9000 registered. Certain vintage Products are exempt from this Section. Such registration must be made by a third party registrar(s) accredited in the following countries: United States or such other country as may be designated in writing by AT&T or an Ordering Company.

                  6.17   UTILIZATION  OF  MINORITY  AND   WOMEN-OWNED   BUSINESS
ENTERPRISES. It is AT&T's policy that minority and women-owned business enterprises ("MWBE's) as defined in Exhibit 6-1 shall have the maximum practicable opportunity to participate in the performance of contracts. Supplier agrees to use its good faith efforts to utilize MWBE's to carry out this policy to the fullest extent consistent with the efficient performance of its business and this

Agreement. In addition to these general conditions for MWBE support, provided that Ordering Company will work with Supplier to seek out MWBE's and works with Supplier in the development of opportunities for the use of MWBE's, Supplier agrees to (a) work with Ordering Company to develop opportunities for the utilization of MWBE's for first tier procurement of Supplier's Products, Licensed Materials and Services by Ordering Company, (b) use its good faith efforts to utilize MWBE's in support of this Agreement and strive to achieve the portion of total expenditures for all Products, Licensed Materials and Services purchased from Supplier equal to 5% of the value of Ordering Companies' purchases of Products, Licensed Materials and Services from Supplier in 1996, and strive to increase such percentage by 10% each of the following years of this Agreement and (c) support Ordering Companies' state and regional goals for MWBE and service-disabled veterans spending in California and other states/regions as may be defined in the future. Supplier agrees to conduct a program which will enable MWBE's to be considered fairly as subcontractors and suppliers under this Agreement. Supplier shall submit to AT&T periodic reports of work with known MWBE's in the form of Exhibit 6-1 in such manner and at such time (not more than quarterly) as AT&T's representative may prescribe. Such periodic reports shall state separately for MBE's and WBE's the subcontracted work which is attributable to Ordering Companies. In instances where direct correlation cannot be determined, such MWBE payments may be established by Supplier comparing Ordering Company's payments to Supplier, in that period, to total payments to Supplier from all of its customers, in that period, and then arriving at Ordering Company's apportionment of such MWBE payments. Nothing in this clause shall affect or diminish Supplier's obligations as set forth in the assignment and subcontracting provisions.

                  6.18 ASSIGNABILITY. Except as provided in this clause, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment") without the other party's prior written consent. Any attempted assignment in contravention of this clause shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement; provided, however, that if Supplier uses a subcontractor to perform a material service or obligation under this Agreement, such use will be subject to AT&T's written consent. Supplier's use of such subcontractor shall not release Supplier from its obligations under this Agreement. Notwithstanding the foregoing, Supplier shall have the right to assign this Agreement and to assign its rights under this Agreement, in whole or in part, to any present or future Affiliate or to any entity which purchases from Supplier the operating asset(s) utilized by Supplier to fulfill its obligations hereunder, subject to AT&T's written consent, which consent shall not be unreasonably withheld; provided, however, that in any such event Supplier shall not be released from its obligations hereunder and shall indemnify, defend and hold harmless each Ordering Company for all losses or damages arising in connection therewith, including from any breach of this Agreement by such assignee. The notice of assignment shall state the effective date thereof. Following the effective date and to the extent of the assignment, Supplier shall not be released from obligations. For purposes of this clause, the "Agreement" includes this Agreement, each Supplemental Agreement, each Order and any other subordinate agreement placed under this Agreement.

                  6.19 GOVERNING LAW. Except as set forth in Section 5A.10, LAW GOVERNING ARBITRATION PROCEDURES, this Agreement and, unless expressly provided therein, each Supplemental Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, irrespective of the choice of laws principles of the State of New Jersey, as to all matter, including matters of validity, construction, effect, performance and remedies.

                  6.20 COMPLIANCE WITH LAW. Each party shall comply at its own expense with applicable laws, ordinances, regulations, codes, rules, guidelines, orders, permits and approvals of any governmental body, including, but not limited to, those relating to the environment, health, and safety. Each Party agrees to indemnify, defend (at the other party's request) and save harmless the other party, its Affiliates, its and their customers and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from (i) failure to do so or (ii) activity, duty or status of such party that triggers any obligation to investigate or remediate environmental contamination.

                  6.21 RECORD RETENTION. Ordering Company agrees to keep true and accurate records with regard to its use of Supplier's
Licensed  Material.
Supplier shall have the right to inspect such records at any reasonable time, not more often than once each calendar year, upon reasonable notice in writing to Ordering Company. Supplier shall bear the cost of such auditing.

                  6.22 NON-WAIVERS. The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

                  6.23 THIRD PARTY BENEFICIARIES. Except as otherwise provided in Section 1A.7, PURCHASES BY AT&T'S AFFILIATES, of this Agreement or as expressly provided in any Supplemental Agreement, the provisions of this Agreement and each Supplemental Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries of this Agreement or any Supplemental Agreement and neither this Agreement nor any Supplemental Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Supplemental Agreement.

                  6.24 SEVERABILITY. If any provision of this Agreement or any Supplemental Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to persons or circumstances or in jurisdiction other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  6.25 HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Supplemental Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Supplemental Agreement.

                  6.26 COUNTERPARTS. This Agreement and each Supplemental Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  6.27 AMENDMENTS. No provisions of this Agreement or any Supplemental Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

                  6.28 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Supplemental Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Supplemental Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Supplemental Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Supplemental Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

                  6.29 ENTIRE AGREEMENT. The terms and conditions contained in this General Purchase Agreement supersede all contemporaneous oral and all prior oral or written quotations, communications, agreements and understandings between the parties with respect to the subject matter hereof and constitute the entire agreement between the parties with respect to such subject matter. The preprinted terms and conditions on Ordering Company's purchase Orders and Supplier's sales forms are deleted. The statements of Supplier's employees and descriptions of Supplier's Products, Licensed Materials and Services do not constitute warranties or other contractual obligations and shall not be relied upon by any Ordering Company as such. Terms shall not be modified or amended except by a writing signed by authorized representative of both parties.

                                   ARTICLE VII
                       PURPOSE AND ORGANIZATION OF PART II

                  7.1  PURPOSE  AND  SCOPE OF PART II.  Part II
sets  forth  the
specific  additional  terms and  conditions  pursuant  to which
Supplier  shall
provide,  and Ordering Company shall purchase or license,
Supplier's  Products,
Licensed Materials and Services that relate to the operation of telecommunications network infrastructure. The terms and conditions of Ordering Company's purchase and licensing of Products, Licensed Materials and Services provided by Supplier's Global Business Communications Systems business unit are set forth in Part III. A non-exclusive list of the specific Products, Licensed Materials and Services is set forth in the Product Information Catalog Extraction System ("PRICES") database. Supplier may at any time, and without consent of Ordering Company, revise or otherwise amend that database solely to add to it additional items offered by Supplier under Part II. Supplier shall remove items from that database only in accordance with Section 6.7, ASSURANCE OF SUPPLY. Failure of Supplier to list a Product or Service in that database shall not preclude Supplier from providing such item pursuant to Part II.

                  7.2 ORGANIZATION OF PART II. Part II is
organized as follows:

                  (a) Article 8 sets forth the additional terms and conditions governing Supplier's provision of Products;

                  (b) Article 9 sets forth the additional terms and conditions governing Supplier's licensing of Licensed Materials;

                  (c) Article 10 sets forth the additional terms and conditions governing Supplier's provision of Engineering, Installation, Maintenance, and other Miscellaneous Services;

                  (d) Article 11 sets forth the additional terms and conditions governing Supplier's provision of Outside Plant Construction Services; and

                  (e) Article 12 sets forth the additional terms and conditions governing Supplier's provision of Consulting Services.

                                  ARTICLE VIII
                              PURCHASE OF PRODUCTS

                  8.1 GENERAL. The provisions of this Article 8 shall be applicable to the purchase of Products from Supplier. If Software is also to be licensed for use on a purchased Product, or if a Product is also to be engineered or installed by Supplier, the provisions of Articles 9 and 10 shall also be applicable.

                  8.2 PRODUCT WARRANTY. (a) Supplier warrants to
Ordering Company only, that:

                           (i) As of the date title  passes,
Supplier will have
         the right to sell, transfer, and assign such Products and the title conveyed by Supplier shall be good and Products shall be delivered free from any security interests or any other liens or encumbrances ;

                           (ii) Upon  shipment or, if installed by
Supplier upon
         Acceptance,  Supplier's  Manufactured  Products  will be
new (except if
         manufactured  discontinued,  or with Ordering Company's
approval), free
         from defects in material, workmanship, and design (except
to the extent
         (A)  designed,  in whole or in part,  by  Ordering
Company  or persons
         furnished by Ordering Company; or (B) such design defects
are caused by
         the  presence  in   Supplier's   Manufactured   Product
of  substitute
         components of Ordering Company's selection and not recommended by
         Supplier),  and will conform to Supplier's
Specifications or any other
         agreed-upon Specifications referenced in the Order for such Products;
         and

                           (iii) With respect to Vendor Items,
Supplier, to the
         extent permitted, does hereby assign to Ordering Company the warranties given to Supplier by its vendor of such Vendor Items.
Such  assignment
         will be effective on the date of shipment of such Vendor Items. With respect to Vendor Items recommended by Supplier in its Specifications for which the Vendor's warranty cannot be assigned to Ordering Company, or if assigned, less than sixty (60) days remain of the Vendor's warranty at the time of assignment, Supplier warrants for sixty (60)
         days from date of shipment or if installed by Supplier from Acceptance that such Vendor's Items will be free from defects in material and workmanship and will conform to Supplier's
Specifications or any other
         agreed-upon Specification referenced in the Order for such Products.

                           (iv)  Neither  inspection,
Acceptance,  nor  payment
         shall affect or reduce the term of any warranty.

                  (b) The Warranty Period for a Product is set forth in Exhibit 8-1. The Warranty Period for a Product or part thereof repaired under this Warranty is the period indicated in Exhibit 8-1.

                  (c) If, under normal and proper use during the applicable Warranty Period, a defect or nonconformity is identified in a Product furnished by Supplier, Ordering Company shall notify Supplier in writing of such defect or nonconformity promptly after Ordering Company discovers such defect or nonconformity and follow Supplier's instructions regarding the return of defective or nonconforming Product. With respect to a defect or nonconformity of Products to Supplier's Specifications or any other agreed upon Specification referenced in the Order for such Products, Supplier shall take the following action promptly:

                           (i)  Within  the first  sixty  (60)
days  after  (aa)
         installation completion of a Product, if Supplier has installed the
         Product or (ab) delivery, if Supplier is not installing the Product, if
         Ordering Company notifies Supplier of a defect or nonconformity of
         Products to the Specifications, that does not appear to be curable through repair or replacement within a reasonable time period, Ordering
         Company will be entitled, at its option, to a refund of the Product's purchase price and installation charges and the associated Licensed
         Materials charges. Should Ordering Company seek such a refund, it will provide Supplier such cooperation as necessary to enable Supplier to remove the Product from Ordering Company's premises, if necessary. In the event of such refund, Ordering Company may also return for credit any other Products intended for use with the defective Product that cannot be applied to another use by Ordering Company and may cancel, without liability for cancellation charges, any pending
Orders for such
         Product.

                           (ii)  After  sixty  (60) days from
(aa)  installation
         completion of a Product, if Supplier has installed the Product or (ab)
         delivery, if Supplier is not installing the Product, with respect to a defect or  nonconformity  of  Products  to  Supplier's
Specifications,
         Supplier shall take the following action promptly:

                                    (A) Supplier, at its option,
shall attempt
         first to repair or replace such Product without charge or, if not feasible, provide a refund or credit based on the original purchase price, installation charges paid by Ordering Company if installed by
         Supplier, and the associated Licensed Materials charges. Ordering
         Company must return Product to Supplier for repair and replacement, except as noted in  Sections  8.2 (c) (ii) (B) and (C).
In the event of
         such refund, Ordering Company may also return for credit any other
         Products intended for use with the defective Product that cannot be applied to another use by Ordering Company and may cancel, without liability  for  cancellation  charges,  any  pending
Orders  for  such
         Product.

                                    (B) Supplier, in the case of
any service
         affecting defect, shall either (1) repair such defect in the field using best reasonable efforts to avoid any service interruption; or (2)
         immediately  replace  the  defective  Product,  Licensed
Material,  or
         Service with a working replacement, at Supplier's expense, for the time that it takes the original Product, Licensed Material, or Service to be repaired.  At Ordering Company's option,  Ordering
Company may elect to
         retain the replacement Product, Licensed Material, or Service if substitution of the original after repair could cause a further service interruption. Where Supplier has elected to repair or replace a Product
         (other than Cable and Wire Products) which has not been installed by
         Supplier and Supplier ascertains that the Product is not readily returnable by Ordering Company, Supplier will repair or replace the
         Product at Ordering Company's site. For the purposes of Sections 8.2
         (c) (ii) (B) and (C) and Section 8.2 (d), Cable and Wire
Products shall
         mean fiber optics and associated products and copper cable and associated products, including, but not limited to, interbay cable, closures, arrays, and mounts.

                                    (C) With respect to Cable and
Wire Products
         which Supplier has ascertained are not readily returnable for repair, whether or not installed by Supplier, Supplier may elect to repair the
         Cable and Wire Products at Ordering Company's site.

                  (d) If Supplier has elected to repair or replace a defective Product, Ordering Company is responsible for removing and reinstalling the Product and, in addition, for on-site repair or replacement of cable and wire products, Ordering Company must make the Product accessible for repair or replacement, and is responsible to restore the site.

                  (e) Products returned for repair or replacement will be accepted by Supplier only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Product to Supplier shall be borne by Ordering Company. Supplier shall pay the cost of transportation of the repaired or replacing Product to the destination designated by Ordering Company. The same Product or part shall not be returned by Supplier to Ordering Company with the notation no-trouble-found (NTF) on more than two (2) occasions. On the third occasion that a Product or part has been classified by Supplier as NTF, the Product or part shall be returned to Supplier and shall become Supplier's property. Supplier shall ship a new, refurbished, or reconditioned replacement to Ordering Company for the returned Product or part at no charge for that Product under warranty. For out of warranty Product, Supplier shall ship a new, refurbished, or reconditioned replacement to Ordering Company for the returned Product or part at Supplier's current negotiated price for the production equipment element/component.

                  (f) The defective or nonconforming Products or parts which are replaced shall become Supplier's property. Supplier may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement. Unless otherwise agreed or unless unavailable, Supplier shall use new components in the repair of Products.

                  (g) If a Product for which warranty Service is claimed is not defective or is in conformance, Ordering Company shall pay Supplier's costs of handling, inspecting, testing, and transporting, and, if applicable, reasonable traveling and related expenses as referenced in Section 3.1 (g), PRICES.

                  (h) Supplier makes no warranty with respect to defective conditions or nonconformities resulting from the following: Ordering Company modifications, misuse, neglect, accident or abuse, improper wiring, repairing, splicing, alteration, installation, storage or maintenance other than by
Supplier, use in a manner not in accordance with Supplier's or vendor's Specifications or operating instructions or failure of Ordering Company to apply previously applicable Supplier modifications and corrections which were available without extra charges and which Ordering Company had had reasonable opportunity to apply. In addition, Supplier makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed or altered and with respect to expendable items, including, without limitation, fuses, light bulbs, motor brushes, and the like.

                  (i) THE FOREGOING PRODUCT  WARRANTIES ARE
EXCLUSIVE AND ARE IN
LIEU OF ALL OTHER EXPRESS AND IMPLIED  WARRANTIES,  INCLUDING BUT
NOT LIMITED TO
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE,  EXCEPT FOR
(a)  TANGIBLE  PROPERTY  DAMAGE AND PERSONAL  INJURY FOR WHICH
SUPPLIER IS HELD
LIABLE  AND (b) THE  REMEDY  PROVIDED  IN SECTION  5.1(e),
ORDERING  COMPANIES'
REMEDIES,  ORDERING  COMPANY'S  SOLE AND  EXCLUSIVE  REMEDY SHALL
BE  SUPPLIER'S
OBLIGATION  TO REPAIR,  REPLACE,  CREDIT,  OR REFUND AS SET FORTH
ABOVE IN THIS
WARRANTY.

                  8.3 CONTINUING PRODUCT SUPPORT - PARTS AND
SERVICES.

                  (a) In addition to repairs provided for under Product Warranty, Supplier offers repair services and repair parts in accordance with Supplier's repair and repair parts practices and mutually agreed upon terms and conditions then in effect for Supplier's Manufactured Products furnished pursuant to this Agreement. Such repair Services and repair parts shall be available while Supplier is manufacturing or stocking such Products or repair parts, and in any event for ten (10) years from Supplier's last shipment of a host system to Ordering Company for Supplier's 5ESS Switch System, and five (5) years or the duration of the period of the host system, whichever is longer, for other 5ESS Switch Products sold to Ordering Company as an addition to an existing 5ESS Switch System. The period for all other Supplier's Manufactured
Products is five (5) years after such Product's discontinued availability effective date unless modified by Supplemental Agreements. Supplier may use either new, remanufactured, reconditioned, refurbished, or functionally equivalent Products or parts in the furnishing of repairs or replacements under this Agreement.

                  (b) If after the agreed to support  period  Supplier is unable to provide repair part(s) and/or repair service (s) and a functionally equivalent replacement has not been designated, Supplier shall advise Ordering Company, by written notice prior to such discontinuance to allow Ordering Company to plan appropriately, and if Supplier is unable to identify another source of supply for such repair part(s) and/or repair service(s), Supplier shall provide Ordering Company, upon request, with nonexclusive licenses for manufacturing drawings and Specifications of raw materials and components to the extent Supplier can grant such licenses, so that Ordering Company will have sufficient information to have manufactured, or obtain such Service or parts from other sources. License terms for the foregoing manufacturing drawings, Specifications, and related documentation, such as manufacturing shop instructions, test programs and test instructions, including charges mutually agreed to, will be in accordance with Supplier's licensing procedures then in effect. In addition to the above licenses, if requested by Ordering Company, Supplier shall provide, at mutually agreeable prices, all dedicated tools and test beds necessary for Ordering Company to test such Products.

                  (c) With respect to Vendor Items, and subject to Section 1.118, VENDOR ITEMS, if during the agreed to support period, Supplier's vendor terminates production of repair parts or repair services, Supplier will use reasonable efforts to provide the repair parts or repair services or secure sources for such parts or services. However, if no other sources or functionally equivalent replacement can be secured, Supplier shall advise Ordering Company, by written notice prior to such discontinuance to allow Ordering Company to plan appropriately. Supplier shall provide Ordering Company, upon request, a detailed list of all commercially available parts and components purchased by Supplier disclosing the part number, name and location of supplier, and prices of the purchased items.

                  (d) With respect to Vendor Items and subject to Section 1.120 if after the agreed to support period, Supplier is unable to provide repair part(s) and/or repair service(s) and a functionally equivalent replacement has not been designated, Supplier shall advise Ordering Company, by written notice prior to such discontinuance to allow Ordering Company to plan appropriately, and if Supplier is unable to identify another source of supply for such repair part(s) and/or repair service(s), Supplier shall provide Ordering Company, upon request, a detailed list of all commercially available parts and components purchased by Supplier disclosing the part number, name and location of supplier, and prices of the purchased items.

                  8.4 TECHNICAL SUPPORT OF PRODUCTS. Supplier shall, in addition to its obligations under Product Warranty, make available, at mutually agreeable rates, ongoing technical support including, but not limited to the expertise to identify, isolate, and resolve problems, that Supplier customarily provides to its customers, including telephone assistance, field Service, and technical consultation Service for Products provided under this Agreement for a period of ten (10) years after Supplier's last shipment of a host system to Ordering Company for Supplier's 5ESS Switch System, and five (5) years or the duration of the period of the host system, whichever is longer, for other 5ESS Switch Products sold to Ordering Company as an addition to an existing 5ESS Switch System. The period for all other Supplier's Manufactured Products is five (5) years after such Product's discontinued availability effective date unless modified by Supplemental Agreements.

                  8.5 DOCUMENTATION. Supplier shall furnish to Ordering Company at no additional charge and grant Ordering Company the right to use one copy of the documentation for the Products provided hereunder for the purpose of operating and maintaining such Products. Such documentation will be that customarily provided by Supplier to its customers at no additional charge. Supplier shall also furnish to Ordering Company the Application and Planning Guide or a document similar to it. If Ordering Company wishes to perform its own installation, Supplier, at an additional charge, if applicable, shall furnish to Ordering Company and grant Ordering Company the right to use one copy of the documentation for the Products provided hereunder for its evaluation and installation purposes. The foregoing grant is subject to Section 4.1, USE OF INFORMATION, and does not include the right to disclose the content of such documents to persons other than employees of Ordering Company, its Affiliates, representatives, or contractors who will be involved in the Work, provided, however, that upon written agreement of Ordering Company to pay any applicable licensing fee in accordance with ordinary commercial practices, persons with a need to know in connection with installation of the specific Product shall be allowed to use such documentation. Such documentation shall be provided prior to, included with, or shortly after the shipment of the Products from Supplier to Ordering Company. Additional copies of the documentation are available at mutually agreeable prices.

                  8.6 SPECIFICATIONS. Upon request, Supplier shall provide to Ordering Company, at no charge, and grant Ordering Company the right to use a copy of Supplier's available commercial Specifications applicable to Products orderable hereunder for the purpose of operating and maintaining Products. Additional copies are available at mutually agreeable prices. Supplier shall also furnish to Ordering Company the Application and Planning Guide or a document similar to it. If Ordering Company wishes to perform its own installation, Supplier, at an additional charge if applicable, shall furnish to Ordering Company and grant Ordering Company the right to use one copy of the documentation for the Products provided hereunder for its evaluation and installation purposes. The foregoing grant is subject to Section 4.1, USE OF INFORMATION, and does not include the right to disclose the content of such documents to persons other than employees of Ordering Company, its Affiliates, representatives, or contractors who will be involved in the Work provided, however, that upon written agreement of Ordering Company to pay any applicable licensing fee in accordance with ordinary commercial practices, persons with a need to know in connection with installation of the specific Product shall be allowed to use such documentation.

                  8.7      EQUIPMENT TESTING.

                  (a) Supplier is responsible for the performance of standard factory production tests in the absence of any other testing mutually agreed to by the parties. Such tests shall be performed in accordance with Supplier's normal testing and quality control procedures in order to insure that the equipment provided hereunder meets all applicable Specifications. At the option of Ordering Company, Supplier shall furnish a copy of its high level test and quality control process descriptions to Ordering Company prior to initiating any such testing and Ordering Company, at its expense and with Supplier's agreement, may request in advance to witness any of the testing by giving prior notice to Supplier. Such request must be received with sufficient advance notice that the observation would not delay the completion of a test. Supplier also agrees to maintain detailed records of all such tests and to provide Ordering Company, at no charge, and if requested, with written results of these tests. Supplier reserves the right to make changes to its test and quality control process descriptions without prior notification to Ordering Company.

                  (b) In the event that the equipment fails to meet the applicable Specifications and test requirements, Supplier shall make the necessary adjustments or repairs and repeat the applicable tests. If, in the opinion of Supplier, the failure rates experienced during these tests become unsatisfactory, all shipments of like equipment to Ordering Company shall be suspended unless otherwise authorized by Ordering Company in writing.

                  (c) If Supplier is unable or unwilling to correct, at Supplier's expense, any failure to meet the applicable Specification and test requirements found during testing provided hereunder within thirty (30) days of such discovery or such longer period as may be mutually agreed upon, Ordering Company, at its option, shall be relieved of all responsibilities under this Agreement with respect to such equipment or the portion thereof which was not corrected.

                  8.8 ENVIRONMENTAL/RELIABILITY TESTING. Upon reasonable request by Ordering Company and at a mutually agreeable charge, Supplier shall perform environmental testing of the production equipment in accordance with Ordering Company's Technical Reference-PUB 51001 entitled NETWORK EQUIPMENT-BUILDING SYSTEM (NEBS) GENERAL EQUIPMENT REQUIREMENTS, Sections 3, 4, and 5 and Bellcore's Technical Reference-TR-NWT-000063 entitled NETWORK EQUIPMENT-BUILDING SYSTEM (NEBS) GENERIC EQUIPMENT REQUIREMENTS. Supplier agrees to report the test results to Ordering Company. If such test results already exist, Supplier will furnish test results to Ordering Company at no additional charge.

                  8.9 FAILURE MODE ANALYSIS OF FAILED COMPONENTS. Supplier shall perform failure mode analysis on components of Products purchased by Ordering Company with a persistent history of failure to determine the specific cause of the component failure. The results of this analysis and planned corrective action shall be provided to Ordering Company within fourteen (14) calendar days of the completion of the analysis.


                  8.10 FLOOR PLAN DATA SHEETS. Supplier shall, at Ordering Company's request, at a mutually agreeable price, and within a reasonable timeframe after product design completion, deliver to Ordering Company a completed Floor Plan Data (FPD) sheet, for equipment sold hereunder. Such FPD sheets shall be prepared in accordance with the requirements of Technical Reference 51005, dated December 1984, as amended from time to time.


                  8.11 MONTHLY ORDER AND SHIPMENT REPORTS. Supplier agrees to render monthly Order and shipment reports at a mutually agreeable charge, if applicable, on or before the fifteenth (15th) working day of the succeeding month: (a) Monthly Order and shipment reports containing the information required in a mutually agreeable format; (b) at the request of Ordering Company, monthly summaries of actual shipping intervals achieved on material Ordered under this Agreement; (c) at the request of Ordering Company, monthly repair summaries on material including (i) number of units received for repair, (ii) a breakdown of in-warranty repairs versus out-of-warranty repairs, (iii) summary of all repairs for no trouble found, and (iv) number of units repaired within same day, 24 hours, and one to seven days, and (d) at the request of Ordering Company, monthly report identifying the number of units returned and repaired by Supplier (RS&R Open Order Report).

                  8.12  RADIATION  ASSISTANCE.  If Product  provided to Ordering
Company in compliance with applicable FCC rules are thought to provide interference to others, Supplier shall provide to Ordering Company information relating to methods of suppressing such interference at a mutually agreeable price and Ordering Company shall pay the cost of suppressing such interference.

                  8.13 MARKING. All material furnished under this Agreement shall be marked for identification purposes in accordance with mutually agreed upon marking specifications set forth in any Supplemental Agreement or Order referencing this Agreement and as follows: (a) with Supplier's model/serial number; and (b) with month and year of manufacture. In addition, Supplier agrees to add any other reasonable identification which might be requested by Ordering Company such as, but not limited to, distinctive marks conforming to Ordering
Company's Serialization Plan. Charges, if any, for such additional identification marking shall be as agreed upon by Supplier and Ordering Company. This clause does not reduce or modify Supplier's obligations under Section 4.4, TRADEMARKS, included in this Agreement.

                  8.14 PERIODIC PRODUCT QUALIFICATION REVIEWS. Supplier shall conduct periodic product qualification ("PPQ") reviews to ensure that the Product continues to meet its design intent. The PPQ reviews are a Bellcore requirement and results are reported to Bellcore. If requested, Supplier shall provide to Ordering Company the results of such reviews.

                  8.15 MAINTENANCE/POST WARRANTY. Supplier may offer various programs which provide services beyond the warranty repairs above. At Ordering Company's option, Ordering Company may purchase these Repair Service and Return ("R/SAR"), Spares Exchange Service ("SES"), and other offerings at prices, terms and conditions to be mutually agreed upon.

                  8.16 PLANNING INFORMATION FOR ORDERS FOR COMMERCIALLY AVAILABLE PRODUCTS. (a) This planning information addresses the process for all Orders of Supplier's commercially available Products. It is not applicable to custom Products or special arrangements on such things as inventory or manufacturing (i.e. any custom or legacy products requiring unique procedures, such as NGLN, DDM1000, FT-Series G and projects such as Customer Connectivity). Special Product or unique arrangements will require a Supplemental Agreement to document the agreements made specifically for that Product or project only.

                  (b) Supplier and Ordering Company shall identify Products or technologies that will require special arrangements and for which Supplemental Agreements must be negotiated.

                  (c) Ordering Company will provide to Supplier on a monthly basis via the Customer Demand Planning (CDP) mechanized system, a forecast of Product requirements consisting of funded, unfunded, and a projection of unforecasted demand. This forecast is considered unconstrained and will be provided for a rolling twelve (12) months as well as an aggregate forecast for the subsequent year. It will represent forecasted demand by fiscal month.

                  (d) A current listing of Products that are presently forecasted by Network Services Division/Inventory Management ("NSD/IM") will be mutually agreed upon and updated periodically as the scope of the forecasting process changes. Forecasts furnished by Ordering Company will eventually encompass all of the network Product requirements for Ordering Companies.

                  (e) Orders will be placed within Supplier's planning interval documented in Exhibit 2-1, Planning Intervals, to the extent possible, and will constitute a commitment to buy. Ordering Company will compare the monthly forecast with the semi-annual planning forecast being provided in April and September, and will reconcile the two accordingly. In the future, if the frequency of these forecasts changes, a similar reconciliation will be performed on all Product elements that are provided in the planning forecasts. Ordering Company and Supplier will review Ordering Company's forecasting accuracy quarterly with the goal of obtaining 80% forecasting accuracy. Ordering Company will work with Supplier to provide Product level requirements on a monthly basis especially for those forecasts within the six (6) month window as part of the rolling forecast.

                  (f) CUSTOMER DEMAND PLANNING (CDP). Should Ordering Company request a programming change to the CDP system that would benefit external users of the CDP system, Supplier shall make such modification at no cost to Ordering Company. If Ordering Company has a request for a modification to the CDP system that is specific to Ordering Company's needs, such modification to the system shall be made at a cost mutually agreed upon by Ordering Company and Supplier. Supplier shall provide Ordering Company with CDP system support via the 1-800-CDP-8845 Hotline at no cost to Ordering Company.

                  (g) METRICS. Ordering Company and Supplier agree to monitor forecast accuracy on a monthly basis. Forecast accuracy measurements shall be based upon a two month lead time for each forecasted item. CDP shall be the vehicle for gathering data on forecast accuracy and shipping performance. Ordering Company will monitor its forecasts and seek to achieve improvements in accuracy as described in Exhibit 8-3. Supplier will monitor and seek to achieve improvements on performance to customer requested completion date (CRCD), and performance to published order intervals. This is an informal process and does not imply penalty for non-performance. The 1996 metric goals are set forth in
Exhibit 8-3. Joint goals and metrics for future years will be mutually negotiated for continuous improvement.

                  (h)  FORECASTING  PROCESS   MONITORING.
Forecasting  Process
Performance Goals will be monitored on an ongoing basis by the Inventory Management Process Management Team and the Forecasting Quality
Improvement Team.
Additional meetings to review forecasting specifics may be scheduled as needed by either Ordering Company or Supplier.

                                   ARTICLE IX
                                    SOFTWARE

                  9.1 GENERAL. (a) The provisions of this Article 9 apply to the furnishing of Software by Supplier to Ordering Company pursuant to this Agreement. Supplier's use of certain Licensed Materials may be restricted by mutual agreement of the parties as specified in a Supplemental Agreement. The ownership interests and rights of the parties in Custom Software, in addition to the applicable rights set forth in this Article, shall be established on a case-by-case basis in subsequent Supplemental Agreements.

                  (b) To the extent that any provision set forth in this Article conflicts with any provision set forth elsewhere in this Agreement, this Article shall control.

                  (c) Software in this Article means both Custom
Software and
Licensed Materials.

                  9.2 LICENSE. (a) Unless otherwise specified in a Supplemental Agreement, upon delivery of Licensed Materials, Supplier grants to Ordering Company a personal, nontransferable, and nonexclusive license pursuant to this Agreement to use Licensed Materials at a site(s) or, in the case of a Designated Processor, with either the Designated Processor or temporarily on any comparable replacement if the Designated Processor becomes inoperative, until the Designated Processor is restored to operational status. Ordering Company shall use Licensed Materials only for its own internal business operations.

                  (b) Ordering Company shall not sublicense such Licensed Materials, nor modify, decompile, or disassemble Licensed Material furnished solely as object code to generate corresponding Source Code, provided, however, that Ordering Company shall be authorized to sublicense Software in connection with its rights in Section 1A.1, PURPOSE AND SCOPE OF THIS AGREEMENT, to dispose of Products and Licensed Materials.

                  9.3 SOFTWARE. On the delivery date, Supplier shall furnish to Ordering Company, at the fee specified in the Order or Supplemental Agreement, at least the following basic items: (a) Object Code stored in a medium compatible with the equipment described in Supplier's Specifications or the applicable Supplemental Agreement, and identified in the Order; (b) user documentation which Supplier normally furnishes to customers with the Licensed Materials at no additional charge, and any user documentation specified in the applicable Supplemental Agreement; (c) if not previously provided, the required machine configuration; and (d) Source Code if licensed or furnished by Supplier as part of the Software ordered hereunder.

                  9.4      ACCESS TO SOURCE CODE.

                  (a) With respect to Software which has not been the subject of a notice of discontinued availability pursuant to Section 9.20, NOTIFICATION OF DISCONTINUED AVAILABILITY OF SOFTWARE, if Supplier is declared bankrupt or refuses to perform maintenance of the Software, or fails to provide for the performance of maintenance of the Software to the extent that Ordering Company is unable to use the Software for its intended purpose and perform maintenance, then Supplier, or others acting on behalf of Supplier, shall furnish to Ordering Company (under a suitable license agreement, if applicable), Supplier's then existing Software Source Code, Software development programs, and associated documentation for such standard version to the extent necessary for Ordering Company to maintain and enhance for its own use the standard version of that Software for which it has a perpetual, non-exclusive right to use.

                  (b) If Ordering Company's use of the Software Source Code provided pursuant to Section 9.4(a) involves use or copying of copyrighted material or the practice of any invention covered by a patent, Supplier shall not assert the copyright or patent against Ordering Company for use of the Software Source Code as originally provided by Supplier.

                  9.5 RESTRICTIONS AND CONFIDENTIALITY. (a) Except for any part of such Licensed Materials which is or becomes generally known to the public through acts not attributable to Ordering Company, Ordering Company shall hold such Licensed Materials in confidence, and shall not, without Supplier's prior written consent, disclose, provide, or otherwise make available, in whole or in part, any Licensed Materials to anyone, except to its employees having a need-to-know . Ordering Company shall not copy Licensed Materials embodied in Firmware. Ordering Company shall not make any copies of any other Licensed Materials except as necessary in connection with the rights granted hereunder. Ordering Company shall comply fully with the proprietary notice requirements set forth in Section 4.1, USE OF INFORMATION, and the record keeping obligation of
Section 6.21, RECORD RETENTION.

                  (b) Ordering Company shall take appropriate action, by instruction, by agreement, or otherwise, with all persons permitted access to the Licensed Materials so as to enable Ordering Company to satisfy its obligations under this Agreement.

                  (c) When the Licensed Materials are no longer needed by Ordering Company, or if Ordering Company's license is canceled or terminated, Ordering Company shall return all copies of such Licensed Materials to Supplier or follow written disposition instructions provided by Supplier.

                  (d) Custom Software and Related Documentation shall be treated as proprietary information of a party or parties in accordance with Section 4.1, USE OF INFORMATION.

                  9.6 INSTALLATION OF SOFTWARE. (a) Where Ordering Company is responsible for installation of Software, Supplier's sole responsibility is to deliver the Software to Ordering Company on or before the scheduled Delivery Date specified in the Order or Supplemental Agreement. However, if Supplier is expressly responsible for such installation, Supplier shall deliver the Software to Ordering Company in sufficient time for it to be installed on or before the scheduled Installation Complete Date specified in the Order or Supplemental Agreement, and Supplier shall complete its installation and associated testing on or before such date.

                  (b) Where Ordering Company has assumed responsibility for the installation of newly licensed Software, Supplier will, at Ordering Company's request and without charge provide for the first such installation a reasonable level of technical assistance, which may include on-site assistance, when
Ordering Company encounters installation difficulties. For all subsequent installations of such Software by Ordering Company, unless otherwise stipulated under conditions of an Order or Supplement Agreement, Supplier reserves the right to charge Ordering Company for any Ordering
Company-requested assistance.

                  9.7 OPTIONAL SOFTWARE FEATURES. Licensed Materials provided to Ordering Company under this Agreement may contain optional features which are separately licensed and priced. Ordering Company agrees that such optional features will not be activated without written authorization from Supplier and Ordering Company's payment of the appropriate license fees. If, in spite of Ordering Company's best effort to comply with this restriction, such features are activated and used by Ordering Company, Ordering Company agrees to so notify Supplier promptly and to pay Supplier the license fees for the activated features, as well as the reasonable cost of money for the period in which such features were activated.

                  9.8 CENTRALIZED MAINTENANCE. (a) Ordering Company may specify in an Order or Supplemental Agreement that, for centralized maintenance purposes, all Software changes, including Enhancements, provided by Supplier shall be provided only to Ordering Company's Centralized Support Organization. Supplier will, in that event, be responsive to maintenance requests which Ordering Company's Centralized Support Organization issues. This Organization will be responsible for Software application, initial Acceptance testing and distribution of the Software to all licensed installations.

                  (b) Subject to payment of all applicable fees, Supplier grants Ordering Company the right to transmit the Software by means of data links to each licensed installation.

                  (c) Supplier grants to Ordering Company, at a fee to be negotiated in a Supplemental Agreement, a license to use a copy of the Software for centralized maintenance purposes only. Supplier shall provide this maintenance copy of the Software in response to an Order requesting same. The maintenance copy provided to Ordering Company's Centralized Support Organization will be used only to perform systems or application support functions for Ordering Company's application programmers.

                  9.9 ENHANCEMENTS. Supplier shall offer to Ordering Company during the term of an Order or Supplemental Agreement, at an agreed upon charge, if any, all Software Enhancements and Related Documentation, generally made available by Supplier. All Enhancements provided to Ordering Company shall be considered Software subject to the provisions of an Order or Supplemental Agreement.

                  9.10 INTELLECTUAL PROPERTY RIGHTS. (a) Title to the Licensed Material and to Intellectual property rights herein shall remain in Supplier or Supplier's licenser, as applicable. Ordering Company shall have the right to make the number of copies of the Licensed Materials solely for use as authorized in an Order or Supplemental Agreement, and archival copies as appropriate. Ordering Company however, shall not reproduce copies of the Licensed Materials for the purpose of supplying it to others except individuals authorized herein.

                  (b) All Licensed Material (whether or not part of Firmware) furnished by Supplier, and all copies thereof made by Ordering Company, including translations, compilations, and partial copies thereof, are, as between Ordering Company and Supplier, solely the property of Supplier.

                  (c) Title to Custom Software shall be specified in the applicable Supplemental Agreement.

                  9.11 TRAINING AND TECHNICAL  SERVICE.  Supplier shall provide:
(a) assistance and advice, as may be specifically requested by Ordering Company necessary to assist in the testing and use of the Software under the terms and conditions specified in the Order or Supplemental Agreement, and (b) at no additional charge, any training as it normally provides without charge to other customers.

                  9.12 MODIFICATIONS. In those instances where Source Code is provided, Ordering Company may make Modifications to the Software as permitted in a Supplemental Agreement. Ordering Company shall have all rights, title and interest to any Modifications and resulting derivative works and the Intellectual Property Rights in such Modifications or works. Moreover, unless otherwise agreed by the parties, nothing shall limit Ordering Company's right to reproduce and use the modified Software, provided however, any portion or aspect of the modified Software which is licensed from Supplier shall continue to be subject to all the provisions of the license, and nothing contained herein grants to Ordering Company any rights to use the Software other than as recited in the license.

                  9.13 REDESIGNATION OR TRANSFER OF DESIGNATED SITE OR COMPUTER.
(a) If Ordering Company's use of the Software is limited to a designated site or a Designated Processor, the provisions of this clause shall apply. A redesignation shall refer to the movement of Software to upgraded equipment. A transfer shall refer to a temporary change of site of the Software.

                  (b) Without an additional charge or fee or any requirement for any additional license, except where feature or size sensitive units are a factor, Ordering Company may:

                           (i) Redesignate  the site or
Designated  Processor at
         which the Software  will be used and shall  notify
Supplier of the new
         site  or  Designated   Processor   and  the   effective
date  of  the
         redesignation; and

                           (ii)  Concurrently  operate  the
Software at another
         site or Designated Processor for a period not to exceed three (3)
         months for the purpose of redesignating the assigned using site.

                  (c) The license granted for a designated site or Designated Processor may be transferred with notice to Supplier (within a reasonable time after such transfer) and at no additional charge or fee to Ordering Company to a backup computer if the designated site or

Designated Processor is inoperative due to malfunction, due to performance of preventive or remedial maintenance, due to engineering changes or due to changes in features or model, until the designated site or Designated Processor is restored to operative status and processing of the data already entered in the backup computer has been completed. Supplier may charge Ordering Company for services requested by Ordering Company in support of such relocation.

                  9.14 SOFTWARE ACCEPTANCE.  (a) Upon installation
completion of
the  Software  in  the  Integrated   Test  Network  (ITN)  or
the  First  Field
Application, Ordering Company has the right to conduct an Acceptance Test.
Unless otherwise agreed by the parties, Ordering Company shall have an Acceptance Test Period of thirty (30) consecutive calendar days to conduct this test. The Software shall be deemed accepted by Ordering Company unless Ordering Company notifies Supplier in writing to the contrary within the Acceptance Test Period described above. If the Software fails the Acceptance Test during the Acceptance Test Period, Supplier shall use its reasonable efforts to correct each error to minimize the Acceptance delay, and the Acceptance Date shall be extended on a day-to-day basis until the Software, as modified, is accepted. Acceptance of a particular release of Software in the ITN or in the First Field Application shall constitute Acceptance of all copies of such Software to be provided Ordering Company, regardless of when each such copy of such Software is installed on its Designated Processor.

                  (b) If Ordering Company elects in the Order not to perform Acceptance Tests for any Software, the Acceptance Date for such Software shall be the Delivery Date if not installed by Supplier or the Installation Complete Date if installed by Supplier, as applicable.

                  (c) For an Acceptance Test conducted by Ordering Company on newly licensed Software, Supplier will, at Ordering Company's request and without charge, provide a reasonable level of technical assistance to Ordering Company when difficulties are encountered by Ordering Company.

                  (d) In the event that Software has not passed the Acceptance Test within six (6) months after the Delivery Date, at Ordering Company's option, (i) Ordering Company shall return all copies of the Software to Supplier and Supplier shall reimburse Ordering Company for any fees (e.g., license, R&D, etc.) paid for such Software or (ii) if mutually agreed to by the parties, Ordering Company may retain the Software at an equitable adjustment in the fees as may be agreed to by the parties, in which case the Software shall be deemed accepted.

                  9.15 SOFTWARE WARRANTY. (a) Supplier warrants to
Ordering
Company all of the following:

                           (i)  The  Software  will  be  free
from  significant
         errors,   will   conform  to  and  perform  in
accordance   with  the
         Specifications. The media containing the Software will be free from defects in material and workmanship. The Software will be compatible with  and  may be used  in  conjunction  with  other
Software  and the
         hardware as described in the Specifications.

                 (ii) Work will be performed in accordance with
                               industry standards.

                           (iii)  There  are  no  copy
protection  or  similar
         mechanisms within the Software which will, either now or in the future, interfere with the rights granted to Ordering Company.

                           (iv)  Supplier has the right to grant
the licenses as
         granted herein, and has not done anything to interfere with the exercise of Ordering Company's rights.

                           (v) At the time of delivery, to
Supplier's knowledge,
         the Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, or alter
         Software, Firmware, or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or  processed  by the  Software in any manner.
Supplier  shall
         immediately advise Ordering Company, in writing, upon reasonable suspicion or actual knowledge that the Software provided may result in the harm described above.

                  (b) All warranties shall survive inspection, Acceptance and payment.

                  (c) If, under normal and proper use during the applicable Warranty Period specified in Exhibit 8-1 Software proves to have a defect which materially affects its performance in accordance with the applicable Specifications and Ordering Company notifies Supplier in writing of such defect promptly after Ordering Company discovers such defect and follows Supplier's instructions, if any, regarding return of defective Software, Supplier shall, attempt first to either correct or replace such Software without charge, or if correction or replacement is not feasible, provide a refund or credit based on the original license fee. In addition, should a defect in Software prevent in whole or in part the use of any Product(s) that cannot be applied to another use by Ordering Company, Ordering Company may, at its election, also return such Product(s) for a full refund.

                  (d) Software returned for correction or replacement will be accepted by Supplier only in accordance with its instructions and procedures for such returns. The transportation expense associated with returning such Software to Supplier shall be borne by Ordering Company. Supplier shall pay the costs of transportation of the corrected or replacing Software to the destination designated by Ordering Company.

                  (e) If Software for which warranty Service is claimed is not defective or nonconforming, Ordering Company shall pay Supplier's costs of handling, inspecting, testing, and transporting and, if applicable, traveling and related expenses.

                  (f) Supplier makes no warranty with respect to defective conditions or nonconformities resulting from the following:
modifications,
misuse, neglect, or accident; events outside Supplier's control;
installation,
use of Software or Software maintenance in a manner not in accordance with Supplier's Specifications, operating instructions, or license-to-use; or failure of Ordering Company to apply previously applicable Supplier modifications and corrections. In addition, Supplier makes no warranty with respect to defects related to Ordering Company's data base errors. Moreover, no warranty is made that Software will run uninterrupted or error free.

                  (g) If any  Software  is lost or damaged  during the  Warranty
Period or such other time as Supplier maintains the Software as a generally available product offering, while in the possession of Ordering Company,
Supplier will promptly replace the Software at the established charge for providing the associated media unless such is provided by Ordering Company.

                  (h) If an Order specifies that Ordering Company's use of the Software is limited to a designated site or a Designated Processor, the provisions of this clause shall apply. If Ordering Company performs installation and elects to perform applicable tests for any Software, the warranty for such Software shall commence on the Delivery Date. If Supplier performs installation of any Software, the Warranty for such Software shall commence upon installation completion.

                  (i) If Software is purchased with a license for multiple sites (e.g., unlimited replication rights, or limited multiple replication rights), the warranty for such Software shall commence upon Acceptance by Ordering Company in the ITN or in the First Field Application, as appropriate.

                  (j) Supplier warrants that installation of any new Software will not shorten or lessen the warranty of existing Software.

                  (k) THE FOREGOING SOFTWARE WARRANTIES ARE
EXCLUSIVE AND ARE IN
LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.
EXCEPT FOR (a)
TANGIBLE  PROPERTY  DAMAGE AND PERSONAL INJURY FOR WHICH SUPPLIER
IS HELD LIABLE
AND (b) THE REMEDY PROVIDED IN SECTION  5.1(e),  ORDERING
COMPANIES'  REMEDIES,
ORDERING  COMPANY'S SOLE AND EXCLUSIVE REMEDY SHALL BE SUPPLIER'S
OBLIGATION TO
CORRECT, REPLACE, CREDIT, OR REFUND AS SET FORTH ABOVE IN THIS
WARRANTY.

                  9.16 CANCELLATION OF LICENSE. If Ordering Company fails to comply with any of the material terms and conditions of this Agreement, Order or Supplemental Agreement and such failure continues beyond ten (10) days after receipt of written notice thereof by Ordering Company, the conditions of Article 5A, ARBITRATION; DISPUTE RESOLUTION shall apply. Supplier's cancellation of the license at issue shall be tolled pending the outcome of the Dispute Resolution process. Simultaneous with initial invocation of such process, Ordering Company shall deposit and have held in escrow, until such dispute is resolved, an amount equal to the current market price of the license in question.

                  9.17 RELATED DOCUMENTATION. Supplier shall furnish to Ordering Company, at no additional charge and grant Ordering Company the right to use one copy of the Related Documentation for Software furnished by Supplier pursuant to this Agreement for the sole purpose of operating and maintaining such Software. Such Related Documentation will be that customarily provided by Supplier to its customers for such Software, consistent with the vintage, options and feature of the system on which it operates. Such Related Documentation shall be provided prior to, included with, or shortly after provision of Software by Supplier to Ordering Company. Additional copies of the Related Documentation are available at prices set forth in Supplier's Price List.

                  9.18 ADDITIONAL RIGHTS IN LICENSED MATERIAL. (a) The additional rights granted by Supplier to Ordering Company herein apply to 4ESS Switch, 5ESS Switch, 2NCP, SLC2000, FT2000, DDM, and DACS Product families. Both parties agree that these same rights may be extended to other Products by mutual agreement and documented within a Supplemental Agreement.

                  (b) Ordering Company may transfer its right to use Licensed Materials furnished under this Agreement without the payment of an additional right-to-use fee by transferee, except where feature or size sensitive units are a factor, but only under the following conditions:

                           (i) Such Licensed Materials shall be
used only within
         the country in which it is currently deployed, however, Supplier will not unreasonably withhold its consent to use outside such country provided the proprietary information associated with the use of the
         Software can be adequately protected;

                           (ii) Except as otherwise  provided in
the  Agreement,
         the right to use such Licensed Material may be transferred, only together with the Product with which Ordering Company has a right to use such Licensed Material, and such right to use the Licensed Material shall continue to be limited to use with such Product;

                           (iii)  Before  any such  Licensed
Material  shall be
         transferred, Ordering Company shall notify Supplier of such transfer and the transferee shall have agreed in writing (a copy of which will be provided to Supplier at its request) to keep such Licensed Material in confidence and to corresponding conditions respecting use of
         Licensed Materials as those imposed on Ordering Company;
and

                           (iv)  Within  the  country  in  which
the   Licensed
         Material was originally deployed, the transferee shall have the same right to Licensed Material warranty or

         Licensed Material maintenance for such Software as the transferor, provided the transferee continues to pay the fees, if any, associated with such Software or Software maintenance.

                  9.19 SOFTWARE MAINTENANCE SERVICE. Unless otherwise agreed by Supplier in writing, maintenance Service for Software shall only be available for (a) the version/generic that is current at the time that such Service is ordered, (b) the immediately preceding version/generic, and (c) a version/generic for which the term of warranty is still in effect. Ordering Company will be notified in writing six (6) months in advance of maintenance Service discontinuance for version/generics prior to the preceding version/generic.

                  9.20 NOTIFICATION OF DISCONTINUED AVAILABILITY OF SOFTWARE. Supplier shall notify Ordering Company at least one (1) year in advance of discontinued availability of the last standard Software generic. For a minimum of two (2) years after discontinued availability, Supplier will make available to Ordering Company, Software Support Service or other mutually agreed upon arrangements which afford Ordering Company reasonable continued use of the Software. If Supplier refuses to provide Software Support Service beyond the minimum two (2) year period, Supplier shall grant to Ordering Company a license to use the Software Source Code under terms and conditions to be negotiated at that time.

                                    ARTICLE X
                     ENGINEERING, INSTALLATION, MAINTENANCE
                        AND OTHER MISCELLANEOUS SERVICES

                  10.1 GENERAL. The provisions of this Article X shall be applicable to the furnishing by Supplier of Services other than Services furnished pursuant to any other Article of this Agreement. Such services include, but are not limited to (a) Engineering Services such as preparation of equipment Specifications, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the Order (b) Installation Services such as installation, equipment removal, and cable mining
(c) Maintenance Services, and (d) other Miscellaneous Services.

                  10.2 WARRANTY FOR SERVICES  OTHER THAN  MAINTENANCE  SERVICES.
(a) Supplier warrants to Ordering Company that Services will be performed in a professional manner and in accordance with Supplier's Specifications or those referenced in the Order and with accepted practices in the community in which such Services are performed, using material free from defects except where such material is provided by Ordering Company. If the Services prove to be not so performed and if Ordering Company notifies Supplier, with respect to Engineering, Installation, or other Miscellaneous Services, within a six (6) month period commencing on the date of completion of the Service, as identified in writing by Supplier, Supplier, at its option, either will correct the defect or nonconforming Service for which Supplier is responsible or render a full or prorated refund or credit based on the original charge for the Services. After the corrective action, Ordering Company shall have the right to inspect and accept the corrective work done..

                  (b) Where Supplier performs Engineering or Installation Services as part of a combined engineering, furnishing, and installation Order, the six (6) month period referenced above shall commence on the date of Ordering Company's Acceptance of Installation Service.

                  (c) THE FOREGOING SERVICES WARRANTIES ARE
EXCLUSIVE AND ARE IN
LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING,  BUT
NOT LIMITED TO,
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR
PURPOSE.  EXCEPT FOR
(a)  TANGIBLE  PROPERTY  DAMAGE AND PERSONAL  INJURY FOR WHICH
SUPPLIER IS HELD
LIABLE  AND (b) THE  REMEDY  PROVIDED  IN SECTION  5.1(e),
ORDERING  COMPANIES'
REMEDIES,  ORDERING  COMPANY'S  SOLE AND  EXCLUSIVE  REMEDY SHALL
BE  SUPPLIER'S
OBLIGATION TO MAKE  CORRECTIONS OR GIVE A CREDIT OR REFUND AS SET
FORTH ABOVE IN
THIS WARRANTY.

                             A. ENGINEERING SERVICES

                  10.3 ORDERING. Engineering Services may be ordered separately or in combination with Installation Services.

                  10.4 STANDARDS FOR ENGINEERING SERVICES.
Supplier agrees to
perform Engineering Services in accordance with the engineering
Standards
provided by and/or approved by Ordering Company.

                  10.5 STANDARDS FOR CENTRAL OFFICE RECORD
SERVICES. (a)
Supplier agrees to perform central office records services in accordance with central office records standards provided and/or approved by Ordering Company.

                  (b)  Ordering  Company will provide  Computer  Aided  Drafting
(CAD) specifications, CAD drafting tools, standard drawing files and other conventions, in order that all completed CAD drawings will comply with Ordering Company's standards. Title to CAD specifications, tools, drawing files, and other data supplied to Supplier by Ordering Company shall remain in Ordering Company at all times both before and after the Work is done.

                  (c) Supplier shall be responsible for loss or damage to CAD tools, drawing files, models, blueprints, and other materials in Supplier's possession under this Agreement belonging to Ordering Company, and shall, if requested, furnish Ordering Company with acceptable certificates of insurance covering this risk.

                  (d)  All  project   and/or  Order   specific   CAD   drawings,
specifications and engineering calculations shall be forwarded to Ordering Company and become Ordering

Company's exclusive property prior to final payment by Ordering Company on this Agreement or an Order, unless otherwise agreed in writing by Ordering Company's representative.

                  10.6 ENGINEERING INTELLECTUAL PROPERTY. All engineering service outputs and final products, including but not limited to equipment Specifications, office records, and material summaries, shall be the sole property of Ordering Company. All tools, reference material, and proprietary information used by Engineering Services to create or produce these outputs or documents shall remain the sole property of Supplier.

                            B. INSTALLATION SERVICES

                  10.7 CONDITIONS OF INSTALLATION AND OTHER SERVICES PERFORMED ON ORDERING COMPANY'S SITE. (a) ITEMS PROVIDED BY ORDERING COMPANY. Ordering Company will be responsible for furnishing the following items (as required by the conditions of the particular installation or other on-site Service, hereinafter collectively referred to as the "Service") at no charge to Supplier and these items will not be included in Supplier's price for the Services. Should Supplier incur expense, subject to Ordering Company's preapproval, as a result of Ordering Company's failure to provide any of these items, billing in addition to the contract price will be rendered to and paid by Ordering Company. In addition, if Ordering Company's failure to provide any of these items results in delaying Supplier's performance, the affected Completion Date may be extended.

                           (i)  ACCESS  TO  BUILDING   AND  WORK
SITE  -  Allow
         employees of Supplier and its subcontractors controlled access to premises and facilities at prearranged hours during the scheduled
         Service or at such other times as are reasonably requested by Supplier. The parties shall endeavor, to the extent practical, to agree on a
         building and work site access schedule prior to the start of work.
         Ordering Company shall obtain for Supplier's and its subcontractors'
         employees any necessary identification and clearance credentials to enable Supplier and its subcontractors to have access to the work site.

                           (ii) GENERAL  BUILDING  CONDITIONS -
Take such action
         as may be necessary to insure that the premises will be dry and free from dust and Hazardous Materials, including but not limited to asbestos, and in such condition as not to be injurious to Supplier's or its subcontractors' employees or to the Products to be installed. Prior to commencement of the Services and during the performance of the
         Services, Ordering Company shall, if requested by Supplier, provide
         Supplier with sufficient data to assist Supplier in evaluating the environmental conditions at the work site (including the presence of
         Hazardous Materials). Ordering Company is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of the Services.

                           (iii)  REPAIRS TO BUILDINGS - Prior to
Service  start
         date, to the extent practical, make such alterations and repairs as are necessary for proper installation of Products.

                           (iv)  OPENINGS IN BUILDINGS - Prior to
Service  start
         date,  furnish  suitable  openings in buildings to allow
Products to be
         placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Supplier with input provided by Ordering Company.
         Supplier shall provide such drawings to Ordering Company in sufficient time to meet project service dates. Ordering Company shall fireproof
         (with steel covers) all paths throughout the building.

                           (v)  ELECTRICAL  CURRENT,   HEAT,
LIGHT,  AND  WATER
         Provide  electrical  current for charging storage
batteries and for any
         other  necessary  purposes with suitable  terminals where
work is to be
         performed;   provide  temperature  control  and
general   illumination
         (regular and emergency) in rooms in which work is to be performed or
         Products stored, equivalent to that ordinarily furnished for similar purposes in a working  office;  provide exit lights;
provide water and
         other necessary utilities for the proper execution of the Services. At new locations without existing utilities Supplier may be requested in writing, prior to start date, to provide utilities, subject to negotiations with Ordering Company.

                           (vi)  BUILDING  EVACUATION - Prior to
Services  start
         date, provide building evacuation plans in case of a fire or other emergency.

                           (vii) CEILING  INSERTS - Provide
ceiling  inserts as
         required using Supplier's standard spacing arrangement for ceiling support equipment.

                           (viii) MATERIAL  FURNISHED BY ORDERING
COMPANY - New
         or used third party material  furnished by Ordering
Company shall be in
         such condition that it requires no repair and no adjustment or test effort in excess of that  normal for new  equipment.
Ordering  Company
         assumes all responsibility for the proper functioning of such material.
         Ordering Company shall also provide the necessary third party Product information and, where possible and permitted, access to special third party test equipment and tools, for Supplier to properly install such material.

                           (ix) TOILET  FACILITIES AND EYEWASH
STATION - Provide
         proper and easily accessible  toilet  facilities and
supplies,  such as
         towels and soap, in buildings in which Services are in
progress.  Where
         temporary  facilities  are  required,  Ordering  Company
will  provide
         suitable,   portable   facilities   including  supplies
and  custodial
         Services. Provide emergency eyewash station in power room near battery stands.

                           (x) FLOOR  SPACE AND  STORAGE
FACILITIES  - Supplier
         will identify to Ordering Company its need for space to store materials and tools necessary for the work. If adequate space in the building is available, Ordering Company will license Supplier to use such space reasonably adjacent to the work site for storage of material and tools for near-term use. If such space is not available, the parties will negotiate other arrangements, such as trailers or off-site warehouses, to achieve the maximum practical
         economies.  To  the  extent  feasible,  Ordering
Company  will  permit
         Supplier's personnel to use luncheon facilities in the building and will license Supplier to use administrative space solely for the purpose of the Work.

                           (xi) EASEMENTS, PERMITS, AND
RIGHTS-OF-WAY - Prior to
         Services start date, provide all rights-of-way, easements, licenses to come upon land to perform the Services, permits and authority for installation  of  Products  and other  material;
permits  for  opening
         sidewalks, streets, alleys, and highways; and construction and building permits.

                           (xii)  WATCH  SERVICE  -  Provide
normal   security
         necessary to prevent admission of unauthorized persons to building and other areas where Installation Services are performed and to prevent unauthorized removal of the Products and other materials.
Supplier will
         inform Ordering Company as to which storage facilities at the work site
         Supplier will keep locked.

                           (xiii) USE OF AVAILABLE  TESTING
EQUIPMENT - Ordering
         Company  shall  make  available  to  Supplier  the
maintenance   test
         facilities which are imbedded in equipment to which the Product being installed will be connected or added, and, if available, meters, test sets, and other portable apparatus that is unique to the Product being installed. Supplier's use of such test equipment shall not interfere with Ordering Company's normal equipment maintenance functions.

                           (xiv)  ACCESS TO  EXISTING  PLANT -
Ordering  Company
         shall permit Supplier reasonable use of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities.
Such use shall
         not interfere with Ordering Company's normal maintenance of equipment.

                           (xv) GROUNDS - Ordering  Company shall
provide access
         to suitable and isolated building ground as required for Supplier's standard grounding of equipment. Where installation is outside or in a building under construction, Ordering Company shall also furnish lightning protection ground.



                           (xvi)  REQUIREMENTS  FOR  ORDERING
COMPANY  DESIGNED
         CIRCUITS Ordering Company shall furnish information covering the proper test and readjust requirements for apparatus and requirements for circuit performance associated with circuits designed by Ordering
         Company or standard circuits modified by Ordering Company's drawings.


                           (xvii) CLEARING EQUIPMENT FOR
MODIFICATIONS  Ordering
         Company shall remove, or transfer telecommunications traffic on trunks and sundry working equipment, and make other arrangements required to permit Supplier to modify existing equipment.

                           (xviii) BATTERY ROOM  VENTILATION -
Ordering  Company
         shall provide the required ventilation for battery rooms or areas.

                           (xix) HOUSE  SERVICE  PANEL - Ordering
Company shall
         provide  electric  power  from  Ordering  Company's
Service  panel  to
         Supplier's power board and shall run all leads between said Service panel and power board.

                           (xx) THROUGH TESTS AND TRUNK TESTS -
Ordering Company
         shall make required through tests and trunk tests to other offices after Supplier provides its notice of completion or notice of advanced turnover.

                  (b) ITEMS TO BE FURNISHED BY SUPPLIER. The following items will be furnished by Supplier (if required by the conditions of the particular
Service) and the price thereof is included in Supplier's price for
Services:

                           (i)  PROTECTION OF EQUIPMENT AND
BUILDINGS - Supplier
         shall provide protection for Ordering Company's equipment, network integrity and buildings during the performance of the Services and in accordance  with  Supplier's  standard  practices.
Supplier shall make
         every effort possible to prevent interruptions to network integrity.

                           (ii)  METHOD OF  PROCEDURE - Supplier
shall  prepare
         detailed (MOP), as defined by Ordering Company before starting work.
         Ordering Company shall review the MOP and any requested changes shall be negotiated. Ordering Company shall give Supplier written acceptance of the MOP prior to start of the work.

                           (iii) POWER  CONDUIT - Supplier  shall
install power
         conduit and wire as specified in Ordering Company's specifications.

                           (iv)  FRAME  AND  AISLE  LIGHTING  -
Supplier  shall
         install conduit, wire, fixtures, and other necessary material for frame and aisle lighting as specified in Ordering Company's specification.

                           (v) TEMPORARY DAILY CLOSING &
FIREPROOFING - Supplier
         shall provide temporary daily closing for all occupied buildings, and fireproof all openings that Supplier makes in any occupied building in the course of providing the Services.

                           (vi)  RESTORATION  -  Where  it is
necessary  in the
         performance of the Services to open sidewalks, driveways, curbing, alleys, streets, or other property, Supplier shall restore said property to at least its former condition.

                           (vii)  TOOLS  AND   EQUIPMENT   -
Unless   otherwise
         specifically  provided in this  Agreement,  Supplier
shall provide all
         labor,  tools and  equipment  (the  "tools")  for
performance  of this
         Agreement.  Should Supplier actually use any tools
provided by Ordering
         Company,  Supplier acknowledges that Supplier accepts the
tools "as is,
         where  is".   Supplier  shall  not,   however,   be
responsible   for
         consequential damages in the nature
         of  lost  revenues,   profits,   or  savings  arising
from  Supplier's
         non-negligent use of a defective tool. Supplier acknowledges that
         Ordering Company has no responsibility for the condition or state of repair of the tools and Supplier shall have risk of loss and damage to such tools. Supplier agrees not to remove the tools from the work site and to return the tools to Ordering Company upon completion of use, or at such earlier time as Ordering Company may request, in the same condition as when received by Supplier, reasonable wear and tear excepted.

                           (viii)  CLEAN UP - Supplier at all
times,  and at its
         expense, shall keep the premise free from accumulation of waste materials or rubbish caused by Supplier's operation. Upon completion of the Work, Supplier shall, at its expense, as promptly as practical, remove from the premises all of Supplier's implements, equipment, tools, machines, surplus, and waste materials and debris. If Supplier fails to clean up as provided herein, Ordering Company may do so and charge the cost thereof to Supplier or deduct same from Ordering
         Company's payment to Supplier.

                           (ix) SENSITIVE EQUIPMENT - Supplier
will consider and
         treat all Ordering Company equipment as sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

                           (x) HAZARDOUS  MATERIALS  CLEANUP - At
the conclusion
         of the Services, Supplier shall be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials introduced by
         Supplier or its subcontractors to Ordering Company's premises.

                           (xi) The following items may be
furnished by Supplier
         if  requested  by  Ordering  Company.   Prices
associated  with  these
         activities will be subject to negotiations and no such activities will be furnished without prior written consent of Ordering
Company:

                                    (A) READJUSTING APPARATUS -
Supplier may
         provide readjustment (in excess of that normally required on new apparatus) of apparatus associated with relocated or rewired circuits.

                                    (B) RERUNNING
CROSS-CONNECTIONS - Supplier
         may rerun permanent cross-connections in accordance with revised cross-connection lists furnished by Ordering Company's cross-connection list.

                                    (C) HANDLING, PACKING,
TRANSPORTATION, AND
         DISPOSITION OF REMOVED AND SURPLUS ORDERING COMPANY
EQUIPMENT  Supplier
         may pack, transport, and dispose of surplus and removed Ordering
         Company equipment as agreed by the parties.

                                    (D) PREMIUM TIME ALLOWANCES
AND NIGHT SHIFT
         BONUSES - Supplier  may have its Services  personnel
work premium time
         and  night  shifts  to the  extent  that  Supplier  may
deem such to be
         necessary to effect the required coordination of
installing and testing
         operations   or  other   Services   because   of
Ordering   Company's
         requirements.

                                    (E) EMERGENCY LIGHTING SYSTEM
- Supplier may
         provide new emergency lighting system (other than the original ceiling mounted stumble lighting) to satisfy illumination and safety needs of
         Products of certain height.

                  10.8 ACCEPTANCE OF INSTALLATION. (a) At reasonable times during the course of Supplier's installation, Ordering Company, at its request may, or upon Supplier's request shall, inspect completed portions of such installation. Upon Supplier's further request, and upon sufficient notice to Ordering Company, Ordering Company shall observe Supplier's testing of the Product being installed to determine that such testing and the test results are in accordance with Supplier's Acceptance standards or Acceptance procedures. The job shall be considered complete and ready for Acceptance by Ordering Company when the Product has been installed and tested by Supplier in accordance with its standard procedures, and Supplier represents such Product to be in working order. Upon completion of the installation, Supplier will submit to Ordering Company a written notice of completion or, if Ordering Company has elected advance-turnover of subsystems, a written notice of completion of advance-turnover.

                  (b) Ordering Company shall promptly make its final inspection of substantial conformance with Supplier's specifications and do everything necessary to expedite Acceptance of the job. Supplier will promptly correct any defects for which it is responsible. The job will be considered as fully accepted unless Supplier receives written notification to the contrary within thirty (30) days after submitting the notice of completion.

                  (c) Acceptance shall be effective if executed in writing only by an individual designated by Ordering Company in writing prior to installation start date.

                             C. MAINTENANCE SERVICES

                  10.9 GENERAL SERVICE DESCRIPTION. Maintenance
Services for
Products and Software include, but are not limited to, fixed-term
Service and
time-and-material Service.

                  (a) Fixed-term Maintenance Service consists of procedures, as determined by Supplier for particular Products and Software and for fixed periods, to keep Products and Software operating materially in accordance with their specifications. Such Service includes diagnostic Service using on-site or remote techniques, as appropriate, to analyze a problem and prescribe remedial action, and a mandatory escalation procedure to provide successively higher levels of expertise. Fixed-term Maintenance Service will be rendered during the Service hours selected by Ordering Company in accordance with the Level of Service Specified in an Order from options offered by Supplier. At the time a Maintenance
Service agreement is
established, Service Level Options will be mutually agreed to by parties.

                  (b) Each Order shall be for a minimum of one (1) year and shall commence on the date set forth in the Order. Supplier will provide written notification to Ordering Company ninety (90) days prior to Order expiration, and Ordering Company shall notify Supplier sixty (60) days prior to expiration date of their intention to renew an Order for a period of time at prices to be negotiated.

                  (c) Time-and-material Service includes, on a call-by-call basis and on the basis of Supplier service personnel availability, technical assistance using on-site or remote techniques, as appropriate, to analyze a problem, prescribe remedial action and, if ordered, make necessary repairs.

                           (i) TYPES OF SUPPORT SERVICES. The
following Support
         Services may be supplied to Ordering Company in accordance with the
         Maintenance Level of Service
         ordered.

                                    (A) CALL RECEIPT AND ROUTING -
Supplier will
         provide  a call  receipt  and  routing  function  for
use by  Ordering
         Company. Ordering Company may access twenty-four (24)
hour a day, seven
         (7) day a week  telephone  support for all Severity Level
problems with
         the  dial-in  number  being  specified  in  the
Maintenance   Service
         Agreement. Requests may be made by electronic means as specified in the
         Maintenance Service Agreement, and with the mutual acceptance of
         Ordering Company and Supplier. Supplier will maintain an entitlement database to determine  Ordering  Company  entitlements
(i.e.,  Service
         Level) and how the call should be routed. Supplier will work problems outside the ARM coverage  period only at Ordering
Company's  expressed
         request and Ordering Company will be billed at Supplier's time and material rates.

                                    (B) ASSISTANCE REQUEST
DATABASE ACCESS -
         Pursuant to a fixed-term Maintenance Order and subject to availability,
         Ordering Company will be given access to automated trouble reporting tools. Customized trouble reporting features are fee-based.

                                    (C) CONSULTATIVE SUPPORT -
Remote telephone
         services include delivering technical assistance and advice for service
         ARs reported by Ordering Company.

                                    (D) THIRD PARTY SOFTWARE
SUPPORT - If a
         condition is caused by the Third Party Software covered in the Order,
         Supplier shall be responsible for diagnosing and resolving Third Party
         Software defects.

                           (E)  DIAGNOSTIC  SUPPORT  -  Supplier
shall  support
         Ordering Company in analyzing Ordering Company problems, including isolation of defects to one of the following areas:

                                    (1) Problems arising as a
result of Products
         or their associated materials or documentation; and

                                    (2) Other problems not
directly related to
         Products, such as Ordering Company operations problems, data base problems, as well as any other interfacing system problems.

                           (F) WORKING LOCATION - Supplier's
working location is
         remote from Product site. At Ordering Company's request, and as agreed to by Supplier, Supplier will provide on-site assistance in resolving a problem. Such assistance will be billed at a minimum of eight (8) hours a day at the then current Supplier Time and Material (T&M) rate.
         Reasonable travel and living expenses incurred by Supplier will also be billed.

                           (G)  SEVERITY  LEVEL AND
PRIORITIZATION  -  Supplier
         shall perform Problem Resolution Management in accordance with the
         Severity Level condition identified by Ordering Company.
Severity Level
         Definitions are further defined in Exhibit 10-1. The priority for problem resolution will be based on the Severity Level of outstanding reported conditions. Severity Level One (1) conditions will receive top priority support. In the event that Ordering Company's notification of a Severity Level One causes Supplier to redirect its efforts being expended on a lower Severity Level condition, Supplier shall notify
         Ordering Company that there will be a delay in correcting the lower
         Severity Level condition.

                           (H)  PROBLEM  MANAGEMENT  -  Supplier
shall  perform
         procedures and actions upon written or oral request of Ordering Company to investigate and develop the resolution of a reported condition in a manner that provides Ordering Company a single interface. This service is performed only for Products covered under the Maintenance Service
         Order.

                           (I)  MANAGEMENT  NOTIFICATION -
Supplier will observe
         the following escalation procedures:

                                    (1) SEVERITY LEVEL ONE - In
the event of a
         Severity Level One condition that is still unrestored four (4) hours after the condition is reported, Supplier will notify Supplier's supervisory management or next level of expertise of the unrestored condition. If the condition is still unrestored within eight (8) hours after the condition is reported, the next higher level of Supplier supervisory management or level of expertise will be notified of the unresolved condition. Once the highest level of expertise is reached, no further escalation will occur.

                                    (2) SEVERITY LEVEL TWO - In
the event of a
         Severity Level Two condition that is still unrestored twelve (12) hours after the condition is reported, Supplier will notify Supplier's supervisory management of the unrestored condition.

                           (J) SERVICE PERFORMANCE REPORTS (SPR) -
Supplier will
         provide quarterly reports of Supplier's performance against the objectives stated in this Article 10.

                           (K) ORDERING COMPANY NOTIFICATION
BULLETINS Supplier
         will provide Ordering Company Notification Bulletins to Ordering Company on an as needed basis.

                           (L)  ON-SITE   ASSISTANCE  -  At
Ordering  Company's
         request and as agreed to by  Supplier,  a  Supplier's
engineer  may be
         dispatched to Ordering  Company's site for resolution of
a problem.  If
         the  problem is not caused by a  Designated  Processor
covered by this
         Agreement,  On-Site  Assistance  will be billed at
minimum of eight (8)
         hours a day at the then current  Supplier time and
material (T&M) rate.
         Reasonable   travel  and  living  expenses   incurred
by  Supplier  as
         referenced in Section 3.1(g), PRICES, will also be billed.


                  (ii)  PERFORMANCE  METRICS & OBJECTIVES.  (A)
The  Performance
         Metrics  described in this Section shall apply to
Products and Licensed
         Software  covered under the Preferred  and Standard
Service  Levels as
         described  in  Section   10.9(c)(ii)(E)  below.  The
problem  must  be
         reproducible at either Supplier's location or on Ordering Company's system verifiable by Supplier. The Severity Level of any problem shall be determined by Ordering Company; however, if during resolution
         Supplier determines that the Severity Level of the problem claimed by
         Ordering Company to be inaccurate, the Severity Level may be changed by
         Supplier upon mutual agreement with Ordering Company.
Ordering Company
         requests which do not go through Supplier's Call Receipt function will be excluded from the Performance Metrics.


                           (B) Initial Response. During the term
of a fixed-term
         Maintenance Service Agreement, and upon expiration of any product warranty,  Supplier agrees to respond to Ordering
Company's request for
         Support Service called in through  Supplier's Call
Receipt  function as
         described in the table in Section 10.9 (c) (ii) (E), GENERAL SERVICE
         DESCRIPTION,  within sixty (60) minutes,  twenty-four
(24) hours a day,
         seven (7) days a week, for all Severity Levels as reported in the assistance request database. Response time will be validated through the use of the  Service  Performance  Report  (SPR).
Ordering  Company
         requests which do not go through Supplier's Call Receipt function will be excluded from the Performance Metrics.

                           (C) Service  Restoration  for Service
Levels One and
         Two shall be mutually agreed to by Ordering Company and Supplier, and documented in the

         Maintenance Service Agreement. Restoral time will be validated through the use of the Service Performance Report (SPR).

                           (D) Resolution of Defect and Service
Severity Levels
         One through Four shall be mutually agreed to by Ordering Company and
         Supplier, and documented in the Maintenance Service Agreement. Resolution times will be validated through the use of the  Service
         Performance Report (SPR).

                           (E) The following  table  represents
the  Performance
         Objectives for the Metrics listed in (B), (C), (D) above.



-------------------------------------------------------------------------------------------------

COMMITMENTS
                   METRIC              OBJECTIVE
PREFERRED                STANDARD
-------------------------------------------------------------------------------------------------
Initial Response %                        100%
95%                     75%
-------------------------------------------------------------------------------------------------
Restore Severity Level 1 AR               100%
95%                     75%
-------------------------------------------------------------------------------------------------
Restore Severity Level 2 AR               100%
95%                     75%
-------------------------------------------------------------------------------------------------
Resolve Service AR                        100%
95%                     75%
-------------------------------------------------------------------------------------------------
Resolve Defect AR                         100%
95%                     75%
-------------------------------------------------------------------------------------------------


In addition, for 4ESS switch and 5ESS switch, the Switching Software Support Plan (SSP), defines how the level of support changes with time upon the introduction of new base releases. Exhibit 10-2 further explains the support service that will be offered during each of the life cycle phases.

                  10.10  ELIGIBILITY FOR MAINTENANCE  SERVICE.  (a) Products and
Software furnished and installed by Supplier are eligible for Maintenance Service without initial evaluation by Supplier provided the Service commences not later than the end of the Warranty Period. Unless otherwise agreed by Supplier in writing, Maintenance Service for Software shall only be available for the generic that is current at the time that such Service is ordered and the immediately preceding generic, as well as a generic where the term of warranty is still in effect.

                  (b) In all other situations, the Products and Software shall not be eligible for Maintenance Service until Supplier, at its option, has made an initial evaluation to determine whether modifications are required to make the Product or Software eligible. If, in Supplier's judgment, modifications are required for this purpose, Supplier will provide a written estimate based on standard rates to Ordering Company for making such modifications. Upon Ordering Company's written Acceptance, Ordering Company will be billed at Supplier's then standard rate for such evaluation and any such modifications furnished by Supplier. Software will not be eligible for Maintenance Service unless Supplier determines that the Software is in good working order in accordance with its Specifications and can be maintained in such condition.

                  10.11 ORDERS FOR MAINTENANCE SERVICES. Ordering Company shall place Orders for Maintenance Services, indicating the Level of Service to be provided for each Product upon commencement of the Order. The Level of Service chosen shall remain in effect without change for the contract period covered by the Order. All installations of each
Product and each release of Software must be served at the same Level of
Service.

                  10.12 PRICES. Sixty (60) days prior to the expiration of any fixed-term Service Order, Supplier will, at Ordering Company's request, submit a price for the renewal of the Service. Charges for time-and-material Maintenance Service shall be determined at Supplier's applicable time and material rates in effect at the time an Order for such Service is accepted and will be based on the total work-hours (which includes travel time) expended on the job, and actual travel expense. Such charges shall be based on a minimum number of hours.

                  10.13 PERIODS OF MAINTENANCE SERVICE.
Maintenance Service will
be provided in accordance with the Level of Service specified in an Order.

                  10.14 MAINTENANCE SERVICE EXCLUSIONS. (a) Unless expressly agreed by Supplier, Maintenance Services to be provided under this Article do not include:

                           (i)      Performing preventive
maintenance;

                           (ii)     Making corrections to
user-defined reports;

                           (iii) Making Specification changes or
performing
         Services connected with relocation of the Product;

                           (iv)  Service  which is  impractical
for Supplier to
         render because of changes not authorized by Supplier in the Designated
         Product processor,  hardware  configuration,  Supplier's
Product or the
         Product environment in which Supplier's Product operates;
and

                           (v) Modification or replacement of
Product, repair of
         damage, or increase in Service time caused by:

                                    (A) Failure to continually
provide a
         suitable operational  environment with all facilities
prescribed by the
         applicable  document  including,  but not  limited  to,
the  failure to
         provide,   or  the  failure  of,   adequate
electrical   power,   air
         conditioning, or humidity control;

                                    (B) The use of the Product in
a manner not
         in accordance with its Specifications, operating instruction or license-to-use;

                                    (C) Accident; disaster, which
shall include,
         but not be limited to, fire, flood, earthquake, water, wind and lightning; transportation; neglect or misuse; pest damage; or power failures or surges from sources external to the Product;

                                    (D) Modifications,
maintenance, or repair
         performed by a party other than Supplier;

                                    (E) The conversion from one
Supplier
         Software  release to Supplier's  subsequent  Software
Release,  or the
         failure   of   Ordering   Company   to  apply
previously   applicable
         modifications and corrections offered by Supplier;

                                    (F) Attachment of unspecified
or
         non-approved   products  to  the   Product,   including
updates  from
         manufacturers of third party Software and Software not licensed by
         Supplier, or Designated Processors that have not been certified by
         Supplier, or failure of a processor or other equipment or software not maintained by Supplier, or failure of removable or rotating storage media.

                           (vi)     Problem Management, as follows:


                                    (A) Database Problems - If the
condition is
         mutually determined to be the result of corruption of the Software
         Product data base, and such corruption is not the direct result of the
         Product, the condition will be referred back to Ordering Company for resolution. At Ordering Company's request, and at Supplier's option,
         Supplier may prepare a proposal for billable corrective action to correct Ordering Company's data base. However, if corruption is the result of, or caused by another of Supplier's Products or Services,
         Supplier shall initiate Problem Management regardless of whether such
         Software Product is covered under an Order.


                                    (B) Hardware/Firmware Problems
- When a
         condition has been isolated to a problem in hardware or Firmware not covered under this Agreement, the condition will be referred back to
         Ordering Company for disposition under whatever arrangements Ordering
         Company may have for such hardware or Firmware.

                                    (C) Other/Interfacing Problems
- If the
         condition is determined mutually to be caused by systems other than the
         Products covered under the existing Order, including, but not limited to, systems which interface with the Product, the condition will be referred to Ordering Company for corrective action unless such other system has been furnished by Supplier, in which case, Supplier shall initiate Problem Management. However, if a defect is identified with
         Software or Products covered by the Order which is documented or advertised to interface or work with other systems, hardware, Products or Software, Supplier shall conduct restoral and correction procedures as required for a defect and not as Problem Resolution
Management.

                                    (D) Additional Services -
Additional
         services, including but not limited to custom feature development, training, planning sessions, and other value-added services, are not included in the fees paid under this Agreement. Such services may be available through a Firm Price Quote (FPQ).

                  (b) At the request of Ordering Company, Supplier, at its option, may perform Maintenance Services in the excluded conditions listed above, at Supplier's rates and terms in effect at the time of such request.

                  10.15 ORDERING COMPANY RESPONSIBILITIES. In addition to the responsibilities specified in Section 6.4, ORDERING COMPANY'S
RESPONSIBILITIES,
Ordering Company shall be responsible for:

                  (a) PROVIDING INFORMATION TO CALL RECEIPT. (i)
Identification
of the condition and its isolation to a particular component of the system believed to be Supplier's responsibility.

                           (ii)    Collection    of
sufficient     supporting
         documentation from the Product or Software for inclusion in the AR database.

                           (iii)  Determination  that  there are
no  outstanding
         conforming Software Product Updates that correct the condition.

                           (iv) The calling  Ordering  Company
personnel  shall
         provide the following information, if applicable:

                                    (A) Caller's name, Location,
and Company;

                                    (B) Call-back Telephone Number;

                                    (C) Remote Dial Access to
Ordering Company
                                        System;

                          (D) System name and Location;

                                    (E) Processor Location, Type,
and Serial
                              Number, if available;

                                    (F) Nature of the Question or
Situation;

                                    (G) The Calling Party's
Alternate Contact;

                                    (H) Description and History of
Problem and
                                        Efforts to Solve it by
Ordering Company;

                                    (I) Contract   number  or
other   proof  of
                                        coverage as requested by
Supplier.


                  (b) PROVIDING PROBLEM DIAGNOSTIC MATERIALS. If Ordering Company reports a condition, Ordering Company will be responsible for providing adequate support material to enable the diagnosis of the condition. Such support materials may include, but not be limited to, a description of the circumstances, a dump of system logs or buffers, a listing of data base contents, and console printouts as required by Supplier.

                  (c) MAINTAINING THE PRODUCT OR SOFTWARE. (i)
Make no
modifications other than those approved by Supplier. This includes updates from manufacturers of third party Software or Designated Processors that have not been validated by Supplier.

                           (ii) Install all Software Product
Updates licensed by
         Ordering Company under this Agreement within a reasonable time, unless
         Ordering Company has previously notified Supplier of defects discovered in the Software Product Update that make installation unfeasible.

                           (iii) Follow all  Supplier's and
relevant third party
         Software   or   Designated    Processor
manufacturer's    applicable
         installation, operation, administration, and maintenance instructions.

                           (iv) Provide the proper  environment
and  electrical
         and telecommunications connections as specified by Supplier or the relevant Designated Processor manufacturer.

                           (v)  Maintain  a back-up  procedure
external  to the
         Designated Processors sufficient to reconstruct lost or altered files, data, or programs.

                           (vi) Install the  appropriate  Class A
Change Notices
         in a timely fashion as mutually agreed to by the parties.

                  (d) ASSISTING SUPPLIER PERSONNEL PROVIDING
ON-SITE ASSISTANCE.
         (i) Have an Ordering Company representative at the equipment location during any on-site Supplier service  activity.  Ordering
Company may be
         subject to additional incurred time and material charges if Ordering
         Company fails to have a representative at the equipment location at the agreed time.

                           (ii) Provide adequate communication
facilities and
         work space for Supplier.

                           (iii) Provide the maintenance  test
facilities  which
         are embedded in equipment to which the product being installed will be connected or added, and maintenance documentation sufficient for maintenance of Products and Software not covered by this Agreement that interface with the Products and Software covered under this Agreement.

                           (iv)  Ensure  that work done at the
site by  Ordering
         Company does not interfere with Supplier's performance of On-Site
         Assistance.

                  10.16 MAINTENANCE OF RELOCATED SOFTWARE. Software serviced under this Agreement which is moved to another Designated Processor of Ordering Company shall continue to be covered under this Agreement provided that Supplier has received forty-five (45) days prior written notice of such relocation and, if requested by Supplier, the parties have renegotiated the objective response time (the time within which Supplier shall use reasonable efforts to respond to Ordering Company maintenance requests) selected by Ordering Company in an Order. If Ordering Company requests Supplier to relocate Software, Ordering Company shall be charged for all such work performed by Supplier at the negotiated rates.

                  10.17 SOFTWARE PRODUCT UPDATE SERVICES. Pursuant to a fixed-term Software Maintenance Service Order, Supplier agrees to provide the Software Product Update Services in accordance with the following terms and conditions:

                  (a) DEFECT REPORTING - Any defects found in the Software Product may be reported by calling Supplier's Call Receipt function. A tracking report will be entered into the AR tracking database and referred to Supplier's technical support.

                  (b) SOFTWARE PRODUCT UPDATES - Supplier will correct defects in the Software Product and third party Software in accordance with the support Services as described in Exhibit 10-1. Supplier will correct defects as follows:


                           (i)  Supplier  may   periodically
provide  Software
         Product Updates to the Software to correct defect conditions. If requested by Ordering Company, Supplier shall provide documentation to enable Ordering Company to train Ordering Company's personnel in the operation of the Software modified by such release.
Supplier shall make
         modifications to the documentation to clarify issues or items not clear to Ordering Company, as required.

                           (ii)  Fees  paid  in   accordance
with  a  Software
         Maintenance Service Order cover only Product Updates made generally available during the term covered by an Order. After expiration of the term covered by an Order, Ordering Company is entitled to the next scheduled Product Update, which may contain corrections for defects reported during the term of an Order.

                           (iii) Due to the nature of Software,
Software Product
         Updates  require  all  previous   Software   Product
Updates  for  the
         particular  generic/software  release as  prerequisites.
It may not be
         possible to install any Software Product Updates unless all previous
         Software Product Updates have been installed. These previous Software
         Product Updates are available for an additional fee.

                           (iv) If the  condition  is  isolated
to the  related
         documentation for the Product or Software, the fix will be given to
         Ordering Company as part of the defect correction or Product Update procedure. Within two (2) years, a permanent fix will be published in the following release of the related documentation.

                  (c) NOTIFICATION OF CORRECTIONS - Supplier agrees to notify Ordering Company of the availability of a resolution or work-around to a defect reported by Ordering Company.

                  (d) ORDERING COMPANY CORRECTIVE MAINTENANCE RESPONSIBILITY Ordering Company agrees to install the corrections or replacements provided under this Agreement within a reasonable period of time. Ordering Company's failure to install emergency fixes, work-arounds, patches or releases will cause the Software Product to be considered non-standard until all such fixes are installed, unless Ordering Company has previously notified Supplier of problems with such emergency fixes, work- arounds, patches or releases.



                  10.18 MAINTENANCE SERVICES WARRANTY. Supplier warrants to Ordering Company that Maintenance Services will be performed in a professional manner and in accordance with Supplier's specifications or those referenced in an Order and with accepted practices in the community in which such Services are performed, using material free from defects except where such material is provided by Ordering Company. If the Services prove to be not so performed and if Ordering Company notifies Supplier, within the period of time equal to the repaired Product warranty period (Exhibit 8-1), of the Product being repaired, or six (6) months, whichever is less, commencing on the date of Acceptance of the Service, as identified in writing by Supplier, Supplier, at it's option, either will correct the defect or nonconforming Service for which Supplier is responsible or render a full or prorated refund or credit based on the original charge for the Services. After the corrective action, Ordering Company shall have the right to Acceptance of the corrective work done.


                            D. MISCELLANEOUS SERVICES

                  10.19 TRAINING. If requested by Ordering Company, Supplier will, at mutually agreed to prices: (a) provide instructors and the necessary instructional material of Supplier's standard format to train Ordering Company's personnel in the installation, planning and practices, operation, maintenance, and repair of material furnished under this Agreement with such classes to be conducted at intervals and locations agreed upon by Supplier and Ordering Company; or, (b) license Ordering Company to reproduce Supplier's copyrighted training modules or manuals, covering those areas of interest outlined in (a) of this clause, sufficient in detail and format, to allow Ordering Company to develop and conduct its own training program.

                  10.20 INSTALLATION/CUTOVER ASSISTANCE. In the event Supplier is not installing the material, and if requested by Ordering Company, Supplier agrees to make available at the installation site, at a negotiated price plus travel and living expenses, a field engineer to render installation and cutover assistance as required by Ordering Company.


                                   ARTICLE XI
                             OUTSIDE PLANT SERVICES

                  11.1 PURPOSE AND SCOPE OF THIS ARTICLE. The purpose of this
Article 11 is to set forth certain additional terms and conditions relating to the provision of Outside Plant

Services ("Services"). With respect to such Services, to the extent that any provision set forth in this Article 11 conflicts with any provision set forth elsewhere in this Agreement or in any project, Work Order or Field Order, this
Article 11 shall control. In the event of any conflict between this Article 11 and the Specifications, this Article 11 shall control. This Agreement shall not affect or modify any agreements between the parties regarding Services currently in the course of performance at the time of execution hereof; however, to the extent that there are ambiguities or subject matters not addressed in such agreements, this General Purchase Agreement shall apply.

                  11.2 WORK; SUPPLIER MATERIALS; PERMITS;
RAILROADS; SECURITY.

                  (a) Supplier will provide, construct or install or arrange to have provided, constructed or installed those Products and Services as specified in the Work Order or Supplemental Agreement (such Products and Services hereinafter referred to as "Work"). Work shall not consist of the tasks and responsibilities, including supply of materials or performance of services to be provided or performed by Ordering Company , as set forth in Section 11.4, ORDERING COMPANY OBLIGATIONS, below.

                  (b) For materials to be furnished by Supplier, Supplier shall assume full responsibility for furnishing materials of the quality and quantity specified, and shall be responsible for the timely delivery of all materials subject to the reasonable availability of such materials. Such materials shall conform to the respective Specifications and shall be subject to the warranty limitations set forth in Section 11.12, PRODUCT RELOCATION OR MODIFICATION, below. Prior to purchasing a substitute product, Supplier shall submit a formal written request to the Engineer for Acceptance. If requested by Engineer, Supplier shall furnish manufacturer's shop drawings and specifications.

                  (c) Supplier shall obtain all permits, licenses and approvals at its own expense other than Ordering Company Permits (as defined in Section 11.4, ORDERING COMPANY OBLIGATIONS, below) that are required for Supplier's construction operations, including waste disposal. Supplier shall comply with the requirements of all permits, licenses and approvals and shall, at all times, keep a copy of the permits, licenses and approvals at the Site.

                  (d) If Sunday, holiday, or night Work is specifically called for as a permit requirement, Supplier shall provide adequate personnel, equipment, and supervision for the proper performance and control of the Work in accordance with such requirement. For such Work, Supplier shall be entitled to extra payment, unless such Work was specifically contemplated in the applicable Work Order and included in the Price.

                  (e) Where Work is to be performed on railroad property, Supplier shall cooperate with the railroad personnel in performance of the Work and shall satisfy railroad requirements.

                  (f) Supplier shall be responsible for all security affecting the performance of its Work.

                  11.3 ORDERING COMPANY FURNISHED MATERIALS. (a) All material furnished by Ordering Company shall be delivered to Supplier at storeyards or other locations to be mutually agreed upon; and, Supplier shall have charge of, and be responsible for, all the material upon and after its delivery to Supplier and shall return to Ordering Company all the material not required for the completion of the Work, excluding waste.

                  (b)  Supplier  shall  replace all Ordering
Company  furnished
materials which are lost or damaged while in the custody of Supplier.
Replacement materials shall be of a type and quality substantially equal to the original materials, acceptable to the Engineer, and shall be obtained promptly to prevent delay of the Work.

                  (c) Supplier shall rehandle and reload, if required, all Ordering Company furnished materials and equipment which have been rejected by Supplier.

                  (d) Ordering Company shall reimburse Supplier for all its material shipping and handling expenses associated with:

                 (i) The return and/or replacement of defective
                      Ordering Company provided materials.

                           (ii) The return of excess  materials
resulting  from
         the termination of an Order or a decrease in the quantities of materials required to complete a Work Order for reasons other than breach of contract or material non-performance by Supplier.

                           (iii) The return of  materials
provided  by Ordering
         Company in excess of those requested by Supplier in the Bill of
         Materials.

                  (e) Unless expressly stated to the contrary, the Price does not include costs for any Ordering Company furnished material nor does it include any Supplier charges for re-engineering, reinstallation, modification, or repair Services to Ordering Company furnished material. New or used material (if any) furnished by Ordering Company shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new material. Ordering Company assumes all responsibility for the proper functioning of such material under normal conditions of use and/or when properly installed. Ordering Company shall also provide the necessary information for Supplier to properly install such material.

                  11.4 ORDERING COMPANY OBLIGATIONS. (a) On or before the start date, at its own expense, Ordering Company will complete or provide, or arrange for the completion or provision, of all of the following "Ordering Company Obligations" set forth or referred to in this Section 11.4, ORDERING COMPANY OBLIGATIONS. Ordering Company shall fulfill all obligations applicable to Ordering Company-owned or -controlled buildings set forth in

Section  10.7,  CONDITIONS  OF  INSTALLATION  AND OTHER  SERVICES  PERFORMED  ON
ORDERING COMPANY'S SITE, above, including but not limited to provision of adequate Access to Building and Site, General Building Conditions, Repairs to Buildings, Openings in Buildings, Floor Space and Storage Facilities and
Building Grounds. In addition to Ordering Company's obligations in the Specifications, Ordering Company shall comply with the following:

                           (i)   CONSULTANTS  FOR  SPECIAL  SITES
-  Except  as
         otherwise   provided   in   Section   11.18,
ARCHAEOLOGICAL   SITES;
         ENVIRONMENTAL PROTECTION, Ordering Company shall provide, or, at
         Ordering Company's option, shall authorize Supplier to provide, any consultants for special considerations, including, but not limited to, biologists to evaluate endangered species impacts or archaeologists to evaluate historically sensitive sites and qualified experts to evaluate environmentally hazardous conditions. In the event that Supplier provides such consultants, Ordering Company shall reimburse Supplier for such consultant costs on a Lump Sum Price basis; and

                           (ii) EASEMENTS,  PERMITS,  AND RIGHTS
OF WAY - Unless
         otherwise required by applicable ordinances, codes or statutes, any necessary highway permits, construction permits, easements, joint-use or right of way grants shall be obtained and paid for by Ordering
         Company and Ordering Company shall file, or have filed, the necessary papers (collectively, the "Ordering Company Permits").
Ordering Company
         Permits and corresponding permit applications, if necessary, are included in the Agreement Documents. If a permit is unavailable at the time of issue of the Agreement Documents, the permit application only will appear. Permits which are not available at the time of issue of the Agreement Documents will be provided to Supplier prior to the Start
         Date specified in each Work Order. When permits not listed in the
         Agreement Documents are obtained by Ordering Company, a copy will be provided to Supplier.

                           (iii) Railroad flagmen and/or
inspectors  required to
         be on the Site as a condition of an easement permit or right of way or other railroad requirement,  will be provided by Ordering
Company at no
         cost to Supplier.

                  11.5 WORK ORDERS; CHANGES. (a) Ordering Company shall submit Work Orders to Supplier utilizing Ordering Company's form. Each Work Order and Field Order shall contain or refer to a document containing the information necessary for Supplier to fulfill the Work Order, including, but not limited to, the information called for by Section 2.1, ORDERS, above, a reference to this Agreement, Special Conditions, a Start Date, Completion Date and a Completion Schedule. If such work items have been mutually agreed upon in a writing signed by the parties (e.g., a Supplemental Agreement or a previously issued Work Order), then Supplier shall proceed to fulfill the Work Order (i.e., the Work Order shall function as a notice by Ordering Company for Supplier to proceed with the Work). If such items have not been agreed upon, Supplier may reject the Work Order or propose changes to the Work Order. If the parties are unable to agree, the Work Order shall be deemed abandoned.

                  (b) Each Work Order and Field Order shall be subject to the terms and conditions of this Agreement which shall control over any conflicting provisions in such Work Order.

                  (c) Changes by Ordering Company to an accepted Work Order shall be treated as a separate Work Order unless the parties expressly agree otherwise. In addition, subject to Section 11.18, ARCHAEOLOGICAL SITES; ENVIRONMENTAL PROTECTION, Supplier may identify additional changes to the Work which must be performed due to certain conditions, as set forth in Section 11.8, LOCAL CONDITIONS; DIFFERING SITE CONDITIONS below. If any such change affects Supplier's ability to meet its obligations under the original Work Order, any Price or Completion Date quoted by Supplier with respect to such original Work Order is subject to change. All such changes must be approved in writing by authorized representatives of both parties using Ordering Company's Form.

                  (d) Minor changes may be made by means of a Field Order.

                  11.6 PLANT PROTECTION; UNDERGROUND FACILITIES.
(a) Supplier
shall adhere to the applicable MOP with respect to Ordering
Company's
underground facilities.

                  (b) Ordering Company has made minimal efforts to identify existing utilities by field surveys and utility records research. Existing underground and aerial utilities within the construction limits of the Work are indicated on the Drawings only to the extent information on such utilities has been made available to, or discovered by, the Engineer in the performance of the design work. Except to the extent that the information contains a material misrepresentation of fact, the Engineer and Ordering Company expressly disclaim all responsibility for the accuracy and completeness of the information indicated. Supplier shall conduct its operations on the basis that underground and aerial utilities may exist which are not indicated on the Drawings.

                  (c) Supplier shall be responsible for locating and identifying, except for Ordering Company's facilities or structures, all existing utilities or structures within the construction limits of Work and elsewhere where Supplier's construction operations may subject the utilities or structures to damage. This shall be done prior to the performance of the Work. All information relative to the above shall be recorded and incorporated into the records in a manner reasonably acceptable by the Engineer.

                  (d) For Ordering Company facilities or structures, Supplier shall adhere to the "One Call" procedure, as set forth in the Specifications.

                  11.7 PROTECTION OF PUBLIC AND PUBLIC PROPERTY.
Subject to any
more stringent requirements of Section 11.18, ARCHAEOLOGICAL SITES; ENVIRONMENTAL PROTECTION, and Section 6.20, COMPLIANCE WITH LAW:

                  (a) Supplier shall in the performance of the Work exercise reasonable measures to minimize inconvenience to the public and shall use its reasonable efforts to preserve and protect all trees, shrubs, grass, or other vegetation on or adjacent to the right of way or Site which do not unreasonably interfere with the Work. Unless otherwise required by Ordering Company's Representative, Supplier shall restore all such property which may be disturbed in the execution of its Work to its former visible condition.

                  (b) In accordance with Supplier's standard procedures, all pavement, surfacing, driveways, curbs, walks, buildings, utility poles, guy wires, fences, and other surface structures affected by Supplier's Work, together with all sod and shrubs in yards and parking areas, shall be substantially restored to their original visible condition, whether within or outside the easement. Supplier shall be responsible for (i) making reasonably satisfactory and acceptable arrangements with the owner of, or the agency or authority having jurisdiction over, the damaged property concerning its repair or (ii) replacement, or payment of reasonable costs incurred in connection with such damage caused by Supplier or its Subcontractors.

                  11.8 LOCAL CONDITIONS; DIFFERING SITE CONDITIONS. (a) Upon execution of a Work Order, Supplier admits to being reasonably informed as to the nature and locations of the Work set forth therein; provided, however, that in all cases, except as otherwise provided in Section 11.18, ARCHAEOLOGICAL SITES; ENVIRONMENTAL PROTECTION, Differing Site Conditions shall be the basis for a Change Order and additional compensation as set forth below in this
Section 11.8.

                  (b) Delays, Additional Work, or extra costs may result from Differing Site Conditions of which neither Ordering Company nor Supplier should reasonably have had knowledge at the time of the effective date of the earlier of the Supplemental Agreement, the Work Order and the Change Order. In such case:

                           (i) Supplier  shall,  promptly  and
before  Differing
         Site Conditions are disturbed, notify the Engineer in writing by means of the Ordering Company Change Order Form of such conditions;

                           (ii)  After  receiving  notice  from
Supplier,   the
         Engineer shall promptly investigate the Differing Site
Conditions, and,
         if in his reasonable judgment, such conditions exist, the Ordering
         Company  Representative  shall  by  means  of a  Change
Order  make an
         equitable  adjustment  to the Price  and the  Completion
Schedule,  as
         agreed by Supplier; and

                           (iii)  No  claim  of   Supplier   for
an   equitable
         adjustment because of Differing Site Conditions shall be allowed unless written notice has been given as required.

                  11.9 OUTSIDE PLANT SERVICES SCHEDULING. Prior to the pre-construction meeting, Supplier shall submit a detailed Outside Plant
Services Scheduling schedule as set forth in the Specifications.
The Engineer,
Supplier and Ordering Company Representative shall hold weekly status meetings at mutually agreed upon times and places. Additional coordination between the parties will be held on an as needed basis as set forth in the Specifications.

                  11.10 INSPECTION AND CORRECTION OF DEFECTS; ACCEPTANCE. (a) Ordering Company's Representative shall have free access to the Work performed and materials furnished by Supplier under this Agreement for the purpose of inspection thereof. Prior to the commencement of the Warranty Period (as defined in Section 11.12, WARRANTY, below), Supplier shall upon receipt of written request from Ordering Company's Representative, furnish sufficient labor and facilities at Supplier's expense, to make an inspection of Work already completed by uncovering and exposing the Work for inspection.

                  (b) If the inspection discloses that the Work reasonably conforms to the applicable Specifications in all material respects, the cost to Supplier of (i) uncovering and exposing the Work, and (ii) examining and restoring of the Work shall be considered a Change Order and shall be paid for by Ordering Company. In addition, if completion of the Work has been delayed thereby, Supplier shall be granted a suitable extension of time and/or delay and disruption compensation, as mutually determined by Ordering Company and Supplier.

                  (c) If the inspection discloses that the Work does not conform to the applicable Specifications in all material respects, Supplier shall not have a basis for a Change Order and shall correct the Work at its own expense.
The Completion Date shall not be extended because of any delay caused by such non-conforming Work.

                  (d) If Ordering Company notifies Supplier of a defect or non-conformance during the progress of the Work or prior to Final Acceptance or Beneficial Occupancy, Supplier will schedule the repair or replacement of such Work within two (2) work days after receipt of written notice.

                  (e) Supplier may submit to Ordering Company a notice of completion, placing Ordering Company on notice that the Work is complete and ready for inspection. Ordering Company shall inspect the Work promptly and in no event later than seven (7) business days after receipt of such notice. In the event that Ordering Company does not inspect the Work within such time period, Final Acceptance shall be deemed to have occurred with respect to such Work. If the inspection results in a Punch List, Final Acceptance shall occur when the Punch List is complete to Ordering Company's reasonable satisfaction. Again, Supplier may submit a notice of completion regarding the Punch List and the same procedure set forth above shall apply (i.e., Ordering Company shall inspect the Work no later than seven (7) business days after receipt of such notice and Final Acceptance shall be deemed if Ordering Company fails to inspect within that time).

                  11.11 SUPERVISION; CONTROL OF WORK. (a) Supplier shall keep on the Work site a competent Superintendent and any necessary assistants and all of them shall be reasonably satisfactory to Ordering Company's
Representative.

                  (b) Supplier shall have full control and direction (i) over the mode and manner of doing the Work, subject to Sections 6.20, COMPLIANCE WITH LAWS, and 11.18, ARCHAEOLOGICAL SITES; ENVIRONMENTAL PROTECTION, and MOPS and
(ii) of its personnel employed on or about the Work.

                  11.12 WARRANTY.

                  (a) FOR PRODUCTS. The Warranty for Products is set forth in
         Section 8.2, WARRANTY; the Warranty Period is set forth in Exhibit 8-1, provided , however, that the Warranty Period begins on the earlier of
         Final Acceptance of a completed Work Order or Beneficial
Occupancy.

                  (b) FOR SERVICES. The warranty shall begin on the earlier of Final Acceptance of a completed Work Order or Beneficial Occupancy and shall extend for one (1) year (the "Warranty Period"). Supplier agrees to perform Work in a professional manner; using competent and responsible personnel trained as required by the most stringent of accepted industry practice, Supplier practice,
Section 6.20  COMPLIANCE WITH LAWS, and Applicable  EH&S  Requirements  (Section
11.18 (c)); and in accordance with the Specifications or other agreed upon specifications and in accordance with accepted practices in the community in which the Work is performed using material free from defects except where such material is provided by Ordering Company. If Work provided by Supplier proves not to have been so performed, and if Ordering Company notifies Supplier in writing to that effect within the Warranty Period, then Supplier shall, at its option, correct any defects or render a full pro-rated refund or credit based on the original charges for the Work.

                  (c) If the refund or option is not chosen and if, during the Warranty Period, Ordering Company notifies Supplier of a defect covered under paragraphs (a) and (b) above, then Supplier shall commence to repair or replace such Work within seven (7) days after receipt of written notice. Notwithstanding the above, if the refund or credit option is not chosen and if Ordering Company notifies Supplier that the defective or non-conforming Work is of a critical nature for network protection or for safety reasons, Supplier shall commence to repair or replace the Work within twenty-four (24) hours after receipt of written notice.

                  (d) The warranties provided in this Section 11.12 do not cover repair for damages, malfunctions or service failures caused by: (i) actions of any personnel not employed, directly or indirectly, by Supplier; (ii) Ordering Company's failure to follow Supplier's installation, maintenance or operation instructions; or (iii) a condition of Force Majeure.

                  (e) THE WARRANTIES  STATED IN THIS SECTION 11.12
ARE EXCLUSIVE
AND ARE IN LIEU OF ALL OTHER EXPRESSED OR IMPLIED WARRANTIES,
INCLUDING BUT NOT
LIMITED TO WARRANTIES OF  MERCHANTABILITY  OR FITNESS FOR A
PARTICULAR  PURPOSE.
EXCEPT FOR (a) TANGIBLE  PROPERTY  DAMAGE AND PERSONAL INJURY FOR
WHICH SUPPLIER
IS HELD LIABLE AND (b) THE REMEDY PROVIDED IN SECTION 5.1(e),
ORDERING

COMPANIES' REMEDIES, ORDERING COMPANY'S SOLE AND EXCLUSIVE REMEDY
SHALL BE
SUPPLIER'S OBLIGATION TO REPAIR, REPLACE, MAKE CORRECTIONS OR
REFUND AS SET
FORTH ABOVE IN THIS WARRANTY.

                  (f) PRODUCT RELOCATION OR MODIFICATION. Ordering Company shall advise Supplier promptly of any change in location or modification to any Product covered by warranty service under this Agreement. If such change, in Supplier's opinion, creates a safety hazard or is likely to cause a malfunction, Supplier may at Ordering Company's expense, correct the condition. If the condition cannot be corrected to Supplier's reasonable satisfaction, Supplier reserves the right to terminate without liability warranty service under this Agreement for the products relocated and/or modified.

                  11.13 SAFETY; EMERGENCY. (a) Supplier shall be responsible for the safety of the Work it performs; provided, however, that Supplier shall not be responsible for any unsafe circumstance caused by Ordering
Company or Others.

                  (b) Whenever, in the reasonable opinion of Ordering Company or the Engineer, Supplier has not taken sufficient precautions for the safety of the public or the protection of the Work or adjacent structures or property, and whenever, in the reasonable opinion of Ordering Company or the Engineer, an emergency has arisen and immediate action is considered necessary, then Ordering Company, with prior notice to Supplier, may provide suitable protection by causing Work to be done and material to be furnished and placed. To the extent that Supplier is responsible for such emergency, the reasonable out-of-pocket cost of such Work and material shall be borne by Supplier, and if the same is not paid on presentation of the bills therefor, such costs may be deducted from amounts due or to become due Supplier. The performance of such emergency Work shall not relieve Supplier to the extent of its responsibility for damage which may occur. Ordering Company shall make a good faith effort to contact and utilize the services of Supplier to correct the emergency protection problem prior to retaining the services of another contractor.

                  11.14  ENGINEER'S  DRAWINGS AND
SPECIFICATIONS.  (a) Supplier
will be furnished a sufficient  number of sets of Drawings
including  revisions
thereto and sufficient copies of the Specifications without
charge. All Drawings
and  Specifications  shall be returned to the Engineer  upon completion  of the
Work.   Supplier   may  retain   sufficient   copies  to  perform
its  Warranty
administration.

                  (b) The Drawings shall be signed by Ordering
Company's
Representative and by Supplier.

                  (c) Supplier shall conduct a normal and customary check of all dimensions, elevations, and quantities indicated on the Drawings and lists furnished by the Engineer. If Suppliers discovers in the course of its work, major discrepancies between the Drawings and the conditions at the site, errors or omissions in the Drawings, and in the layout as given by stakes, points, or instructions, Supplier shall notify the Engineer. Supplier will not be allowed to take advantage of errors or omissions in the Drawings or other Agreement Documents. Full instructions will be furnished by the Engineer should such error or omission be discovered, and Supplier shall carry out such instructions as if originally specified; provided, however, that in the event that such instructions result in an increase in Supplier's costs or in a Construction Delay (as defined in Section 11.20, CONSTRUCTION DELAY, below) in the Completion Schedule, Supplier shall be entitled to reasonable compensation and, if necessary, an extension in the Completion Schedule.

                  11.15 REFERENCE STANDARDS. Reference to the standards of any technical society, organization, or association, or to codes of local or state authorities, or AT&T EH&S Practices shall mean the latest standard, code, Specification, or tentative standard adopted and published, unless specifically stated otherwise. Since the Agreement will likely cover multiple years, except as otherwise required by Section 6.20, COMPLIANCE WITH LAW, Supplier will be given sufficient time to assess and comply with new standards, and to request additional time and/or compensation for compliance.

                  11.16 RECORDS. Supplier shall maintain complete records including, but not limited to all labor and equipment hours, material purchased, and Work subcontracted to other parties. The records shall be maintained in accordance with recognized commercial accounting practices and in such manner that they may be readily audited. The records, including all supporting documents, shall be available at all reasonable times for audit by Ordering Company both during the contract period and for one year following the date of final payment or until all disputes, if any, between Supplier and Ordering Company have been finally resolved, whichever is later. Supplier shall also maintain weekly sheets, showing all labor and equipment employed and material received.

                  (a) Supplier shall maintain at the site where Work is being performed or Supplier's local construction office a file of current copies of all Drawings, Specifications, and other Agreement Documents and supplementary data.

                  (b) Supplier shall create a timed and dated pictorial record of the Site, including paths of ingress and egress, before and after Work is performed for the purpose of precluding or settling claims.

                  11.17 UNFAVORABLE CONSTRUCTION CONDITIONS. (a) During periods of unfavorable weather, wet or frozen grounds, or other unsuitable construction conditions, Supplier shall confine its operations to Work which will not be affected adversely thereby. No portion of the Work shall be constructed under conditions which would adversely affect the quality or efficiency thereof, unless special means or precautions are taken by Supplier to perform the Work in a proper and satisfactory manner.

                  (b) If adverse weather conditions are encountered by Supplier or its subcontractor(s) which are abnormal for the location and time of year for which such claim is made, the construction schedule shall be extended by an amount of time equal to the effect of such adverse weather. If adverse weather is the basis of a claim by Supplier for additional time, such claim shall be documented by Supplier and include data substantiating that weather conditions were abnormal for the period of time in question and Supplier could not have been reasonably anticipated such adverse weather and that such weather conditions had an adverse effect on the construction schedule.

                  11.18 ARCHAEOLOGICAL SITES; ENVIRONMENTAL
PROTECTION. (a)
Known archaeological, historical or cultural sites along the route will be indicated on the Drawings by the Engineer.

                  (b) If archaeological, historical or cultural artifacts are encountered during construction anywhere along the route, construction at that location shall stop and the Engineer shall be promptly notified. Supplier shall not harm or disturb such artifacts until instructed by Ordering Company or Engineer as to how to proceed. If an extended delay is anticipated, Supplier may elect to move to another location of Work. Notwithstanding anything to the contrary herein, Demobilization and Remobilization or construction delay due to unanticipated archaeological findings shall be a basis for extra payment. Ordering Company shall be responsible for obtaining any necessary permits in order to continue Work in the affected area.

                  (c) Ordering Company shall provide Supplier with AT&T EH&S Practices, including updates. At the end of each calendar year, Ordering Company shall provide Supplier a list of all AT&T EH&S Practices still in effect. AT&T EH&S Practices shall be deemed applicable to the Work under a Work Order only when provided to Supplier at or prior to the date of the Work Order. Supplier shall at its own expense comply with the most stringent of: applicable governmental laws, regulations, ordinances, rules, codes, orders, guidances, permits, approvals; applicable easement or license conditions; applicable Supplier EH&S practices; and applicable AT&T EH&S Practices (collectively "Applicable EH&S Requirements").

                  (d) Supplier shall be deemed the generator of all waste associated with the Work and shall dispose of that waste at its own expense as set forth in Section 11.18(c), ARCHAELOGICAL SITES; ENVIRONMENTAL PROTECTION, above. "Waste" shall include without limitation all hazardous and non-hazardous substances and materials associated with the Work which are intended to be discarded, scrapped, or recycled. It shall be presumed that all substances and materials associated with the Work that are not incorporated into the Work (including without limitation damaged components or tools, leftovers, containers, garbage, scrap, residues or byproducts), except for substances and materials that Supplier or Ordering Company intend to use in their original form in connection with similar work, are waste.

                  (e) In the event conditions are discovered or created at or near the site of the Work which may require (i) investigation or remediation or
(ii) unforeseen measures to protect the environment, health or safety (collectively "Adverse EH&S Conditions"), the party discovering the condition shall immediately notify the other party. The party in the best position to do so (or, if the parties are equally situated, Supplier) will then immediately take reasonable measures temporarily to contain or otherwise avoid exacerbation of or exposure to the conditions. Unless Ordering Company affirmatively notifies Supplier otherwise, Supplier shall also take such other actions as Applicable EH&S Requirements prescribe.



                  (f) In the event Supplier's failure to comply with Section 11.18(c), ARCHAELOGICAL SITES; ENVIRONMENTAL PROTECTION, above or Supplier's negligence or willful misconduct was a not insignificant cause of (i) the Adverse EH&S Conditions or (ii) exacerbation of the Adverse EH&S Conditions, Supplier shall indemnify and hold harmless Ordering Company and be responsible for all costs associated with curing the Adverse EH&S Conditions. In all other events Ordering Company shall indemnify and hold harmless Supplier from and be responsible for all costs associated with curing the Adverse EH&S Conditions.


                  11.19 REPORTING DEFECTS. (a) If any part of Supplier's Work depends, for its proper execution or results, upon the Work of any Others, excepting Subcontractors, Supplier shall inspect and promptly report to Ordering Company's Representative any defects in the Work that render it unsuitable for the proper execution or results, and Supplier shall not proceed with that phase of the Work until so authorized by Ordering Company's Representative. Ordering Company may request and Supplier shall provide such reports in writing.

                  (b) Supplier shall be made aware of the delivery status of Ordering Company furnished materials and of the progress of construction Work being performed under separate contracts, in each case as informed by Ordering Company pursuant to (c) below.

                  (c) Ordering Company will furnish information to Supplier which may be available to it regarding the status of Ordering Company furnished materials or construction Work being performed under separate contracts.

                  11.20 CONSTRUCTION DELAY. (a) Supplier will complete all Work on or before the Completion Date unless either Ordering Company agrees to extend that Date or Supplier is entitled to an extension pursuant to this Agreement.

                  (b) Ordering Company will perform all of its obligations, including provision of labor and materials to be furnished by it in such a manner so as not to delay the progress of the Work (such being a "Construction Delay"), and in event of its failure to do so, thereby causing loss to Supplier or as a result of one or more of the circumstances set forth in paragraph (c) immediately below, Ordering Company agrees that it will compensate Supplier for such loss and, if necessary, reschedule the Completion Date to a mutually agreed upon date. Supplier agrees that if Supplier shall delay the progress of the Work in breach of its obligations hereunder and such delay causes Ordering Company to sustain a loss, then Supplier will reimburse Ordering Company for such loss, subject to the limitation of Supplier's liability set forth in Article 5 of this Agreement.

                  (c) Notwithstanding anything to the contrary in this Agreement, among the causes of "Construction Delay" for which Supplier shall be compensated and the Completion Date shall be rescheduled pursuant to paragraph
(b) immediately above, are the following:

                           (i) Lack of Ordering Company Permits;

                           (ii) Lack of Ordering Company furnished
material;

                           (iii) Work stoppage by landowner;

                           (iv) Work stoppage by permitting agency
even though
         Supplier has met the requirements of the relevant permits;

                   (v) Railroad company denying access to the right-of-way or rail due to railroad's operations which regulate the
                                Work conditions;

                           (vi) Work stoppage by Ordering Company
to implement
         new requirements, including changes to the Completion
Date or
         Completion Schedule;

                 (vii) Waiting for the presence of the Ordering
                             Company Representative;

                  (viii) Defective or damaged Ordering Company
                               furnished material;

                    (ix) Special Service Precautions per the
         Specifications; and

                 (x) Waiting for Engineer's written approval to
              proceed due to the interference of other contractors.

                  (d) Delay time is payable by Ordering Company for Construction Delay for the reasons set forth above, when Supplier is prevented from or delayed in working on any contracted item that is available to Supplier.
Construction Delay time will begin after Supplier has been denied access to the Work or Ordering Company has delayed the Work for an accumulated time in excess of one (1) hour during a given normal working day.

                  (e) The term "accumulated time" shall include discontinuous amounts of time and shall be applied to an entire crew. For example, a four-person crew that incurred a forty five (45) minute Construction Delay due to a permit problem and then later in the same working day incurred an additional Construction Delay for another reason, would begin Construction Delay time for the crew after fifteen (15) minutes of the second delay. If a crew is into Construction Delay time at the end of a Work day and is prevented from working on any contracted item available the next Work day and the condition that caused the Construction Delay still exists, then Construction Delay time shall continue without the requirement that it be in excess of one hour for the second day.

                  (f) If Supplier is forced to cease all or a portion of its operations due to lack of right-of-way, by reason of injunction against Ordering Company or other legal obstacles, or delay in Ordering Company-furnished material deliveries, Ordering Company may request that Supplier move to another site or to move off the project. At Ordering Company's request, Supplier shall move from the portion of the project upon which he was previously engaged to another point in the project designated by Ordering Company or to an Ordering Company location completely off the project. Supplier shall at a later date complete the Work left behind, when requested to do so by Ordering Company, and such Work shall be done at prices specified in the Proposal plus Demobilization and Remobilization.

                  11.21 NOTICE OF LABOR DISPUTES. Whenever Supplier has knowledge that any labor dispute is delaying or threatens to delay the timely performance of the Work, Supplier shall promptly give notice thereof to Ordering Company. Supplier shall confirm the notice in writing within three (3) Work days.

                  11.22 PERFORMANCE AND PAYMENT BOND. Ordering Company shall have the right to require Supplier to furnish a bond for the full and faithful performance of the Work and for the payment of all bills, debts and obligations related to the Work. The bond shall be in such form, principal amount and with such sureties as may be required by Ordering Company. Ordering Company shall reimburse Supplier for the net premium on the bond upon receipt of the sureties' bills to Supplier. Supplier agrees and represents that no amount for bond premium is included in the contract price.

                  11.23 APPLICATION FOR PAYMENT; TERMS OF PAYMENT. (a) Supplier shall render to Ordering Company Applications for Payment for an amount based upon the quantities of Work in a Work Order which have been completed by Supplier during the monthly invoicing period, unless billing is rendered sooner pursuant to a written modification of this Section or for delay and disruption compensation or Special Conditions accrued as provided for elsewhere in the Agreement. Ordering Company shall promptly approve the Application for Payment within ten (10) business days or notify Supplier of any disputed items in an Application for Payment. If at the expiration of such ten business day period, Supplier does not receive written approval or rejection from Ordering Company, the Application for Payment shall be deemed approved.

                  (b) The method of measurement, basis of payment and conditions under which payments for Special Conditions are made can be found in the Specifications.

                  (c) For material furnished by Supplier, the same terms of payment shall apply as the terms which apply for Services billed by Supplier. For Material supplied by Ordering Company and ordered from Supplier pursuant to another Article of this General Purchase Agreement (e.g., an Order for cable), the terms of payment are set forth in such Article or elsewhere in this Agreement.

                  11.24  LIENS.  If as a  result  of  any  act
or  omission  of
Supplier, any lien is filed by a Subcontractor against Ordering Company,
Supplier shall cause the same to be discharged of record within forty-five (45) days after receipt of written notice thereof from Ordering Company.

                                   ARTICLE XII
                               CONSULTING SERVICES

                  12.1 GENERAL. The provisions of this Article 12 shall be applicable to the furnishing by Supplier to Ordering Company of Consulting Services. Software development is not a Consulting Service governed by this Article; it is governed by Article 9 of this Agreement.

                  12.2 STATEMENT OF WORK. (a) From time to time hereafter, Ordering Company may authorize Supplier to render to Ordering Company Consulting Services and related work (hereinafter "Work") by submitting an Order to Supplier or by entering into a Supplemental Agreement with Supplier. All Work conducted by Supplier in response to such an Order or Supplemental Agreement shall be considered Work under this Article, and the terms and conditions hereof shall govern. Supplier shall render all the Services specified in the request within the time allowed therein and shall meet all interim deadlines set by the parties.

                  (b) Supplier agrees that all information provided to Ordering Company pursuant to this Agreement will be collected, compiled and provided to Ordering Company in a lawful and ethical manner. Supplier shall not provide to Ordering Company any information which has been provided to Supplier under the terms of a written or oral non-disclosure confidentiality agreement. Such Information includes, but is not limited to, proprietary, confidential, or trade secret Information of a party that was obtained by Supplier during Supplier's prior employment by such party. In the performance of this Agreement, Supplier shall not at any time: (i) misrepresent itself or its status to any third party;
(ii) provide a false or deliberately misleading reason for inquiries or the collection of Information; (iii) misstate the nature of its relationship with Ordering Company; or (iv) use any element of fraud, dishonesty or criminal conduct in connection with its performance under this Agreement and the provisions of this Section 12.2.

                  12.3 OWNERSHIP OF INFORMATION. (a) Ordering
Company
acknowledges that Supplier expressly reserves and retains sole ownership in its trademarks and all intellectual property, including its copyrighted materials
(report formats, creative materials, etc.) and unique inventing and research systems and methodologies as utilized in performing work. None of the above may be kept, copied or utilized by Ordering Company in any manner.

                  (b) Except as expressly set forth herein, nothing contained herein shall be construed as conferring to either party by implication, estoppel or otherwise any license or right under any patent, trademark, service mark, trade dress, indicia of origin, copyright, mask work protection right, or any other intellectual property right which is owned, controlled by or licensed to either party.

                  (c) The parties' respective ownership interests, up to and including one hundred percent (100%), in and rights to use information used or produced by Supplier to perform Consulting Services hereunder, other than those specified above, shall be determined on a case by case basis in each Order or Supplemental Agreement pursuant to which Ordering Company purchases Consulting Services from Supplier.

                  12.4 EQUIPMENT SUPPLIER. Ordering Company warrants that no current corporate policy, would give rise to Supplier or any of its Affiliated Companies being disqualified, as a result of this Agreement or the work performed under it, from bidding upon or being awarded a contract to supply telecommunications or computer equipment, Software, or related Services to Ordering Company.

                  12.5  ORDERING  COMPANY'S   RESPONSIBILITY.
In  addition  to
Ordering Company's responsibilities specified in Section 6.4, ORDERING COMPANY'S RESPONSIBILITY, Ordering Company shall, at no charge to Supplier, provide Supplier with financial, operational and technical information, data, technical support, personnel or assistance as may reasonably be required by Supplier to fulfill its obligations under this Article.

                  12.6  WARRANTY.  Supplier  warrants to Ordering  Company  that
Services will be performed in a professional manner and in accordance with Ordering Company's specifications or those referenced in the Order and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority. If the Services prove to be not so performed and if Ordering Company notifies Supplier within a thirty (30) day period, commencing on the date of completion of the Service, at Ordering Company's option, Supplier either will correct the nonconforming Service for which Supplier is responsible or render a full or prorated refund or credit based on the original charge for the Services.


                                  ARTICLE XIII
                      PURPOSE AND ORGANIZATION OF PART III

                  13.1 PURPOSE AND SCOPE OF PART III. Part III sets forth the specific additional terms and conditions pursuant to which the Business Communications Systems unit of Supplier ("BCS") shall provide, and Ordering Companies shall purchase or license, BCS Products, Licensed Materials (including Software) and Services. The terms and conditions that shall govern BCS sales to Ordering Companies shall be Part I and Part III of this Agreement, any applicable Supplemental Agreement, the Pricing Agreement (LC3775D) or any other governing agreement covering pricing, except that Sections 1.3 and 1.4 of the Pricing Agreement shall govern in any event. With respect to BCS Products used in conjunction with AT&T's Network, additional provisions may be negotiated on a case-by-case basis and set forth in Supplemental Agreements or Orders.

                  13.2 ORGANIZATION OF PART III. Part III is organized as follows:

                  (a) Article 14 sets forth the additional terms and conditions governing BCS's provision of Products;

                  (b) Article 15 sets forth the additional terms and conditions governing BCS's licensing of Licensed Materials; and

                  (c) Article 16 sets forth the additional terms and conditions governing BCS's provision of Maintenance, Installation and other Miscellaneous Services.

                  13.3 ORDERS

                  (a) The term "Order" shall be defined as any Ordering Company request to purchase Products, to receive a license to use Licensed Material or to obtain Services. Such requests will be done on a BCS order form (e.g., Product Agreement, Service Agreement, Purchase/Service Agreement, Equipment Supplement, Maintenance Supplement, or Change Order Form), Ordering Company's Purchase Order Form or other mutually agreeable order form.

                  (b)   Subject   to   Section   2.2,   subsequent   Orders  for
modifications, additions or changes will become an integral part of this Agreement when accepted by BCS.

                  (c) The Customer Contract Return Date is the date BCS must receive from Ordering Company an executed Order. If this date is not met, BCS may reschedule the Delivery Date and/or In-Service Date and BCS may, subject to Ordering Company's consent, change the prices specified on the Order or confirmation of such Order.

                  (d) When applicable for an Order, BCS and Ordering Company will agree upon all dates and activities required to meet the scheduled Delivery Date for Customer-installed Products, or the scheduled In-Service Date for BCS-installed Products, and complete the Project Milestone and Responsibilities document (a sample of which has been provided as Exhibit 13-1 of this Agreement, which document shall be incorporated by reference into such Order under this Agreement). The installation responsibilities of each party with respect to an Order under this Agreement are described in Exhibit 13-2 of this Agreement, which is incorporated into this Agreement.

                  (e) Subject to Section 2.2, Orders for modifications or additions to the Products acquired hereunder placed after the Delivery Date or In-Service Date (as applicable for said Product) will be governed by the terms and conditions of this Agreement when the Order is accepted by BCS.

                  13.4 PRICE AND DISCOUNTS. Prices and discounts for BCS's
Products, Licensed Materials and Services shall be as shown in the AT&T-BCS
Pricing Agreement.

                  13.5 BILLING AND PAYMENT

                  (a) This section overrides any inconsistent provisions in Part 1 and covers how BCS will invoice Ordering Company.

                  (b) For Products that BCS installs, BCS will bill Ordering Company for the Product and installation charges on the In-Service Date, except as provided in Section 14.4(b).

                  (c) For Ordering Company-installed  Products,
BCS will invoice
Ordering Company upon delivery.

                  (d) BCS will invoice recurring charges in advance.

                  (e) Payment of invoices is due within thirty (30) days of the invoice date. Restrictive endorsements or other statements on checks will not apply.

                  (f) If Ordering Company does not generally pay in a timely fashion, the parties agree to review the billing and payment processes to improve such processes.

                  13.6 HAZARDOUS MATERIAL. Ordering Company is responsible for removal of any hazardous material (e.g., asbestos) or correction of any hazardous condition that affects BCS's performance of Services. Services will be delayed until Ordering Company removes or corrects any such hazardous condition with no penalty to BCS.

                  13.7 IDENTIFICATION CREDENTIALS. Ordering Company may, at its discretion, require BCS's employees and subcontractors to exhibit identification credentials, which Ordering Company may issue, in order to gain access to Ordering Company's premises for the performance of the work. If for any reason, any of BCS's employees or subcontractors are no longer performing work, BCS shall immediately inform Ordering Company's Representative in the speediest manner possible. Notification shall be followed by the prompt delivery to Ordering Company's Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. Subject to Section 5.1 of this Agreement, BCS shall be liable for any damage or loss sustained by Ordering Company if the identification credentials are not returned to Ordering Company.

                                   ARTICLE XIV
                              PURCHASE OF PRODUCTS

                  14.1 GENERAL. The provisions of this Article 14 shall be applicable to the purchase of Products from BCS. If Software is also to be licensed for use on a purchased Product, or if a Product is also to be engineered or installed by BCS, the provisions of Articles 15 and 16 shall also be applicable.

                  14.2 CHANGE CONTROL DATE. The Change Control Date ("CCD") for Orders, is a date shown on the Order or confirmation of the Order, and is the last date BCS will be required to accept changes to the Products ordered for delivery on the Delivery Date for Customer-installed Products or for installation on the In-Service Date for BCS-installed Products. The CCD is the date BCS accepts the Order or is deemed to have accepted it pursuant to Section 2.2, unless a different date is shown on the Order or confirmation of the Order. Changes to the original Order received by BCS prior to the CCD must be approved in writing by authorized representatives of both parties. Changes to an Order received and accepted by BCS after the CCD will be treated as separate Orders and may be delivered after the Delivery Date for Customer-installed Products or may be installed after the In-Service Date for BCS-installed Products. The CCD for Orders for modifications or additions addressed in this Section will be the date BCS accepts the Order or is deemed to have accepted it pursuant to Section 2.2.

                  14.3 ORDERING COMPANY-INSTALLED PRODUCTS.

                  (a) The "Delivery Date" is the date BCS delivers the Products to the Ordering Company's facility as specified in an Order or confirmation of
Order.

                  (b) BCS will make reasonable accommodations if Ordering Company requests a delay in the originally scheduled Delivery Date if Ordering Company gives BCS written notice prior to the CCD. If Ordering Company gives notice of a request for a delay in the originally scheduled delivery date after the CCD, requests more than one delay in the Delivery Date prior to the CCD, or causes a delay in the Delivery Date as a result of Ordering Company's failure to meet obligations under this Agreement, BCS may cancel the Order and bill Ordering Company for cancellation charges as set forth in Part 1 of this GPA; provided however, that BCS shall give Ordering Company fifteen (15) days written notice of its intention to cancel the Order and to bill cancellation charges pursuant to this Section and shall not cancel the Order if Ordering Company accepts delivery prior to the expiration of such period. In addition, BCS's notice shall include a reasonable estimate of the anticipated cancellation charges. Notwithstanding the foregoing provisions of this Section 14.3(b), Ordering Company may delay delivery one time for up to thirty (30) days, provided Ordering Company has given BCS seven (7) business days' notice prior to the scheduled ship date.

                  (c) Shipping charges may be adjusted if Ordering Company changes the location for delivery.

                          14.4 BCS-INSTALLED PRODUCTS.

                  (a) This Section 14.4 overrides any inconsistent terms in Part
1 of this Agreement. For all BCS Products, if BCS installs such Products, BCS will notify Ordering Company that the Product is installed in good working order and complies with BCS's standard specifications and any other specifications agreed to by the parties (the "In-Service Date"). For

BCS's DEFINITYPBX and Multimedia Messaging and Response ("MM&R") Products, such notice will be in writing and Ordering Company shall have ten (10) days following the In-Service Date (the "Acceptance Period") to test the DEFINITY and/or MM&R Product and to determine whether Ordering Company agrees with BCS that such Product complies with the applicable specifications and warranties for that Product. If Ordering Company does not notify BCS in writing during such Acceptance Period of any non-conformities to the applicable product specifications and warranties, the Product will be deemed accepted as of the In-Service Date.

                  During the Acceptance Period, Ordering Company may conduct appropriate tests and then shall either: (a) accept the Product -- by providing written notice to BCS of that fact, in which case the Product will be deemed accepted as of the In-Service Date; or (b) if non-conformities to the specifications or warranties exist, so advise BCS in writing, specifying such non-conformities. BCS shall promptly correct such non-conformities and notify Ordering Company that they were corrected. The Product will be deemed accepted by Ordering Company upon correction of the non-conformities specified in Ordering Company's notice.

                  If BCS is unable to correct all of the significant non-conformities described in Ordering Company's notice within thirty (30) days of receipt of Ordering Company's notice, Ordering Company shall either: (a) accept the Product, in which case BCS will be required to continue to correct any outstanding non-conformity; or (b) Ordering Company may reject the Product without any liability and BCS will refund all amounts paid to BCS for the returned Product plus transportation charges from BCS' plant and return; or (c) have the Product replaced by BCS as promptly as possible by giving Ordering Company priority over other customers at no additional charge. If Ordering
Company elects to reject the Product, it must do so in writing and within a reasonable time frame.

                  (b) BCS will make reasonable accommodations if Ordering Company requests a delay in the originally scheduled In-Service Date if Ordering Company gives BCS written notice prior to the CCD. If Ordering Company gives notice of a request for delay in the originally scheduled In-Service Date after the CCD, requests more than one delay in the In-Service Date prior to the CCD, or causes a delay in the In-Service Date as a result of Ordering Company's failure to meet its obligations (e.g., its obligations under Section 13.6) under this Agreement, Ordering Company and BCS will mutually agree to either: (i) deliver the Products and commence billing as of the originally scheduled In-Service Date, in which case installation will be rescheduled at a mutually agreeable time and additional installation charges may apply; or (ii) cancel the Order and bill Ordering Company for cancellation charges as set forth in Part 1 of this GPA. Notwithstanding the foregoing provisions of this Section 14.4(b), Ordering Company may delay delivery one time for up to thirty (30) days, provided Ordering Company has given BCS seven (7) business days' notice prior to the scheduled ship date.

                  (c) For BCS-installed Products, BCS will perform a site survey to identify Ordering Company's specific installation requirements. If the site survey cannot be performed prior to the execution of an Order, it will be scheduled and conducted as soon as Ordering

Company's facilities are available. Upon completion of the site survey, BCS will identify and communicate to Ordering Company any additional charges that may apply. If there were additional charges identified during the site survey, Ordering Company may cancel the Order without incurring cancellation charges if Ordering Company notifies BCS in writing within ten (10) days of Ordering Company's receipt of the notice from BCS of the additional charges.

                  (d) Installation and shipping charges may be adjusted if
Ordering Company changes the installation location.

                  14.5 PRODUCT WARRANTY.

                  (a) BCS warrants that as of the date title passes, BCS will have the right to sell, transfer and assign Products and the title conveyed shall be good and Products shall be delivered free from any security interests or any other liens or encumbrances.

                  (b) For purposes of Sections 14.5(b) through 14.5(g) only, the term "Product" also includes the Product's associated Software. During the warranty period, BCS warrants to Ordering Company that the Products furnished shall conform to and perform in accordance with BCS's standard specifications or documentation and any other mutually agreed specifications. In addition, BCS warrants to Ordering Company that the Products shall be merchantable and free from defects in design (except to the extent (i) designed by Ordering Company or (ii) design defects are caused by the presence in BCS's Product of substitute components of Ordering Company's selection not recommended by BCS), material and workmanship. BCS also warrants that the Products will be new, remanufactured, or refurbished, and that installation and other services will be performed in a first-class workmanlike manner.

                  (c) The warranty period shall be specified on an Order or confirmation of the Order and shall begin on the Delivery Date for Ordering Company-installed Products or on the In-Service Date for BCS-installed Products.
However, for DEFINITY and/or MM&R Products, if in the course of acceptance tests significant problems occur such that acceptance is delayed for more than ten
(10) days following Ordering Company's notice concerning such significant problems, the warranty period shall commence upon acceptance. The warranty period shall be one year if none is specified on the Order or confirmation of the Order.

                  (d) (i) Replacement material shall be warranted as set forth above in Section 14.5(b). Repaired material shall be warranted as set forth above in Section 14.5(b) for the remainder of the original warranty period.

                     (ii) When BCS performs services under a
time-and-materials   Order,  replacement  and  repaired  material,  as  well  as associated services, will be warranted for ninety (90) days from the date the work is completed.

                   (e) If a Product (including any associated Installation Services) does not meet the above warranties during the warranty period, Ordering Company shall promptly notify BCS. BCS shall take the following action promptly:

         (i) Within the first sixty (60) days of the warranty period, if
         Ordering Company notifies BCS of a defect or non-conformity that does not appear to be curable through repair or replacement within a reasonable time period, Ordering Company will be entitled, at its option, to a refund of the Product's purchase price and installation charges upon return of the Product. Should Ordering
Company seek such a
         refund, it will provide BCS such cooperation as necessary to enable BCS to remove the Product from Ordering Company's premises, if necessary.
         Transportation costs and risk of loss or damage in transit shall be borne by BCS. In the event of such a refund,  Ordering
Company may also
         return for credit any other BCS Products intended for use with the defective Product that cannot be applied to another use by Ordering
         Company and may cancel, without liability for cancellation charges, any pending Orders for such Products.

         (ii) After sixty (60) days, BCS, at its option,  shall
attempt first to
         repair or replace  such  Product  without  charge or, if
not  feasible,
         refund the original  purchase price and  installation
charges.  In the
         event  of  such  refund,   Ordering  Company  shall
provide  BCS  such
         cooperation as necessary to enable BCS to remove the Product from
         Ordering Company's  premises,  if necessary.
Transportation  costs and
         risk of loss or damage in transit  shall be borne by BCS.
In  addition,
         in the event of such refund, Ordering Company may also return for credit any other BCS Products intended for use with the defective
         Product that cannot be applied to another use by Ordering Company and may cancel, without liability for cancellation charges, any pending
         Orders for such Product.

                  (f) All warranties shall continue in full force and effect notwithstanding transfer of title (except for title to their associated Software) to the Products by Ordering Company, so long as Ordering Company or its Affiliates shall remain the user of the Product. All warranties shall also survive inspection, acceptance and payment.

                  (g) THE FOREGOING PRODUCT  WARRANTIES ARE
EXCLUSIVE AND ARE IN
LIEU OF ALL OTHER EXPRESS AND IMPLIED  WARRANTIES,  INCLUDING BUT
NOT LIMITED TO
WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR (1)
TANGIBLE PROPERTY
DAMAGE  AND  PERSONAL  INJURY  FOR WHICH BCS IS HELD  LIABLE  AND
(2) THE REMEDY
PROVIDED IN SECTION 5.1(E),  ORDERING  COMPANY'S SOLE AND
EXCLUSIVE REMEDY SHALL
BE BCS'S OBLIGATION TO REPAIR, REPLACE,  CREDIT, OR REFUND AS SET
FORTH ABOVE IN
THIS WARRANTY.

                  (h) Certain additional warranties with respect to Software are set forth in Section 15.8.

                  14.6 WARRANTY/POST-WARRANTY SERVICE EXCLUSIONS.

                  (a) EXCEPT AS STATED IN SECTION  14.5,  BCS,
ITS  SUBSIDIARIES
AND THEIR AFFILIATES,  SUBCONTRACTORS AND SUPPLIERS, MAKE NO
WARRANTIES, EXPRESS
OR IMPLIED,  AND SPECIFICALLY  DISCLAIM ANY WARRANTY OF FITNESS
FOR A PARTICULAR
PURPOSE.

                  (b) The warranty provided in Section 14.5 and post-warranty service do not cover repair for damages or malfunctions caused by: (1) actions of non-BCS personnel or the attachment to the Products of non-BCS furnished equipment or Software; (2) Ordering Company's failure to follow BCS's installation, operation or maintenance instructions, including Ordering Company's failure to permit BCS timely remote access to Ordering Company's
Products; (3) failure of products not serviced by BCS; (4) abuse, misuse or negligent acts of non-BCS personnel; or (5) Force Majeure conditions following delivery. In addition, BCS is not obligated to provide warranty or post-warranty service if Ordering Company modifies the Software. If Ordering Company requests, BCS will perform repair or other services not covered by this Agreement to
Ordering  Company's  BCS  Products  at the  mutually  agreed  to rates  for such service.

                  (c) Additional charges may apply if BCS incurs additional costs in providing warranty or post-warranty services as a result of a modification of Products. Unless otherwise agreed, BCS shall not be responsible to provide warranty or post-warranty Maintenance Services, if Ordering Company has moved a Product without notifying BCS.

                  (d) BCS DOES NOT WARRANT UNINTERRUPTED OR
ERROR-FREE OPERATION
OF THE PRODUCTS AND BCS DOES NOT WARRANT THAT THE PRODUCTS WILL
PREVENT, AND BCS
WILL NOT BE  RESPONSIBLE  FOR,  UNAUTHORIZED  USE (OR  CHARGES
FOR SUCH USE) OF
COMMON  CARRIER  TELECOMMUNICATION  SERVICES OR FACILITIES
ACCESSED  THROUGH OR
CONNECTED TO PRODUCTS. ORDERING COMPANY MAY PURCHASE BCS'S TOLL
FRAUD PROTECTION
PRODUCTS OR OFFERINGS (E.G., DEFINITY TOLL FRAUD INDEMNITY OFFER) IF IT CHOOSES TO DO SO, PROVIDED BCS CONTINUES SUCH OFFERING.

                  14.7 DOCUMENTATION. BCS shall furnish to Ordering Company at no additional charge and grant Ordering Company the right to use one copy of the documentation for each unit of the Products provided hereunder. Such documentation will be that customarily provided by BCS to its customers, for that Product, at no additional charge. BCS shall also furnish to Ordering Company the standard application and/or planning guide or a similar document, to the extent BCS provides such a document for the Product. Such documentation shall be provided prior to or included with the shipment of the Products from BCS to Ordering
Company. Additional copies of the documentation are available at mutually agreeable prices.

                  14.8 SPECIFICATIONS. Upon request, BCS shall provide to Ordering Company, at no charge, and grant Ordering Company the right to use and reproduce a copy of BCS's available commercial Specifications applicable to Products ordered hereunder. In addition, a copy of BCS's Specifications shall be provided with each unit. Additional copies are available at mutually agreeable prices.

                  14.9 REGISTRATION AND RADIATION STANDARDS. When a Product furnished under this Part III is subject to Part 68, Part 15 or any other part of the Federal Communications Commission's Rules and Regulations, as they may be amended from time to time, (hereinafter "FCC Rules"), BCS warrants that such Product complies with the registration, certification, type-acceptance and/or verification standards of FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. BCS shall also establish periodic ongoing compliance re-testing and follow a Quality Control program, to assure that Product shipped complies with the applicable FCC Rules. BCS agrees to indemnify and save Ordering Company harmless from any liability, claims, or demands (including costs, expenses and reasonable attorney's fees on account thereof) that may be made because of BCS's noncompliance with the applicable FCC Rules. BCS agrees to defend Ordering Company, at Ordering Company's request, against such liability, claim or demand. In addition, should Product which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, BCS shall provide to Ordering Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Ordering Company, accept return of the Product and refund to Ordering Company the price paid for the Product less a reasonable amount for depreciation, if applicable. Nothing in this Section 14.9 shall be deemed to diminish or otherwise limit BCS's obligations under any other Section of this Agreement.

                  14.10 MARKING. All BCS Product furnished under this Agreement shall be marked for identification purposes in accordance with mutually agreed upon marking specifications. Such specifications shall be set forth in a Supplemental Agreement or Order. All such Product shall also be marked with BCS's model/serial number. This Section 14.10 does not reduce or modify BCS's obligations under Section 4.4, TRADEMARKS, of this Agreement.

                                   ARTICLE XV
                                    SOFTWARE

                  15.1 GENERAL.

                  (a) The provisions of this Article 15 apply to the furnishing of Software by BCS to Ordering Company pursuant to this Agreement. The ownership interests and rights of the parties in Custom Software, in addition to the applicable rights set forth in this Article, shall be established on a case-by-case basis in subsequent Supplemental Agreements.

                  (b) To the extent that any provision set forth in this Article conflicts with any provision set forth elsewhere in this Agreement, this Article shall control.

                  (c) Software in this Article means both Custom
Software and
Licensed Materials.

                  15.2 SOFTWARE LICENSE.

                  (a) BCS grants Ordering Company a personal, non-transferable (except to the extent allowed in Section 15.2(d) below) and non-exclusive right to use, in object code form, all Licensed Materials and related documentation furnished under this Agreement. Title to and ownership of all Licensed Materials shall remain with BCS or its suppliers. This grant shall be limited to use with the equipment for which the Licensed Materials was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of Licensed Materials on multiple processors is prohibited unless otherwise agreed to in writing by BCS. Ordering Company will not reverse assemble, reverse compile, disassemble or decompile the Licensed Materials to derive a source code equivalent of the Licensed Materials. Ordering Company will take appropriate action to instruct Ordering Company's employees and users of all Licensed Materials of Ordering Company's obligations under this Section.

                  (b) Ordering Company may make a reasonable number of copies of Licensed Materials, solely for the purpose of back-up or archival use. Any such copy must contain the same copyright and other notices and markings that the original Licensed Materials contains. Use of Licensed Materials on any equipment other than that for which it was obtained or removal of Licensed Materials from the United States or other country in which the Licensed Materials was originally deployed (without written consent of BCS, which will not be unreasonably withheld), or reverse assembly, reverse compilation, disassembly or decompilation of the Licensed Materials to derive a source code equivalent shall immediately and automatically terminate the license with respect to the particular unit of the Licensed Materials. If Ordering Company commits any other material breach of the Licensed Materials license, the conditions of Article 5A, ARBITRATION; DISPUTE RESOLUTION shall apply. BCS's cancellation of the license at issue shall be tolled pending the outcome of the Dispute Resolution process. Simultaneous with initial invocation of such process, Ordering Company shall deposit and have held in escrow, until such dispute is resolved, an amount equal to the current market price of the license in question.

                  (c) BCS may provide Ordering Company with Software that bears the logo or copyright of another company. If BCS provides such Software with a "shrinkwrap" or other license from the other company, those terms apply rather than the license terms in this Agreement. If Ordering Company requests, BCS will give Ordering Company a copy of such other license terms before Ordering Company orders the Software.

                  (d) If the equipment purchased hereunder is sold or assigned to another party, BCS requires that the new owner or assignee execute a new Licensed Materials license and pay the then current Licensed Materials license fee, if any. Upon written request, BCS will grant the new owner or assignee of the equipment the right to use any related Licensed Materials, provided the new owner or assignee agrees, in writing, to BCS's terms and conditions and pays BCS's then current Licensed Materials license fee. BCS shall seek to enforce its rights in the first instance against the new owner or assignee. If the new owner or assignee of the equipment refuses to execute a new Licensed Materials license agreement or pay the applicable Licensed Materials license fee, or if the equipment is no longer to be used by Ordering Company, Ordering Company shall either return the Licensed Materials, together with any copies, or destroy the Licensed Materials and all copies, and provide BCS with prompt written notice of such destruction. Notwithstanding the preceding provisions of this Section 15.2(d), Ordering Company may transfer the Licensed Materials to another Ordering Company in connection with a transfer of the associated equipment, and BCS will not charge the new Ordering Company a Licensed Materials license fee therefor.

                  15.3 SOFTWARE. On the delivery date, BCS shall furnish to Ordering Company, at the fee specified in the Order or Supplemental Agreement, at least the following basic items:

                  (a)  Object  Code  stored  in a  medium
compatible  with  the
equipment, as described in BCS's Specifications, the applicable Supplemental
Agreement or the Order;

                  (b)  User  documentation   which  BCS  normally  furnishes  to
customers with the Licensed Materials at no additional charge, and any user documentation specified in the applicable Supplemental Agreement; and

                  (c) If appropriate and if not previously provided, the required machine configuration.

                  15.4 INSTALLATION OF SOFTWARE. Where Ordering Company is responsible for installation of Software, BCS's sole responsibility is to deliver the Software to Ordering Company on or before the scheduled Delivery
Date specified in the Order or Supplemental Agreement. However, if BCS is responsible for such installation, BCS shall deliver the Software to Ordering Company in sufficient time for it to be installed on or before the scheduled In-

Service Date specified in the Order or Supplemental Agreement, and BCS shall complete its installation and associated testing on or before such date.

                  15.5 CENTRALIZED MAINTENANCE. Ordering Company may specify in an Order that, for centralized maintenance purposes, all Software changes, including Enhancements, provided by BCS shall be provided only to the Ordering Company's Centralized Support Organization. BCS will, in that event, be responsive to maintenance requests which the Ordering Company's Centralized Support Organization issues. This Organization will be responsible for Software application, initial acceptance testing and distribution of the Software to all licensed installations. BCS grants Ordering Company the right to transmit the Software by means of data links from Ordering Company's Centralized Support Organization to each licensed installation. BCS grants to Ordering Company, at no additional fee, a license to use a copy of the Software for centralized maintenance purposes only. BCS shall provide this maintenance copy of the Software in response to an Order requesting same. The maintenance copy provided to the Ordering Company's Centralized Support Organization will be used only to perform systems or application support functions for the Ordering Company's application programmers, except as provided hereinafter. If the maintenance copy of the Software provided pursuant to this Section 15.5 or a copy thereof is later incorporated by the Ordering Company's Centralized Support Organization into a Ordering Company system or application support Software, Ordering Company shall notify BCS and shall pay BCS the current applicable rate paid by Ordering Company for use of the Software.

                  15.6 ENHANCEMENTS. BCS shall promptly furnish to Ordering Company during the duration of the Order, at an agreed upon charge, if any, all Software Enhancements and telephone technical assistance made available by BCS to commercial customers and shall promptly provide to Ordering Company any revisions to the basic Software items defined in Section 15.3 to reflect the Enhancements. All Enhancements shall be considered Software subject to the provisions of the Order. Ordering Company may incorporate the Enhancements into the Software or continue using previous versions of the Software, at Ordering Company's option. Ordering Company may, at any time and at its discretion, discontinue maintenance of the Software. BCS shall not charge Ordering Company for Quality Protection Plan Change Notices (QPPCNs) during the warranty period or during any contracted-for post-warranty maintenance period. If the QPPCN is required for warranty or post-warranty service, and Ordering Company elects not to obtain the QPPCN, continuation of warranty or post-warranty service may be subject to additional charges.

                  15.7 TRAINING AND TECHNICAL SERVICE. BCS shall provide such assistance, advice and training at no additional charge, as it normally provides without charge to other customers.

                  15.8 SOFTWARE WARRANTY. BCS warrants to Ordering Company all of the following:

                  (a) The Software will be free from significant errors, will conform to and perform in accordance with the Specifications and will function properly. The Media conveying the Software will be free from defects in material and workmanship. The Software will be compatible with and may be used in conjunction with other Software as described in the Specifications. If an Order states that the Software is to be used in conjunction with certain BCS equipment, the Software shall be compatible with that equipment. The foregoing warranties extend to the future performance of the Software and shall continue for one year except as otherwise specified in a Supplemental Agreement or Order.

                  (b) Software-related Work will be performed in a first-class, workmanlike manner.

                  (c) With respect to BCS-developed Software, there are no copy protection or similar mechanisms within the Software which will, either now or in the future, interfere with the grants made in this Agreement or an Order . With respect to non-BCS developed Software, BCS will use reasonable efforts to insure that there are no copy protection or similar mechanisms within the Software which will, either now or in the future, interfere with the grants made in this Agreement or an Order.

                  (d) Ordering Company shall have quiet enjoyment of the
Software.

                  (e) As to Software for which BCS does not solely own all intellectual property rights, BCS has full right, power and authority to license the Software to Ordering Company as provided in this Agreement or an Order.

                  (f) If the Software, or any portion thereof, is or becomes unusable, totally, or in any respect during the applicable warranty period, or if the work fails to meet the warranties, BCS will reperform work, correct errors, defects and nonconformities and restore the Software to conforming condition free of significant errors at no cost to Ordering Company. Corrected Software shall be warranted as set forth in this clause.

                  (g) The Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb, or similar component), which could damage, destroy, or alter Software, firmware, or hardware or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the Software in any manner. BCS shall immediately advise Ordering Company, in writing, upon reasonable suspicion or actual knowledge that the Software provided under this Agreement or an Order may result in the harm described above.

                  (h) All warranties shall survive inspection, acceptance and payment.

                  15.9 RELATED DOCUMENTATION. BCS shall furnish to
Ordering
Company, at no additional charge, and grant Ordering Company the right to use one copy of the related documentation for each unit of the Software furnished by BCS pursuant to this Agreement for the sole purpose of operating and maintaining such Software. Such related documentation will be that customarily provided by BCS to its customers for such Software, consistent with the vintage, options and feature of the system on which it operates. Such related documentation shall be provided prior to or included with provision of Software by BCS to Ordering Company. Additional copies of the related documentation are available at prices set forth in BCS's Price List.

                  15.10 NOTIFICATION OF DISCONTINUED AVAILABILITY OF SOFTWARE. BCS shall notify Ordering Company at least one (1) year in advance of discontinued availability of the last standard Software generic. For a minimum of two (2) years after discontinued availability, BCS will make available to Ordering Company, Software support service which affords Ordering Company reasonable continued use of the Software.

                  15.11 RISK OF LOSS. If any Software fixed in Media is lost, damaged or made invalid during shipment, BCS will promptly replace the Software and Media therefor at no additional charge to Ordering Company. If any Software is lost or damaged while in the possession of Ordering Company, BCS will promptly replace the Software at mutually agreed charges.

                           15.12 ACCESS TO SOURCE CODE

                  (a) If Supplier is declared bankrupt, and as a result of such bankruptcy, BCS is unable to maintain Software so that Ordering Company is unable to use the Software, then BCS shall furnish to Ordering Company (under a suitable license agreement, if applicable) BCS's then existing Software Source Code and associated documentation for the affected Product(s) for such standard version only to the extent to allow Ordering Company to use solely for its internal purposes such Software for which Ordering Company has a perpetual, non-exclusive right to use.

                  (b) If Ordering Company's use of the Software Source Code provided pursuant to Section 15.12(a) involves use or copying of copyrighted material or the practice of any invention covered by a patent, Supplier shall not assert the copyright or patent against Ordering Company for use of the Software Source Code as originally provided by Supplier within the scope of the rights granted in Section 15.12(a).

                  (c) The parties may negotiate additional rights for Ordering Company to access particular Software Source Code on a case-by-case basis, as set forth in a Supplemental Agreement or Order.

                                   ARTICLE XVI
                            MAINTENANCE, INSTALLATION
                        AND OTHER MISCELLANEOUS SERVICES

                  16.1 GENERAL. The provisions of this Article 16 shall be applicable to the furnishing by BCS of Services other than Services furnished pursuant to any other Article of this Agreement. Such services include, but are not limited to Maintenance Services and other Miscellaneous Services.

                  16.2 POST-WARRANTY MAINTENANCE PERIOD. If Ordering Company orders post-warranty service, it will commence on the expiration of the applicable warranty period and will be provided for an initial term as specified on the relevant Supplemental Agreement or Order. BCS shall provide Ordering Company with written notice of pending expiration of applicable Maintenance period, ninety (90) days prior to expiration.

                  16.3 MAINTENANCE SERVICES TERMINATION. BCS shall provide all Maintenance Services required by this Agreement upon the provisions set forth in this Agreement and in Orders placed by Ordering Company pursuant to this Article. At any time, Ordering Company may terminate individual Orders for Maintenance Services, provided Ordering Company gives at least sixty (60) days prior written notice to BCS. If the charges for a terminated Order were paid annually in advance, BCS shall promptly refund to Ordering Company the unused prorate portion of the charges. Ordering Company and BCS agree to separately address in Orders or Supplemental Agreements the appropriate notice provisions and/or early termination charges for multi-year maintenance service periods.

                           16.4 POST-WARRANTY SERVICE.

                  (a). Post-warranty service includes preventive maintenance as deemed appropriate by BCS and remedial maintenance, including replacement parts required for Products used under normal operating conditions. BCS shall maintain such Maintenance records, including records with respect to On-site Response Time and Time to Repair, as it keeps in its normal course of business. Upon request of Ordering Company, BCS shall provide a copy of such records to Ordering Company.

                  (b) If Ordering Company subsequently obtains additional Products similar to the Products covered under any Order issued pursuant to this
Part III of the GPA, or requests certification or connection of equipment similar to the Products covered under any Order issued pursuant to this Part III of the GPA, and co-locate those Products or equipment (the "Added Products") with the existing ones, upon warranty expiration the Added Products will also be covered for post-warranty service under this Part III of the GPA and Ordering Company agrees to pay any applicable post-warranty service charges. Such charges will be at the then current monthly rate and coverage will be the same as and coterminous with the coverage for the existing Products.

                  16.5 WARRANTY AND POST-WARRANTY COVERAGE AND
SUPPORT.

                  (a) PURCHASED OR REPLACEMENT PARTS MAY BE NEW, REMANUFACTURED OR REFURBISHED and will be functionally equivalent to a new Product. Any removed parts and/or Products will become the property of BCS.

                  (b) Warranty and post-warranty service coverage will be in accordance with the option(s) Ordering Company has selected as identified on the Order or confirmation of the Order. BCS's standard warranty and post-warranty coverage will apply if none is specified. BCS's warranty and post-warranty service coverage options, and Ordering Company's responsibilities, are described in Exhibit 16-1 to this Part III of the GPA.

                  (c) Under BCS's warranty and post-warranty service, BCS is responsible for damage to the Products (excluding loss or corruption of data records) from power surges as long as Ordering Company has installed BCS provided or approved electrical protection to the Products and the electrical protection complies with the National Electrical Code and any applicable federal, state and local laws.

                  (d) Warranty and post-warranty service
exclusions are set
forth in Section 14.6(b) above.

                  16.6 CONTENTS OF MAINTENANCE ORDER. A
Maintenance Order shall contain the following:

                  (a) The incorporation by reference of this Agreement;

                  (b) A complete list of Equipment to be maintained specifying quantity and type, description of Maintenance Services, duration of Order, monthly or annual maintenance charges for each item of Equipment, total monthly maintenance charges payable by Ordering Company and invoice address;

                  (c) The location at which the Equipment is to be maintained, including floor, street, city and state; and

                  (d) Any other special terms agreed upon by both parties.

                  16.7 AUDIT. With the exception of any fixed basic monthly or annual maintenance charge set forth in this Agreement or an Order, BCS shall maintain complete, clear and accurate records of: (a) all hours of direct labor employees engaged in work for which payment under this Agreement is to be computed on the basis of actual hours worked, at a fixed rate per hour or other unit of time specified in this Agreement; and (b) billable costs payable by Ordering Company under this Agreement including a physical inventory, if applicable. These records shall be maintained in accordance with generally accepted accounting principles so they may be readily audited and shall be held until costs have been finally determined under this Agreement and payment or final adjustment of payment, as the case may be, has been made. BCS shall permit Ordering Company or Ordering Company's representative to examine and audit these records and all supporting records at all reasonable times. Audits shall be made not later than one calendar year after the expiration or termination of an Order, and the correctness of BCS's billing hereunder shall be determined from the results of that audit. In making arrangements with a vendor for the furnishing of labor, material or other items for which Ordering Company will be charged separately from the fixed basic monthly maintenance charges as set forth in this Agreement or the applicable Supplemental Agreement or Order, BCS shall require its vendor to keep separate records, and make separate invoices, covering only what is so supplied, so that no part of the records or invoices shall apply to jobs not covered by this Agreement. In making payments to a vendor for labor, material or other items for which Ordering Company will be charged separately from the fixed basic monthly maintenance charges as set forth in this Agreement or the applicable Supplemental Agreement or Order, BCS shall show its vendor's invoice number and date on BCS 's payment advice, and no part of that payment shall apply to other jobs not covered by this Agreement.

                  16.8 BREAKAGE, DISAPPEARANCE AND CONDITION. BCS shall take whatever precautions BCS deems necessary or desirable (which do not violate
Ordering Company's plant rules or cause inconvenience or delay to Ordering Company) regarding tools, equipment, and materials, whether or not owned by BCS, which BCS causes to be brought to Ordering Company's premises. Ordering Company shall have no responsibility for their care, safekeeping or operating condition. Ordering Company shall not bear any cost or expense associated with their breakage or disappearance unless resulting from Ordering Company's negligence.

                  16.9  CONTINGENCY.  If BCS fails to  perform
the  Maintenance
Services, Ordering Company may arrange for the performance of the Maintenance
Services by another party.

                  16.10 ELIGIBILITY FOR MAINTENANCE SERVICES. Equipment shall automatically be eligible for Maintenance Services provided it shall have been under Maintenance Service or warranty by BCS on the date of commencement of Maintenance Services. Any other Equipment shall be inspected by BCS at mutually agreed to charges to determine whether it is in good working order and can be maintained in that condition. BCS shall notify Ordering Company in writing about the eligibility of the Equipment. If the Equipment is not eligible, but can be made eligible, Ordering Company may, at its expense, make or have made those changes required to upgrade the Equipment to eligibility status.

                  16.11 MAINTENANCE FACILITIES. Ordering Company shall provide BCS with adequate storage space for spare parts and adequate working space, including heat, light, ventilation, electric current and outlets for use by BCS's maintenance personnel. These facilities shall be within a reasonable distance of the Products to be serviced and shall be provided at no charge to BCS. Ordering Company shall not be responsible for any damage to BCS's equipment or materials stored on Ordering Company's premises unless the damage results from Ordering Company's negligence.

                  16.12 PRECAUTIONS. BCS shall take care in all operations to safeguard people as well as property and will strive to minimize interference with or curtailment of Ordering Company or customer operations at the work site.

                  16.13 TECHNICAL INFORMATION, SOFTWARE AND PROGRAMMING AIDS. BCS shall furnish to Ordering Company on the agreed-upon delivery date without additional charge any technical information, programs, routines, subroutines, documentation, or related material it has or may develop or modify, necessary for the general use or maintenance of Products under post-warranty maintenance service, which are normally so furnished to maintenance customers.

                  16.14 TITLE. Except as maybe set forth in an applicable Supplemental Agreement or Order, title to replacement and repair parts and components shall vest in Ordering Company upon installation on equipment owned by Ordering Company. Any parts replaced shall become the property of BCS. Title to enhancements and modifications and to intellectual property rights therein shall remain in BCS.

                  16.15 TRAINING AND TECHNICAL SERVICE. BCS shall provide, without additional charge to Ordering Company, the training and assistance as it normally provides without charge to maintenance customers.

                  16.16 MAINTENANCE SERVICES WARRANTY. BCS warrants to Ordering Company that the Maintenance Services shall be performed with promptness and diligence, in a first-class, workmanlike manner in accordance with applicable specifications and using material free from defects, and that the Product shall function in good operating condition during the duration of the Maintenance Order. All warranties shall survive inspection, acceptance and payment. Maintenance Services (including replacement parts) not meeting the above warranties will be corrected by BCS at no cost to Ordering Company or if BCS is unable to do so within a reasonable period of time, then Ordering Company may terminate the applicable maintenance Order with respect to that Product without liability for cancellation charges. Whenever equipment, repair parts or components under warranty are shipped for repair or replacement purposes, BCS shall bear all costs, including but not limited to, costs of packing, rigging, transportation and insurance. BCS shall also bear all risk of loss or damage from the time the equipment, repair parts or components are removed from Ordering Company's site until the equipment, repair parts or components are returned to that site and installed by BCS.

                  16.17 TECHNICAL SUPPORT OF PRODUCTS. With respect to the DEFINITY Product Line, BCS shall, in addition to its obligations under Product Warranty, make available, at mutually agreeable rates, ongoing technical support including, but not limited to the expertise to identify, isolate, and resolve problems, that BCS customarily provides, including telephone assistance, field Service, and technical consultation Service for DEFINITY Products provided under this Agreement for a period of the longer of (A) ten (10) years after installation of the particular DEFINITY Product; or (B) five (5) years after last shipment of such type of Product to Ordering Company. The period for BCS's Multi-media Messaging and Response Product Line is five (5) years after such Product's discontinued availability effective date unless modified by Supplemental Agreements.

                  16.18 REPORTS. At Ordering Company's request, and subject to mutually agreed charges, BCS will provide periodic or other reports in a mutually agreeable format concerning such matters as billings for Products and Services, time to repair and time for Order completion.

                  16.19 WARRANTY FOR SERVICES OTHER THAN MAINTENANCE SERVICES. BCS warrants to Ordering Company that Services will be performed in a professional manner and in accordance with BCS's Specifications or those referenced in the Order and with accepted practices in the community in which such Services are performed, using material free from defects except where such material is provided by Ordering Company. If the Services prove to be not so performed and if Ordering Company notifies BCS, with respect to other
Miscellaneous Services (e.g., Move, Change and Rearrangements), within a mutually agreed to period commencing on the date of acceptance of the Service, BCS, at its option, either will correct the defect or nonconforming Service for which BCS is responsible or render a full or prorated refund or credit based on the original charge for the Services. After the corrective action, Ordering Company shall have the right to inspect and accept the corrective work done.

                  16.20 CONDITIONS OF INSTALLATION AND OTHER
SERVICES PERFORMED
ON ORDERING COMPANY'S SITE.

                  (a) ITEMS PROVIDED BY ORDERING COMPANY. Ordering Company will be responsible for furnishing the following items as required:

                  (i)  OPENINGS  IN  BUILDINGS  - Prior to
Service  start  date,
                  furnish suitable openings in buildings to allow
Products to be
                  placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by BCS with input provided by
                  Ordering Company. BCS shall provide such drawings to Ordering
                  Company in sufficient time to meet project service dates. Ordering Company shall fireproof (with steel covers) all paths
                  throughout the building.

                  (ii)  BUILDING  EVACUATION  - Prior to
Services  start  date,
                  provide building evacuation plans in case of a fire or other emergency.

                  (iii) CEILING INSERTS - Provide ceiling inserts as required using BCS's standard spacing arrangement for ceiling support equipment.

                  (iv)  MATERIAL  FURNISHED  BY  ORDERING  COMPANY
- New or used
                  third party material furnished by Ordering
Company shall be in
                  such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment.
                  Ordering Company assumes all responsibility for the proper functioning  of such  material.  Ordering
Company  shall also
                  provide the necessary third party Product information and, where possible and permitted, access to special third party test  equipment  and tools,  for BCS to
properly  install such
                  material.

                  (v) PERMITS - Prior to Services start date,
Ordering  Company
                  shall provide all licenses, permits, easements, right of ways and authority for installation of Products and other material;
                  and construction and building permits.

                  (vi) USE OF  AVAILABLE  TESTING  EQUIPMENT -
Ordering  Company
                  shall make available to BCS the maintenance test facilities which are imbedded in equipment to which the Product being installed will be connected or added, and, if available,
                  meters, test sets, and other portable apparatus that is unique to the Product being installed. BCS's use of such test
                  equipment shall not interfere with the Ordering Company's
                  normal equipment maintenance functions.

                  (vii)  GROUNDS -  Ordering  Company  shall
provide  access to
                  suitable and isolated building ground as required for BCS's standard grounding of equipment. Where
installation is outside
                  or in a building under  construction,  Ordering
Company shall
                  also furnish lightning protection ground.

                  (viii) CLEARING EQUIPMENT FOR MODIFICATIONS -
Ordering Company
                  shall remove, or transfer telecommunications traffic on trunks and sundry working equipment, and make other arrangements
                  required to permit BCS to modify existing equipment.

                  (ix) BATTERY ROOM VENTILATION - Ordering Company shall provide the required ventilation for battery rooms or areas.

                  (xvii) HOUSE SERVICE PANEL - Ordering Company shall provide electric  power from the Ordering  Company's
Service panel to
                  BCS's power board and shall run all leads between said Service panel and power board.

                  (b) ITEMS TO BE FURNISHED BY BCS. The following items will be furnished by BCS (if required by the conditions of the particular
Service) and
the price thereof is included in BCS's price for Services:

                  (i)  PROTECTION  OF EQUIPMENT AND BUILDINGS -
BCS shall follow
                  its standard  practices in providing
protection  for Ordering
                  Company's equipment and buildings during the performance of the Services.

                  (ii)  WIRE  CONDUIT  -  BCS  shall  install
wire  conduit  as
                  specified in the Ordering Company's
specifications.

                  (iii) WIRE FRAMING - BCS shall install wire conduit, fixtures, and other necessary material for wire framing distribution as specified in Ordering Company's specification.

                  (iv)  TEMPORARY  DAILY  CLOSING AND
FIREPROOFING  - BCS shall
                  provide temporary daily closing for all occupied buildings, and fireproof all openings that BCS makes in any occupied
                  building in the course of providing the Services.

                  (v)  TOOLS  AND  EQUIPMENT  -  Unless
otherwise  specifically
                  provided in this Agreement, BCS shall provide all labor, tools and equipment (the "tools") for performance of this Agreement.
                  Should  BCS  actually  use  any  tools
provided  by  Ordering
                  Company, BCS acknowledges that BCS accepts the tools "as is, where is".  BCS  acknowledges  that  Ordering
Company  has no
                  responsibility for the condition or state of repair of the tools and BCS shall have risk of loss and damage to such
                  tools. BCS agrees not to remove the tools from the work site and to return the tools to Ordering Company upon completion of use, or at such earlier time as Ordering
Company may request,
                  in the same condition as when received by BCS, reasonable wear and tear excepted.

                  (vi) CLEAN UP - BCS at all times, and at its expense, shall keep the premise free from accumulation of waste materials or rubbish caused by BCS's operation. Upon completion of the
                  work, BCS shall, at its expense, as promptly as practical, remove from the premises all of BCS's
implements,  equipment,
                  tools, machines and surplus. In addition, BCS shall clean up its  waste  materials  and  debris  and
dispose  of  same  in
                  containers to be provided by Ordering Company.
If BCS fails to
                  clean up as provided herein, Ordering Company may do so and charge the cost thereof to BCS or deduct same from the
                  Ordering  Company's  payment to BCS, provided
Ordering Company
                  has given prior notice to BCS and BCS has not commenced to cure within twenty-four (24) hours.

                  (vii) HAZARDOUS MATERIALS CLEANUP - At the conclusion of the
                  Services, BCS shall be responsible for the cleanup, removal, and proper disposal of all

                  Hazardous Materials introduced by BCS or its sub-contractors to Ordering Company's premises.

                  (viii) Subject to an additional charge, the following items may be furnished by BCS if mutually agreed to:

                 (1) RERUNNING CROSS-CONNECTIONS - BCS may rerun permanent
                 cross-connections in accordance with revised cross-connection lists furnished by the
                    Ordering Company's cross-connection list.

                           (2)   HANDLING,    PACKING,
TRANSPORTATION,    AND
                           DISPOSITION OF REMOVED AND SURPLUS
ORDERING  COMPANY
                           EQUIPMENT - BCS may pack,  transport,
and dispose of
                           surplus and removed  Ordering  Company
equipment  as
                           agreed by the parties.

                           (3) PREMIUM TIME ALLOWANCES AND NIGHT
SHIFT BONUSES -
                           BCS may have its Services personnel
work premium time
                           and night shifts to the extent that BCS
may deem such
                           to be necessary  to effect the
required  coordination
                           of  installing   and  testing
operations  or  other
                           Services because of Ordering Company's
requirements.

                  16.21 TRAINING. If requested by Ordering Company, BCS will, at mutually agreed prices: (a) provide instructors and the necessary instructional material of BCS's standard format to train Ordering Company's personnel in the installation, planning and practices, operation, maintenance, and repair of material furnished under this Agreement with such classes to be conducted at intervals and locations agreed upon by BCS and Ordering Company; or, (b) if agreed to by BCS, license Ordering Company to reproduce BCS's copyrighted training modules or manuals, covering those areas of interest outlined above in this Section 16.21, sufficient in detail and format, to allow Ordering Company to develop and conduct its own training program.

                  16.22 INSTALLATION/CUTOVER ASSISTANCE. In the event BCS is not installing the material, and if requested by Ordering Company, BCS agrees to make available at the installation site, at a negotiated price plus travel and living expenses, a field engineer to render installation and cutover assistance as required by Ordering Company.

                                  ARTICLE XVII
                                    EXHIBITS

                  17.1 LIST OF EXHIBITS. The following exhibits are incorporated by reference and are part of this Part III of this Agreement:

Exhibit 13-1      -     Sample Project Milestones and
Responsibilities
Exhibit 13-2      -     Implementation Roles and Responsibilities
for an Order
Exhibit 16-1      -     Basic Service Description of Warranty Or
Post Warranty
                        Service Coverage Offerings and Support
Options For
                        Equipment And Licensed Material
Exhibit 16-2      -     Dedicated Technician Service

IN WITNESS WHEREOF, the parties have caused this General Purchase Agreement to be executed by their duly authorized representatives on the date(s) indicated.

AT&T CORP.                                        LUCENT
TECHNOLOGIES INC.

By /s/                                            By /s/
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ame                                              Name
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Title                                             Title
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Date                                              Date
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